EAGLE MUTUAL FUNDS

Annual Report
and Investment Performance Review
 for the fiscal year ended October 31, 2013

Eagle Capital Appreciation Fund
Eagle Growth & Income Fund
Eagle International Stock Fund
Eagle Investment Grade Bond Fund
Eagle Mid Cap Growth Fund
Eagle Mid Cap Stock Fund
Eagle Small Cap Growth Fund
Eagle Small Cap Stock Fund
Eagle Smaller Company Fund

Privacy Notice
Eagle Family of Funds

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Table of Contents

President’s Letter	1
Performance Summary and Commentary
Eagle Capital Appreciation Fund	3
Eagle Growth & Income Fund	5
Eagle International Stock Fund	7
Eagle Investment Grade Bond Fund	9
Eagle Mid Cap Growth Fund	11
Eagle Mid Cap Stock Fund	13
Eagle Small Cap Growth Fund	15
Eagle Small Cap Stock Fund	17
Eagle Smaller Company Fund	19

Description of Indices	21
Investment Portfolios
Eagle Capital Appreciation Fund	22
Eagle Growth & Income Fund	24
Eagle International Stock Fund	25
Eagle Investment Grade Bond Fund	28
Eagle Mid Cap Growth Fund	31
Eagle Mid Cap Stock Fund	33
Eagle Small Cap Growth Fund	35
Eagle Small Cap Stock Fund	38
Eagle Smaller Company Fund	40

Statements of Assets and Liabilities	44
Statements of Operations	46
Statements of Changes in Net Assets	48
Financial Highlights	51
Notes to Financial Statements	56
Report of Independent Registered Certified Public Accounting Firm	70
Understanding Your Ongoing Costs	72
Additional Information	74
Renewal of Investment Advisory and Subadvisory Agreements	75
Principal Risks	79
Federal Income Tax Notice	82
Trustees and Officers	83
Privacy Notice	PN

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President’s Letter

Dear Fellow Shareholders:
I am pleased to present the annual report and investment-performance review of the Eagle Family of Funds for the fiscal year that ended October 31, 2013 (the “reporting period”).
The equity market has mostly gone up—“climbing the wall of worry” is how many of the funds’ Portfolio Managers have described it—over the last year. And it did so in the face of New Year sequestration and tax-law changes, ongoing strife in the Middle East, continued economic malaise in the Eurozone, slowing growth in China and U.S. political theater (e.g., a partial government shutdown and debates over the nation’s debt ceiling). Perhaps the market knew what many of our portfolio managers identified: the U.S. economy is growing, albeit slowly, and the fundamentals of many companies are as strong as they’ve ever been.
On the fixed-income side, the U.S. Federal Reserve kept its overnight interest rate near 0% but not without some drama this summer when there were hints that the Fed was thinking about starting to taper its third round of quantitative easing (often called QE3). The specter of rising interest rates was enough to roil bond markets, which recovered somewhat after Reserve Chairman Ben Bernanke said the Fed was standing pat. The market also reacted favorably to the nomination of Janet Yellen to take the reins when Bernanke steps down early next year.
Our managers at Eagle are aware of headlines but one of the hallmarks of Eagle over its more than 35 years has been the research our managers do in constructing portfolios. They strive to avoid getting caught up in today’s headlines and instead focus on finding individual companies they believe will help their funds meet their investment objectives.
I hope you will read the commentaries that follow in which our Portfolio Managers discuss their specific funds.
Here are just a few highlights from this year:
•	The Eagle Growth & Income Fund finished the period with a five- and 10-year four-star rating[1,2] from Morningstar®.
•	A new Eagle-affiliated investment team assumed management of the Eagle Capital Appreciation Fund after the market closed on June 28. The new managers are David Pavan, CFA®; Frank Feng, Ph.D.; Ed Wagner, CFA®; and Stacey Nutt, Ph.D., of ClariVest Asset Management LLC.

•	Eagle opened two new funds, under the management of well-seasoned teams, this year:
[m]	The Eagle Small Cap Stock Fund is run by Co-Portfolio Managers Charles Schwartz, CFA®; Betsy Pecor, CFA®; and Matthew McGeary, CFA®, as well as Research Analyst Matthew Spitznagle, CFA®. They also manage the Eagle Mid Cap Stock Fund.
[m]	The Eagle International Stock Fund is run by a team of investment professionals at Eagle affiliate ClariVest Asset Management LLC. The team consists of David Vaughn, CFA®, Co-Portfolio Manager; Stacey Nutt, Ph.D., Co-Portfolio Manager; and Alex Turner, CFA®, Assistant Portfolio Manager.
•	High-profile media outlets continue to seek Eagle managers for input on current events and investing themes. James Camp, CFA®, who heads the Investment Grade Bond Fund, has been on CNBC many times. The Wall Street Journal and Barron’s have quoted Charles Schwartz, CFA®, and Matthew McGeary, CFA®, who are among the managers of the Eagle Mid Cap Stock Fund and the Eagle Small Cap Stock Fund.
I would like to remind you that investing in any mutual fund carries certain risks. The principal risk factors for each fund are described at the end of this report. Carefully consider the investment objectives, risks, charges and expenses of any fund before you invest. Contact us at 800.421.4184 or eagleasset.com or your financial advisor for a prospectus, which contains this and other important information about the Eagle Family of Funds. Read the prospectus carefully before you invest or send money.
We are grateful for your continued support of and confidence in the Eagle Family of Funds.
Sincerely,

Richard J. Rossi
President
December 19, 2013
1 For the period ended October 31, 2013, the Eagle Growth & Income Fund’s Class A shares are rated 4 stars for the 10-year period; 4 stars for the five-year period; 3 stars for the overall; and 2 stars for the three-year period among a total of 605, 922, 1,036 and 1,036 funds respectively, in the large-cap value category. Star ratings may be different for other share classes. Morningstar Rating® is based on risk-adjusted performance adjusted for fees and loads. Past performance is no guarantee of future results. Ratings are subject to change each month.

2 Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.
* The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Funds with at least three years of performance history are assigned ratings from the fund’s three-, five- and 10-year average annual returns (when available) and a risk factor that reflects fund performance relative to three-month Treasury bill monthly returns. Funds returns are adjusted for fees and sales loads. Ten percent of the funds in an investment category receive five stars, 22.5% receive four stars, 35% receive three stars, 22.5% receive two stars and the bottom 10% receive one star. Investment return and principal value will vary so that investors have a gain or loss when shares are sold. Funds are rated for up to three time periods (three-, five- and 10-years) and these ratings are combined to produce an overall rating. Ratings may vary among share classes and are based on past performance. Past performance does not guarantee future results.

Performance Summary and Commentary

Eagle Capital Appreciation Fund

Portfolio Managers  |  David J. Pavan, CFA®, C. Frank Feng, Ph.D., Ed Wagner, CFA®, and Stacey R. Nutt, Ph.D., of ClariVest Asset Management LLC (“ClariVest”), are Co-Portfolio Managers of the Eagle Capital Appreciation Fund (the “Fund”) and assumed responsibility for the day-to-day management of the Fund’s investment portfolio on June 28, 2013.
Performance discussion  |  The following commentary covers the fiscal year ended October 31, 2013. For the period November 1, 2012 through June 28, 2013, the Fund was subadvised by Goldman Sachs Asset Management, L.P. ClariVest assumed responsibility of the day-to-day management of the Fund’s investment portfolio as of the close of business on June 28, 2013, and subadvised the Fund through the fiscal year end. For the fiscal year ended October 31, 2013, the Fund’s Class A shares returned 28.41% (excluding front-end sales charges of 4.75%) outperforming its benchmark index, the Russell 1000® Growth Index, which returned 28.30%. The Fund posted positive absolute performance in all sectors for the period. Outperformance, relative to the benchmark, was led by the information technology, consumer discretionary, consumer staples, and energy sectors. In information technology, despite being hurt by an overweight position, strong security selection helped the Fund’s relative performance. In both the consumer sectors, outperformance was led by solid security selection. In energy, an overweight position coupled with solid security selection helped bolster returns. The Fund primarily lagged the benchmark in the health care, materials and industrials sectors. In health care, the Fund was hurt by an underweight positioning and weak stock selection. In materials, the Fund was negatively impacted by stock selection. An underweight position within industrials was a drag on performance, while solid security selection within the sector was positive, helping temper relative returns. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.
Growth of a $10,000 investment from 10/31/03 to 10/31/13 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.
Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.
Top performers  |  Google, Inc. (Class A) focuses on improving the ways people connect with information by providing a variety of services and tools for advertisers of all sizes, from simple text ads to display and mobile advertising and to publishers. Overall ad impression and click volume continued to increase during the period driving the stock higher. NIKE, Inc. (Class B) designs, develops, markets and sells high quality footwear, apparel, and equipment, accessories and services. The company had better-than-expected gross margins through the year which drove the stock’s earnings higher. Order demand has been strong as the company executes on the global consumer’s growing demand for innovation and performance in athletic footwear and apparel. One strong area of growth was emerging markets where Nike saw a 16% revenue increase in fiscal 2013. Schlumberger Ltd. operates as an oilfield services company, which supplies technology, project management and information solutions for the oil and gas industry. Shares have rallied on strong North American deep-water oil services demand and a renewed share buyback. Chipotle Mexican Grill, Inc. operates fast-casual Mexican-food restaurants across the United States. Same store sales grew 5.8% in the third quarter of 2013, faster than the 4.6% consensus. Long-term opportunities appear strong as the company is looking to expand into the breakfast area. American Express Co. is a global payments and travel company. The company was a positive contributor in the Fund as the company appears to have benefited from strong tailwinds towards plastic money instead of cash and the explosion in online shopping. Card member spending remained strong in the United States despite events in Washington that could have led to fiscal drag. Credit quality has been high with the company reporting historically low net write-offs worldwide. The Fund continues to hold each of the securities noted above as “top performers.”
Underperformers  |  St. Jude Medical, Inc., a developer of medical technology and services, was a negative contributor to the Fund as the stock was volatile given uncertainty around the U.S. Food and Drug Administration’s approval for the company’s next generation implantable cardioverter-defibrillators. The Fund no longer holds this security. Teva Pharmaceutical Industries Ltd, Sponsored ADR develops, manufactures, markets and distributes pharmaceutical products worldwide. The company reported disappointing earnings and cash flows, and has been hampered due to a $1.6 billion settlement with Pfizer Inc. related to patent-infringement damages. The Fund no longer holds the security. Devon Energy Corp. is an independent energy company engaged primarily in exploration, development and production of oil and natural gas. The company’s stock price fluctuated with volatile energy prices, and both the company and the industry proved to be difficult to time correctly during the period. The Fund no longer holds this security. Rackspace Hosting, Inc., a leading provider of managed hosting and cloud computing services, detracted from performance during the period. The slowdown in sales growth highlights the challenges the company has been experiencing gaining traction with its new cloud offering and, more specifically, transitioning large enterprise customers to the new offering. The company also indicated that it would have to spend more to acquire new customers. The Fund no longer holds the security. Apple, Inc. designs, manufactures and markets mobile communication and media devices, personal computing products, and portable digital music players. Shares of the stock were hurt during the early part of 2013 as earnings estimates came down from the $60 range to the $40s due to a maturing smartphone market. In the third quarter, shares rose sharply due in part to strong iPhone sales and news of investor Carl Icahn taking a stake in the company’s shares. The Fund continues to hold this security.

Eagle Growth & Income Fund

Portfolio Managers  |  Edmund Cowart, CFA®, David Blount, CFA®, CPA, John Pandtle, CFA®, and Jeff Vancavage, CFA®, are Co-Portfolio Managers of the Eagle Growth & Income Fund (the “Fund”). Messrs. Cowart, Blount, and Pandtle have been responsible for the day-to-day management of the Fund’s investment portfolio since June 2011 and Mr. Vancavage since July 2013.
Performance discussion  |  For the fiscal year ended October 31, 2013, the Fund’s Class A shares returned 25.14% (excluding front-end sales charges of 4.75%) underperforming its benchmark index, the S&P 500® Index, which returned 27.18%. Though the Portfolio Management team (“PM team”) was not satisfied with trailing the benchmark, the PM team was pleased with absolute performance during the period, as well as the Fund’s ability to mostly keep pace with the benchmark despite heavy yield-based headwinds. Stocks with no dividends appreciated nearly twice as much as stocks with dividend yields higher than the weighted average yield of the benchmark at the start of the period. Relative to the benchmark, performance was particularly strong within the technology, industrials and materials sectors. Stock selection was strong in all three sectors; however, the Fund also benefited from a relative underweight position within the technology sector, as well as an overweight within industrials. The Fund’s weakest performing sectors on a relative basis were financials and consumer discretionary. The Fund’s allocation within these two sectors was not a significant factor; however, the stock selection within these sectors detracted from relative performance. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.
Growth of a $10,000 investment from 10/31/03 to 10/31/13 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.
Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Underperformers  |  American Campus Communities, Inc., is a real estate investment trust (“REIT”) which manages on-campus and off-campus housing facilities for students at various universities in the United States. With interest rates expected to rise, REITs in general have been punished by the market. The company took on an acquisition whose integration proved to be more complicated than anticipated. As a result, the company was unable to execute efficiently during an important leasing window, necessitating increased marketing expenditures which caused the company to miss earnings. The Fund continues to own the stock as the PM team sees tremendous cash flow potential and believes the marketing expenses were temporary in nature. Digital Realty Trust, Inc., also a REIT that has felt the impact of expected interest rate increases, is a company that operates data centers in the United States. The Fund sold the stock in an effort to reduce its exposure to the industry, but also because the PM team believed pricing was soft and the uneven economic recovery has led to companies deferring leasing decisions. CenturyLink, Inc., an integrated telecommunications company, surprised investors with the announcement of a major shift in the company’s capital allocation plan, which included a dividend cut. The Fund continues to hold the stock; however, the PM team is actively monitoring the situation. Abbott Laboratories, a global leading health care company, split into two companies, a medical device company and a pharmaceuticals company. The Fund sold the stock during the period as the PM team believed the medical device company was too richly valued and the pharmaceuticals company to be too risky. International oil and gas company, Exxon Mobil Corp, was sold during the period, as the company’s management had positioned it for a scenario which did not come to pass: low oil prices, a natural gas shortage and petrochemicals produced in Asia. The PM team saw better investment opportunities available in the space.
Top performers  |   Applied Materials, Inc. is a dominant player in its core business providing semiconductor fabrication tools to chipmakers. The company competes in nearly every segment of the market whereas peers mostly specialize in one segment or another. The stock had already been rewarded strongly for its strong fundamentals, when it announced a merger with Tokyo Electron. The merger is expected to widen the company’s base of expertise, while carrying the potential for cost synergies as well as a lower tax rate as the company incorporates in the Netherlands. Medical device company, St. Jude Medical, Inc., has enjoyed solid execution with earnings above expectations due to margin expansion and strong revenue streams from its product lines. The industrials sector also performed strongly throughout the year. In this regard, 3M Company, a diversified technology company serving customers and communities with innovative products and services, outperformed its peers due to solid execution despite some foreign exchange and demand-based headwinds. In addition, revenues were on target in a recent earnings release despite the market expecting a miss. JPMorgan Chase & Co., a financial holding company that provides financial and investment banking services, is diverse and well-managed with a superior capital position, excess reserves and strong earnings momentum. It has been gaining market share across retail, commercial, investment banking, and capital markets businesses and it remains one of the least expensive large capitalization United States banks on a price to earnings basis. Regal Entertainment Group, the largest and most geographically diverse theatre circuit in the United States with 6,854 screens in 537 theatres in 37 states, appears to have benefited from digital technology allowing for 3-D and alternative content to incrementally increase revenues. The Fund continues to hold each of the securities noted above as “top performers.”

Eagle International Stock Fund

Portfolio Managers  |  David V. Vaughn, CFA®, and Stacey R. Nutt, Ph.D., are Co-Portfolio Managers of the Eagle International Stock Fund (the “Fund”). Mr. Vaughn has been responsible for the day-to-day management of the Fund’s investment portfolio since its inception and Dr. Nutt since June 2013. Alex Turner, CFA®, has served as Assistant Portfolio Manager of the Fund since its inception.
Performance discussion  |  From its inception on February 28, 2013 through October 31, 2013, the fiscal year end, the Fund’s Class A shares had a cumulative return of 15.33% (excluding front-end sales charges of 4.75%) outperforming its benchmark index, the MSCI EAFE® Index, which returned 15.13% for the same time period. Sector selection was positive, where an overweight to telecommunication services and an underweight in materials helped performance. Conversely, an overweight in industrials and an underweight in utilities detracted from performance. Country selection was flat, where an underweight to Spain hurt performance and an underweight to Australia helped performance. Value measures were strong across the globe, while momentum struggled in Asia. Growth worked modestly well. Overall factor performance was positive during the period. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.
Growth of a $10,000 investment from 2/28/13 to 10/31/13 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses. (b) Not annualized because the Fund has been operational for less than one year.
Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Top performers  |  Japanese company Fuji Heavy Industries Ltd. is the owner of Subaru automobile manufacturing as well as aerospace, industrial products and eco-technology, trains, and housing. The majority of the company’s sales are generated overseas, but most of its production is in Japan. The company has been improving in car manufacturing surveys and has been gaining market share in the United States. At the same time, there initially was skepticism around the company as it is one of the smallest Japanese car manufacturers. Additionally, the company appears to have benefitted from the weak yen and analysts have repeatedly raised numbers to keep up with fundamentals. British company Vodafone Group PLC, a worldwide provider of mobile telecommunications, helped performance as the company sold off its stake in Verizon Wireless and pledged to return 65% of the proceeds to its shareholders. KDDI Corporation, a Japanese mobile communication company and the second-largest wireless carrier in Japan, boosted performance as the company delivered strong earnings and outlook during the period. Sumitomo Corporation, a leading integrated Japanese trading company engaged in diverse businesses based on its global network, appears to have benefited from a weaker yen and increased global demand for metals and commodities. German company, Allianz SE, an international financial services provider, was able to increase profits in part due to focusing on higher margin asset management products and its non-life insurance division benefited from pricing improvements in Germany. The Fund continues to hold each of the securities noted above as “top performers.”

Underperformers  |  Kanematsu Corp., a Japan-based trading company that provides electronic components and materials, semiconductors, liquid crystal and solar cell manufacturing equipment, and communication technology systems, was a drag on performance. Specifically, a lack of transparency into Kanematsu’s earnings was worrisome and, in general, the distribution/wholesale industry experienced downward revisions. Shares of Austrian semiconductor manufacturer ams AG fell after the company announced that operating profits would fall as clients delayed orders. Costs were also higher than expected as the company transitioned to a new CEO and experienced write-downs on equity investments. Two Australian companies with significant exposure to commodities hurt performance during the period. The first, Silver Lake Resources Ltd., a large gold producing and exploration company with multiple mines and multiple mills operating in the Eastern Goldfields and Murchison districts of Western Australia, hurt performance as gold prices fell sharply during the second quarter. The second, Downer EDI Ltd., an engineering and infrastructure management service firm, also fell as many of its materials sector clients cut back spending due to falling commodity prices. Similarly, another Australian-based firm, Skilled Group Ltd., the largest provider of workforce solutions, detracted from performance as shares fell during the second quarter due in part to its exposure to the mining sector, which experienced reduced working hours. The Fund no longer holds any of the securities noted above as “underperformers.”

Eagle Investment Grade Bond Fund

Portfolio Managers  |  James C. Camp, CFA®, and Joseph Jackson, CFA®, are Co-Portfolio Managers of the Eagle Investment Grade Bond Fund (the “Fund”) and have been responsible for the day-to-day management of the Fund’s investment portfolio since its inception.
Performance discussion  |  For the fiscal year ended October 31, 2013, the Fund’s Class A shares returned (1.00)% (excluding front-end sales charges of 3.75%) underperforming its benchmark index, the Barclays U.S. Intermediate Government/Credit Bond Index, which returned (0.03)%. The rumored ‘tapering’ of Fed bond purchases was by far the largest determinant of market returns in fixed income during the period. The notion of tapering purchases drove a significant steepening of the yield curve causing underperformance in ten-year bonds and low-coupon mortgage backed securities (“MBS”). The main factor in relative performance for the Fund during the period was the underperformance of the MBS holdings. The Fund’s positions in low-coupon collateralized mortgage obligations (“CMOs”) as interest rates spiked during May and June drove underperformance. The Fund earned positive relative returns in the Treasury, government-related and corporate sectors due largely to its underweight in the seven- and ten- year duration buckets within these sectors. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.
Growth of a $10,000 investment from 3/1/10 to 10/31/13 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 3.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.
Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.
Underperformers  |  Federal agency MBS, including Freddie Mac, REMICs, Series 4105, Class KB, 2.25%, 08/15/41, and Fannie Mae, REMICs, Series 2012-96, Class PD, 2.00%, 07/25/41, were low-coupon CMOs which underperformed as interest rates moved above their coupon rates. Compounding the problem, the negative convexity inherent with these types of securities caused the duration of the bonds to extend as rates increased. Corporate bond, Newmont Mining Corp., 5.13%, 10/01/19, one of the world’s largest gold producers with significant assets or operations on five continents, generated negative absolute returns and underperformance relative to the industrial sector as the price of gold fell in May and June of this year. U.S. Treasury Note, 1.13%, 04/30/20, along with other seven- and ten-year U.S. Treasuries, fell as rumors that the Federal Reserve may taper, or reduce, the size of the bond-buying program surfaced in May. The Fund’s holding of corporate bond, U.S. Bancorp, 2.95%, 07/15/22, a regional financial services holding company operating in the Midwest and Western U.S. underperformed largely due to its curve positioning. The Portfolio Management team does not believe the security’s underperformance was related to a fundamental credit issue; it was simply that the bond was longer in duration compared to the average bond in the benchmark. The Fund no longer holds any of the securities noted above as “underperformers.”

Top performers  |  Baidu Inc., 3.25% 08/06/18, an Internet search engine operator serving the Chinese market, was a leading performer during the period thanks to attractive pricing in the primary market. The Fund continues to own this security. Corporate bond Broadridge Financial Solutions Inc., 3.95%, 09/01/20 is a leading global provider of investor communications and technology-driven solutions to banks, broker-dealers, mutual funds and corporate issuers. The security generated high returns, which the Portfolio Managers believe was due to curve positioning. The Fund purchased Broadridge as the long end began to recover from the early-summer selloff. The Fund continues to own this security. Asset-backed security, Ford Credit Auto Owner Trust, Series 2012-C, Class D, 2.43% 01/15/19, the financial services arm of the Ford Motor Company, performed in-line with similar maturity asset-backed securities, earning positive absolute returns when compared to the benchmark and other structured product sectors. The Fund continues to own this security. The Goldman Sachs Group, Inc., 6.25%, 09/01/17, a leading global investment banking, securities and investment management firm, was a top performer in a period when the financials sector outperformed the industrials and utilities sectors within the benchmark. The Fund’s specific holding, a four-year issue, also generated positive relative returns while the long-end of the curve sold off. The Fund no longer holds this security. Although for Treasury holding, U.S. Treasury Note, 2.50%, 08/15/23, the long end underperformed the short end for the entire duration of the period, the timing of the purchase of this security in the Fund (near the highs in ten year interest rates) generated high relative returns. The Fund continues to own this security.

Eagle Mid Cap Growth Fund

Portfolio Managers  |  Bert L. Boksen, CFA®, and Eric Mintz, CFA®, are Co-Portfolio Managers of the Eagle Mid Cap Growth Fund (the “Fund”). Mr. Boksen has been responsible for the day-to-day management of the Fund’s investment portfolio since its inception. Mr. Mintz has been co-managing the portfolio since 2011, and previously had served as Assistant Portfolio Manager beginning in 2008. Christopher Sassouni, D.M.D., has served as Assistant Portfolio Manager of the Fund since 2006.
Performance discussion  |  For the fiscal year ended October 31, 2013, the Fund’s Class A shares returned 34.81% (excluding front-end sales charges of 4.75%) outperforming its benchmark index, the Russell MidCap® Growth Index, which returned 33.93%. The Fund generated positive returns in all sectors, especially benefitting from strong absolute and relative performance within the industrials and financials sectors, while being slightly overweight. In contrast, underperformance within the consumer staples and energy sectors somewhat tempered the Fund’s performance as both sectors failed to keep up with the benchmark. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.
Growth of a $10,000 investment from 10/31/03 to 10/31/13 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.
Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.
Top performers  |  Ameriprise Financial Inc. offers asset-management and insurance products through a substantial financial-advisor network. In addition to being aided by general strength in equity markets, the company continued to reallocate a portion of its revenue stream away from the capital-intensive annuity business toward asset-management offerings, reflecting what the Portfolio Management team (“PM team”) believed to be a more balanced and attractive return profile as a result. Harman International Industries, Inc., a leader in the car-audio and infotainment-systems industry, continued its strong run as the firm announced record backlogs and raised earnings guidance projections for its approaching budget year. The PM team believes that TD Ameritrade Holding Corp, a banking and securities-brokerage firm, benefited from continued strength in the equity markets which has encouraged an increased amount of trading activity in recent periods, as investors look to put previously sidelined cash to work. Chicago Bridge & Iron Company N.V. develops and fabricates a comprehensive range of structures and components used primarily by the energy and petrochemical industries. The petrochemical industry is experiencing a dramatic shift in the global competitive landscape as low-cost feedstock-advantaged plants based in North America are experiencing record margins and driving a significant wave of new investment. The Portfolio Managers believe that the company is well-aligned with this development and has substantially benefitted as a result. Delta Air Lines, Inc., a domestic and international passenger and cargo air transportation company, was up sharply during the period as the firm benefitted from strong leisure and business travel demand as well as better-than-expected execution on strategic cost-cutting initiatives. The Fund continues to hold each of the securities noted above as “top performers.”

Underperformers  |  Fusion-io, Inc., a producer of commercial data storage using “flash” memory, continued to have customer-concentration issues, which plagued the firm in recent periods, exacerbated by multiple management departures earlier in the year. Despite a solid product offering, Fusion-io appears to have lost its strategic footing for the time being and the stock has suffered as a result. Shares of Edwards Lifesciences Corp., a company which develops and manufactures medical devices used in the treatment of structural heart disease, were down as the firm missed estimates and reduced guidance earlier in the period. The PM team believes that this reduction was primarily a result of lighter-than-expected transcatheter aortic valve replacement revenues despite strong year-over-year as well as sequential growth. ARIAD Pharmaceuticals, Inc. is a company that focuses on therapies used to treat drug-resistant, difficult-to-treat cancers. The PM team believes that investors were caught off-guard by an unexpected Food & Drug Administration (“FDA”) halt placed on ARIAD’s late-stage clinical trial, which was analyzing the firm’s leukemia drug candidate Iclusig. Axiall Corp., a manufacturer of a variety of specialty chemicals and building products, had substantial capacity expansion in recent periods which, the PM team believes, has inadvertently resulted in an oversupply of a key chemical used in the production of plastics, adhesives and coatings used by the construction industry. The company’s margins failed to meet expectations as a result of the supply glut and have clouded the firm’s near-term growth trajectory. Cobalt International Energy, Inc. is a global oil & gas exploration and production company primarily active in deep water Gulf of Mexico and offshore Angola and Gabon in West Africa. Despite optimistic expectations, the company encountered disappointing well results at two of its drill sites, which, the PM team believes, materially weighed on investor sentiment and, subsequently, the stock price during the period. The Fund no longer holds any of the securities noted above as “underperformers.”

Eagle Mid Cap Stock Fund

Portfolio Managers  |   Charles Schwartz, CFA®, Betsy Pecor, CFA®, and Matthew McGeary, CFA®, are Co-Portfolio Managers of the Eagle Mid Cap Stock Fund (the “Fund”) and have been responsible for the day-to-day management of the Fund’s investment portfolio since October 2012.
Performance discussion  |  For the fiscal year ended October 31, 2013, the Fund’s Class A shares returned 30.90% (excluding front-end sales charges of 4.75%), underperforming both benchmark indices, the S&P MidCap 400® Index and, secondarily, the Russell Midcap® Index, which returned 33.48% and 33.79%, respectively. The Fund benefitted from positive absolute performance in all sectors, and most returns were greater than 20%, with the consumer staples sector delivering returns of over 50%. The Fund’s performance, relative to the benchmark, benefitted from solid performance in the consumer discretionary and staples, energy, financials, materials and utilities sectors. Telecommunications services returned in-line relative results for the period. Health care, industrials, and information technology put up positive returns but lagged the benchmark for the period. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.
Growth of a $10,000 investment from 10/31/03 to 10/31/13 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.
Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.
Underperformers  |  Energy XXI Bermuda Ltd., an exploration and production company, stumbled early in the year when oil production suffered due to infrastructure issues with a few of its assets. The Fund continues to hold the stock as the Portfolio Management team (“PM team”) believes that the company is well positioned heading into 2014. Riverbed Technology, Inc. is a company offering solutions for enhancing network performance. While the company continues to show good top line growth, its income guidance has fallen short of expectations. The PM team believes the company’s products still have growth potential and investor concerns are reflected in the current share price; as such, the Fund continues to hold the stock. Ascena Retail Group, Inc. is a leading specialty retailer offering clothing, shoes, and accessories for women and tweens under multiple brand names. The PM team believes that the company underperformed given the challenging retail environment. The Fund no longer holds this stock. SolarWinds, Inc. is a leading provider of powerful and affordable IT management software. While the company continues to grow, the PM team believes that some investors have been disappointed with the moderation in the growth rate, as well as dilution effects from the recent N-able acquisition. The PM team believes there is still good growth potential for the company and that its management may be able to reverse the recent sales force execution issues and get the company’s license sales back on track. The Fund continues to hold this stock. Nuance Communications Inc. is a leading provider of voice recognition and other language solutions for both the consumer and corporate marketplaces. The company’s results and outlook have been challenged and are primarily below expectations this year. The PM team feels the long term outlook for the company is solid. The Fund continues to hold this stock.

Top performers  |  Flower Foods, Inc., the second largest producer and marketer of fresh packaged bakery foods in the United States, performed well driven by the liquidation of Hostess Brands, which the PM team believes allowed the company’s snack brands to enjoy nice market share gains and profits in the absence of Hostess products on store shelves. The company also acquired 20 of Hostess’ 38 bread facilities giving it plenty of opportunity to grow both its own bread business as well as that of Hostess’ flagship Wonder bread line in the long term. Hanesbrands Inc., a consumer goods company, performed well this year driven by lower cotton costs, increased product innovation, and by leveraging its new global supply chain to lower costs. The company recently acquired Maidenform Brands, Inc. and the PM team believes that its strong free cash flow generation may result in dividends, share buybacks and future acquisitions. IDEX Corporation, a diversified, engineered products company serving high-growth niche markets, has been a consistent performer over time with industry leading margins, returns and cash flow dynamics. The PM team believes the company is very well positioned to take advantage of slowly improving industrial fundamentals globally. B/E Aerospace, Inc. is a leading aerospace equipment provider with a focus on various cabin interior systems and parts for the commercial aerospace and business jet markets. Given the company’s content on current new build aircraft and solutions for retrofits, the PM team believes the company remains very well positioned for continued profitable growth. Jarden Corporation, a company that engages in the manufacturing, sourcing, marketing, and distribution of consumer products used in and around the home, performed well driven by accelerating organic sales growth, aggressive share buybacks and the announcement of a strategic deal. The PM team believes that the company’s rising free cash flow position may result in future mergers and acquisitions and share buybacks. The Fund continues to hold each of the securities noted above as “top performers.”

Eagle Small Cap Growth Fund

Portfolio Managers  |  Bert L. Boksen, CFA®, and Eric Mintz, CFA®, are Co-Portfolio Managers of the Eagle Small Cap Growth Fund (the “Fund”). Mr. Boksen has been responsible for the day-to-day management of the Fund’s investment portfolio since 1995 and Mr. Mintz since March 2011.
Performance discussion  |  For the fiscal year ended October 31, 2013, the Fund’s Class A shares returned 32.09% (excluding front-end sales charges of 4.75%), underperforming its benchmark index, the Russell 2000® Growth Index, which returned 39.84%. The Fund underperformed most in the information technology, industrials, and consumer staples sectors. Within these sectors, the Fund was hurt by weak stock selection, while being slightly underweight. In contrast, the energy and health care sectors were bright spots for the Fund to an extent, with very strong absolute and relative performance generated in both sectors, while being slightly overweight. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.
Growth of a $10,000 investment from 10/31/03 to 10/31/13 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.
Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.
Underperformers  |  ARIAD Pharmaceuticals, Inc. is a company that focuses on therapies used to treat drug-resistant, difficult-to-treat cancers. The Portfolio Managers believe that investors were caught off-guard by an unexpected Food and Drug Administration (“FDA”) halt placed on ARIAD’s late-stage clinical trial which was analyzing the firm’s leukemia drug candidate Iclusig. The Fund’s position was sold. Fusion-io, Inc., a producer of commercial data storage using “flash” memory, continued to have customer-concentration issues which plagued the firm in recent periods, exacerbated by multiple management departures earlier in the year. Despite a solid product offering, Fusion-io appears to have lost its strategic footing for the time being and the stock has suffered. As a result, the Fund’s position was sold. Vitamin Shoppe, Inc. is a specialty retailer of vitamins, sports nutrition, and health and beauty aids products. The stock had been a strong long term performer for the Fund, but it suffered a sharp sell-off early in the year as the firm back-end-loaded guidance for 2013. The company has continued to gain market share and maintain solid earnings growth. The Fund continues to hold this position. Monster Worldwide, Inc. provides online employment solutions through offerings such as searchable job postings for prospective employees and resume database access for recruiters. The firm has proceeded with some selective restructuring as part of a cost-savings initiative while continuing to entertain and evaluate strategic alternatives through a possible sale of the company. Shares of the stock have waned as the anticipated sale of the company has taken longer than expected. The Fund sold its position in the stock. Walter Energy, Inc., a producer of metallurgical coal used by the steel industry, softened manufacturing expectations, hampered by weakness in China’s economic outlook. This resulted in elevated metallurgical-coal supply levels that weighed heavily on the pricing environment for the company as well as others in the industry. The Fund’s position in the stock was sold.

Top performers  |  Medidata Solutions, Inc. provides technology used to enhance its customers’ efficiency in clinical development and research processes. The firm continues to experience solid demand for its clinical trial software and is taking market share from competitors at a substantial rate as it leverages its differentiated product offerings. The Fund continues to hold the stock. United Therapeutics Corp. is a biotechnology company focused on the development and commercialization of unique products to address the medical needs of patients with chronic and life threatening conditions such as pulmonary arterial hypertension. The Portfolio Managers believe that the company has benefitted from better-than-expected growth of its core marketed product portfolio as its diverse revenue base provides solid visibility from one period to the next. The Fund continues to hold the stock. Lufkin Industries, Inc., is a manufacturer of pump jacks used in the enhanced oil-recovery process. Its stock advanced when General Electric Co. announced its intention to purchase the stock at a substantial premium. The stock was sold prior to the acquisition. Gulfport Energy Corp., an independent oil and natural-gas exploration and production company, continues to see positive well results within its Utica acreage in Ohio. The Portfolio Management team expects the company to benefit from production increases on several of those wells as they begin to ramp. The Fund continues to hold this position. Colfax Corp., a manufacturer of fluid and gas handling and fabrication technology, has benefitted from close alignment with the secular growth tailwinds of low-cost natural gas in North America, which has fostered substantial capital investments as firms pour resources into building out. The Fund continues to hold this position.

Eagle Small Cap Stock Fund

Portfolio Managers  |   Charles Schwartz, CFA®, Betsy Pecor, CFA®, and Matthew McGeary, CFA®, are Co-Portfolio Managers of the Eagle Small Cap Stock Fund (the “Fund”) and have been responsible for the day-to-day management of the Fund’s investment portfolio since its inception.
Performance discussion  |  From its inception on December 31, 2012 through October 31, 2013, the fiscal year end, the Fund’s Class A shares had a cumulative return of 29.46% (excluding front-end sales charges of 4.75%) underperforming its benchmark index, the Russell 2000® Index, which returned 30.90% for the same time period. The Fund benefitted from positive absolute and relative performance in most sectors, including good performance in the consumer staples, energy, financials, materials and utilities sectors relative to the Fund’s benchmark. Consumer discretionary, information technology, and telecommunications services returned in-line relative results for the period. The health care and industrials sectors put up nicely positive returns, but lagged the benchmark. The Fund underperformed most in the health care and industrials sectors. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.
Growth of a $10,000 investment from 12/31/12 to 10/31/13 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses. (b) Not annualized because the Fund has been operational for less than one year.
Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.
Underperformers  |  Mistras Group, Inc. provides highly technical products and services that test the structural integrity and reliability of infrastructure in the energy, industrial and public marketplaces. The company’s business was negatively impacted by the slow economy in the United States and very low activity levels in the oil refining industry throughout the year. The Fund continues to hold the security due to the company’s niche focus and growth potential. The Portfolio Management team (“PM team”) believes that ValueClick, Inc., a digital marketing services provider, has experienced a tough combination of an increasingly competitive landscape and some self-inflicted sales execution issues. Additionally, there was a less-than-anticipated windfall to the company from Google Inc. in connection with the company’s exit from the affiliate marketing business. Vitamin Shoppe, Inc., a specialty retailer of vitamins, sports nutrition, and health and beauty aids products, underperformed due to a deceleration in sales, declining new store productivity, margin-dilutive investments and increased promotional activity; all of these factors led to back-end-loaded guidance for 2013. The PM team continues to like the company’s positioning in the vitamin, minerals and supplements market, its specialized niche as the industry leader based on its broad assortment and well-trained sales associates plus its square footage growth potential. Volcano Corporation, a developer of devices designed to assist with percutaneous coronary intervention, has had inconsistent performance this year. The PM team believes that much of the blame is on general industry malaise, and that there has been a significant decrease in volumes, which appears to have been reported by other larger companies that focus in the space. The company also has a large exposure to Japan, and has been hurt on foreign currency exchange rates. Vocera Communications, Inc. is a leader in hands-free, instant communication solutions with a focus on the healthcare industry. The company believes this is a $6 billion global market opportunity, where they are less than 2% penetrated. It has over 750 customers and a 95% retention rate. Unfortunately, being a young company, it is still learning the ways of its customers and, as such, reported first quarter financial results and guidance that did not meet investor expectations. The PM team believes that the company had a nice second quarter, and remains conservative on forward guidance. The Fund continues to hold each of the securities noted above as “underperformers.”
Top performers  |   Evercore Partners Inc., an independent investment banking firm, performed well, driven by strong revenue production, a growing advisory backlog, and opportunistic hiring of advisory senior managing directors. The Middleby Corporation provides a diversified suite of cooking equipment to the commercial food service and food processing industries. The company posted better-than-expected results all year driven by solid growth in its core businesses and through its purchase of Viking Range Corp., which is the company’s first foray into the high-end residential market. Carrizo Oil & Gas, Inc., a domestic oil and gas exploration and production company, posted strong results this year. The company spent the year divesting non-core assets and focusing its attention on its core growth assets in the Eagle Ford, Utica and Niobrara basins. The PM team believes that production growth has been very strong and the company’s balance sheet has improved. Buffalo Wild Wings, Inc. is the largest sports bar restaurant chain in the domestic casual dining industry, with nearly 1,000 units. The stock has performed well recently due to better-than-expected margins as a result of moderating traditional wing prices, as well as the firm’s July rollout of ordering wings by the portion, which has benefited margins with no significant customer pushback. Additionally, the stock has outperformed as same-store-sales trends have been better than expected. J2 Global, Inc., a company offering internet business solutions primarily to the small business market, performed well as a result of improved financial metrics in its core cloud-based business solutions as well as having better-than-expected results from its digital media segment. The Fund continues to hold each of the securities noted above as “top performers.”

Eagle Smaller Company Fund

Portfolio Managers  |  David M. Adams, CFA®, and John “Jack” McPherson, CFA®, are Co-Portfolio Managers of the Eagle Smaller Company Fund (the “Fund”) and have been responsible for the day-to-day management of the Fund’s investment portfolio since its inception.
Performance discussion  |  For the fiscal year ended October 31, 2013, the Fund’s Class A shares returned 33.60% (excluding front-end sales charges of 4.75%) underperforming both benchmark indices, the Russell 2000® Index and, secondarily, the Russell 2500TM Index, which returned 36.28% and 35.41%, respectively. The Fund benefitted from positive performance in eight of ten sectors, including strong performance in the industrials, financials, consumer staples and utilities sectors relative to the Fund’s benchmark. The Fund’s holdings in materials, health care, energy, consumer discretionary, information technology and telecommunication services lagged their index peers. In materials, the Fund was hurt by weak stock selection, while being neutrally weighted. In health care, the Fund’s stock selections underperformed, while being underweight. In energy, the Fund underperformed due to weak stock selection, while being modestly overweight. Please keep in mind that an index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.
Growth of a $10,000 investment from 11/03/08 to 10/31/13 (a)

(a) The Fund’s values and returns reflect the maximum front-end sales charge of 4.75%, fund expenses and the reinvestment of dividends; however, they do not reflect the deduction of taxes that you would pay on fund distributions or redemption of fund shares. The value of an investment in other share classes will differ due to each class’s respective sales charges and expenses.
Performance data represented is historical and does not guarantee future results. The investment return and principal value of an investment will fluctuate, and you may have a gain or loss when you sell shares. Current performance may be higher or lower than the performance data quoted. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.
Underperformers  |  IAMGOLD Corporation, a leading gold mining company, declined 66% due to falling gold prices that the Portfolio Management (“PM team”) believes drove investors away from gold mining companies and company-specific project cost over-runs. As the PM team investment thesis was never predicated on a gold “bet”, we continue to believe the cost over-run issues are transitory and believe the company can extract value from its asset base over time. Therefore the Fund continues to hold this security. Net1 UEPS Technologies, Inc., an electronic transactions provider in under-banked developing nations, fell 54% after the company announced it was being investigated by the Department of Justice, FBI and SEC for violations of the Foreign Corrupt Practices Act. The Fund no longer holds this security. Tower Group International, LTD., a property/casualty insurance company, fell 76% due to the fallout after the company announced it would be increasing prior period loss reserves for its legacy insured portfolio. As of the period end, the PM team is evaluating their options and the Fund continues to hold this security. AuRico Gold Inc., a gold and silver mining company, declined 50% as falling gold prices drove investors away from gold mining companies, and there was a disappointing earnings outlook as the company absorbed production cost increases. The PM team continues to believe the company can extract value from its asset base, and therefore, the Fund continues to hold the security. Coal producer, Arch Coal, Inc., fell 46% as the company lowered its earnings outlook due to weak demand in the United States, as well as lower-than-expected profitability in some of its operations. The Fund continues to hold the position as the PM team believes that demand destruction has reached its trough and the company continues to enjoy solid growth in overseas demand.

Top performers  |  Dycom Industries, Inc., a provider of engineering and construction services for telecommunications companies, rose 108% as the company is enjoying a multi-year tailwind of an improved outlook for capital spending by its largest customers. In addition, the company’s recent sizeable acquisition of the telecommunications infrastructure services subsidiaries of Quanta Services, Inc. should provide it greater scale when bidding on new contracts. Euronet Worldwide, Inc., an electronic transaction processing company, rose 114% after posting several strong earnings reports. The PM team believes that the company is benefitting from strong secular demand trends in most of its businesses as well as from its own fundamental execution efforts. On Assignment, Inc., a leading specialty staffing company that places professionals in the technology, life sciences, and health care sectors, appreciated 77% as the company is executing well and posting strong results. The PM team believes that the company continues to benefit from skill-set imbalances and high demand for temporary workers in each of its markets. The PM team believes the company is poised to benefit from strong synergies and a higher growth profile of its recent transformational acquisition, a continuation of strong demand trends in its end markets, and the expansion of its workforce. Nu Skin Enterprises, Inc., a multi-level marketer of primarily personal care products, rose 152% after several impressive earnings reports. The PM team believes that the company should continue to benefit from recent new product introductions, a robust new product pipeline, promising sales force growth and diverse end-market demand both domestically and in emerging markets such as China. Oceaneering International, Inc., a provider of oilfield services and equipment, appreciated 66% as a result of strong underlying fundamentals and a favorable long-term outlook for the company’s various businesses. The Fund continues to hold each of the securities noted above as “top performers.”

Description of Indices

The Barclays U.S. Intermediate Government/Credit Bond Index includes U.S. government and investment grade credit securities that have a greater than or equal to one year and less than ten years remaining to maturity and have $250,000,000 or more of outstanding face value. The returns of the index do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the U.S. and Canada. As of November 27, 2013, the index consisted of 21 developed market country indices. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
The Russell 1000® Growth Index measures the performance of the large-cap growth segment of the U.S. equity universe. It includes those Russell 1000 Index companies with higher price-to-book ratios and higher forecasted growth values. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000 is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2000 of the smallest securities based on a combination of their market cap and current index membership. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
The Russell 2500TM Index measures the performance of the small to mid-cap segment of the U.S. equity universe, commonly referred to as “smid” cap. The Russell 2500 is a subset of the Russell 3000® Index. It includes approximately 2,500 of the smallest securities based on a combination of their market cap and current index membership. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
The Russell 2000® Growth Index measures the performance of the small-cap growth segment of the U.S. equity universe. It includes those Russell 2000 Index companies with higher price-to-value ratios and higher forecasted growth values. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
The Russell Midcap® Index measures the performance of the mid-cap segment of the U.S. equity universe. The Russell Midcap is a subset of the Russell 1000® Index. It includes approximately 800 of the smallest securities based on a combination of their market cap and current index membership. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
The Russell Midcap® Growth Index measures the performance of the mid-cap growth segment of the U.S. equity universe. It includes those Russell Midcap Index companies with higher price-to-book ratios and higher forecasted growth values. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
The S&P 500® Index is an unmanaged index of 500 U.S. stocks and gives a broad look at how stock prices have performed. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.
The S&P MidCap 400® Index is an unmanaged index that measures the performance of the mid-sized company segment of the U.S. market. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

Investment Portfolios
10.31.2013

EAGLE CAPITAL APPRECIATION FUND COMMON STOCKS—99.5%	Shares	Value
Aerospace/defense—1.6%
Northrop Grumman Corp.	49,300	$5,300,243

Apparel—3.4%
Hanesbrands, Inc.	31,000	2,111,720
NIKE, Inc., Class B	117,752	8,920,892

Auto manufacturers—1.0%
Ford Motor Co.	187,900	3,214,969

Auto parts & equipment—1.8%
Johnson Controls, Inc.	82,100	3,788,915
Lear Corp.	26,500	2,050,835

Beverages—2.3%
PepsiCo, Inc.	90,221	7,586,684

Biotechnology—5.0%
Amgen, Inc.	29,300	3,398,800
Celgene Corp.*	25,100	3,727,099
Gilead Sciences, Inc.*	56,700	4,025,133
Vertex Pharmaceuticals, Inc.*	69,727	4,974,324

Chemicals—1.3%
Praxair, Inc.	34,348	4,283,539

Commercial services—2.2%
MasterCard, Inc., Class A	10,133	7,266,374

Computers—7.9%
Apple, Inc.	43,138	22,533,134
Western Digital Corp.	46,000	3,202,980

Cosmetics/personal care—1.0%
The Procter & Gamble Co.	41,891	3,382,698

Diversified financial services—3.4%
American Express Co.	83,575	6,836,435
IntercontinentalExchange, Inc.*	22,285	4,294,988

Electronics—2.3%
Honeywell International, Inc.	83,980	7,283,585

Food—1.1%
The Kroger Co.	81,800	3,504,312

Healthcare services—2.9%
Aetna, Inc.	79,800	5,003,460
Cigna Corp.	57,000	4,387,860

Internet—14.4%
Amazon.com, Inc.*	25,431	9,257,647
Equinix, Inc.*	36,466	5,888,530
Facebook, Inc., Class A*	100,200	5,036,052
Google, Inc., Class A*	20,252	20,871,306
priceline.com, Inc.*	5,360	5,648,529

Lodging—1.8%
Marriott International, Inc., Class A	129,195	5,824,111

Media—1.8%
Comcast Corp., Class A	70,500	3,354,390
DIRECTV*	40,800	2,549,592

Metal fabricate/hardware—1.1%
Precision Castparts Corp.	13,480	3,416,506

Oil & gas—2.7%
Anadarko Petroleum Corp.	28,564	2,721,863
Pioneer Natural Resources Co.	18,524	3,793,345
Valero Energy Corp.	50,400	2,074,968
Oil & gas services—4.7%
Schlumberger Ltd.	162,910	$15,267,925

Pharmaceuticals—0.9%
McKesson Corp.	19,500	3,048,630

Real estate—2.8%
CBRE Group, Inc., Class A*	391,447	9,093,314

COMMON STOCKS—99.5%	Shares	Value
Real estate investment trusts (REITs)—4.7%
American Tower Corp.	190,853	15,144,186

Retail—13.0%
Chipotle Mexican Grill, Inc.*	13,135	6,921,751
Costco Wholesale Corp.	98,602	11,635,036
CVS Caremark Corp.	79,500	4,949,670
Dollar General Corp.*	94,612	5,466,681
PVH Corp.	49,423	6,156,623
The Home Depot, Inc.	89,800	6,994,522

Semiconductors—8.8%
Lam Research Corp.*	70,000	3,796,100
QUALCOMM, Inc.	232,330	16,139,965
Xilinx, Inc.	186,450	8,468,559

Software—3.4%
Fiserv, Inc.*	23,400	2,450,682
Microsoft Corp.	69,900	2,470,965
Salesforce.com, Inc.*	113,399	6,050,971

Telecommunications—1.6%
Crown Castle International Corp.*	66,797	5,077,908

Textiles—0.6%
Mohawk Industries, Inc.*	15,000	1,986,300
Total common stocks (cost $185,772,437)		322,635,606

Total investment portfolio (cost $185,772,437) 99.5% ‡		322,635,606

Other assets in excess of liabilities 0.5%		1,747,256

Net assets 100.0%		$324,382,862

* Non-income producing security
‡ As of October 31, 2013, aggregate cost for federal income tax purposes was $186,471,455. Net unrealized appreciation (depreciation) on a tax-basis was $136,164,151, including aggregate gross unrealized appreciation and (depreciation) of $136,550,393 and $(386,242), respectively. The difference between book-basis and tax-basis unrealized appreciation (depreciation) was primarily attributable to deferral of losses from wash sales.

Sector allocation (unaudited)
Sector	Percent of net assets
Consumer, cyclical	21.6%
Technology	20.1%
Communications	17.8%
Consumer, non-cyclical	15.4%
Financial	10.9%
Energy	7.4%
Industrial	5.0%
Basic materials	1.3%

EAGLE GROWTH & INCOME FUND
COMMON STOCKS—98.5%	Shares	Value
Aerospace/defense—2.8%
United Technologies Corp.	129,604	$13,770,425

Banks—12.9%
Capital One Financial Corp.	246,300	16,913,421
JPMorgan Chase & Co.	315,103	16,240,409
The PNC Financial Services Group, Inc.	185,310	13,625,844
Wells Fargo & Co.	371,675	15,866,806

Beverages—5.1%
PepsiCo, Inc.	150,124	12,623,927
The Coca-Cola Co.	303,777	12,020,456

Chemicals—5.2%
E.I. du Pont de Nemours & Co.	184,608	11,298,010
LyondellBasell Industries N.V., Class A	188,620	14,071,052

Computers—4.1%
Apple, Inc.	37,842	19,766,769

Cosmetics/personal care—2.8%
The Procter & Gamble Co.	168,451	13,602,418

Electrical components & equipment—2.7%
Emerson Electric Co.	195,127	13,067,655

Electronics—6.1%
Honeywell International, Inc.	168,357	14,601,603
Tyco International Ltd.	414,799	15,160,903

Entertainment—3.3%
Regal Entertainment Group, Class A	847,536	16,111,659

Food—4.4%
General Mills, Inc.	203,511	10,261,025
Sysco Corp.	341,132	11,032,209

Healthcare products—2.8%
St. Jude Medical, Inc.	238,030	13,660,542

Miscellaneous manufacturer—3.3%
3M Co.	127,159	16,002,960

Oil & gas—11.7%
Chevron Corp.	124,937	14,987,443
ConocoPhillips	176,888	12,965,890
Occidental Petroleum Corp.	160,996	15,468,496
Total S.A., Sponsored ADR	218,025	13,338,769

Pharmaceuticals—8.6%
GlaxoSmithKline PLC, Sponsored ADR	273,280	14,382,726
Merck & Co., Inc.	290,440	13,095,940
Pfizer, Inc.	469,789	14,413,127

Real estate investment trusts (REITs)—2.5%
American Campus Communities, Inc.	223,301	7,717,283
Simon Property Group, Inc.	30,242	4,673,901

Retail—4.4%
McDonald’s Corp.	88,109	8,504,281
The Home Depot, Inc.	167,425	13,040,733

Semiconductors—3.2%
Applied Materials, Inc.	870,605	15,540,299

Software—3.3%
Microsoft Corp.	458,181	16,196,698

Telecommunications—3.7%
AT&T, Inc.	285,902	10,349,652
CenturyLink, Inc.	231,666	7,844,211

Toys/games/hobbies—2.9%
Mattel, Inc.	314,728	$13,964,481

Transportation—2.7%
United Parcel Service, Inc., Class B	133,260	13,091,462
Total common stocks (cost $387,753,034)		479,273,485

Total investment portfolio (cost $387,753,034) 98.5% ‡		479,273,485

Other assets in excess of liabilities 1.5%		7,132,283

Net assets 100.0%		$486,405,768

‡ As of October 31, 2013, aggregate cost for federal income tax purposes was $387,508,857. Net unrealized appreciation (depreciation) on a tax-basis was $91,764,628, including aggregate gross unrealized appreciation and (depreciation) of $95,459,910 and $(3,695,282), respectively. The difference between book-basis and tax-basis unrealized appreciation (depreciation) was primarily attributable to deferral of losses from wash sales and non-REIT return of capital.
ADR—American depository receipt

Sector allocation (unaudited)
Sector	Percent of net assets
Consumer, non-cyclical	23.7%
Industrial	17.6%
Financial	15.4%
Energy	11.7%
Consumer, cyclical	10.6%
Technology	10.6%
Basic materials	5.2%
Communications	3.7%

EAGLE INTERNATIONAL STOCK FUND COMMON STOCKS—93.5%	Shares	Value
Australia—9.9%
Amcor Ltd.	13,261	$135,865
Arrium Ltd.	12,780	16,729
Commonwealth Bank of Australia	458	32,933
CSL Ltd.	2,296	150,819
Insurance Australia Group Ltd.	19,524	114,040
Iress Ltd.	2,102	19,629
National Australia Bank Ltd.	3,852	128,554
Suncorp Group Ltd.	5,635	71,261

Belgium—1.3%
Barco N.V.	198	15,003
Delhaize Group S.A.	489	31,197
KBC Groep N.V.	708	38,488

Bermuda—0.3%
Catlin Group Ltd.	2,203	18,134

Britain—14.5%
Associated British Foods PLC	1,052	38,351
AstraZeneca PLC	750	$39,682
Barclays PLC	18,626	78,724
Barratt Developments PLC	12,372	66,311
Bellway PLC	898	21,713
Diageo PLC	3,747	119,378
DS Smith PLC	4,189	20,298
easyJet PLC	2,573	54,003
HSBC Holdings PLC	9,031	98,983
Lloyds Banking Group PLC*	27,328	33,972
Quindell Portfolio PLC*	46,204	11,668
Taylor Wimpey PLC	13,683	24,251
Tesco PLC	12,733	74,195
Vodafone Group PLC	59,402	218,760
WPP PLC	3,538	75,427

Denmark—3.0%
AP Moeller—Maersk A/S, Class B	10	96,755
GN Store Nord A/S	1,604	36,522
Novo Nordisk A/S, Class B	123	20,489
Topdanmark A/S*	1,211	32,980
Tryg A/S	163	14,896

France—11.4%
AXA S.A.	2,273	56,785
BNP Paribas S.A.	691	51,085
Cie Generale des Etablissements Michelin	542	56,585
Compagnie Plastic Omnium S.A.	1,447	41,373
Credit Agricole S.A.*	6,292	75,854
European Aeronautic Defence and Space Co. N.V.	933	64,112
Ipsen S.A.	302	13,242
L’Oreal S.A.	74	12,675
Renault S.A.	1,239	108,301
Sanofi	1,116	119,335
Societe Generale S.A.	860	48,698
Technicolor S.A.*	4,754	25,652
Teleperformance	392	20,763
Total S.A.	931	57,102
UBISOFT Entertainment*	1,599	20,539

Germany—13.0%
Allianz SE	1,017	171,085
Bayer AG	735	91,352
Commerzbank AG*	3,422	43,995
Deutsche Bank AG	1,845	89,255
Deutsche Lufthansa AG*	2,088	40,441

COMMON STOCKS—93.5%	Shares	Value
freenet AG*	528	13,754
Fresenius SE & Co. KGaA	224	29,115
HeidelbergCement AG	962	75,835
Muenchener Rueckversicherungs AG	706	147,524
ProSiebenSat.1 Media AG	746	35,532
Volkswagen AG	577	141,408

Guernsey—0.2%
Resolution Ltd.	2,502	14,338

Hong Kong—1.2%
Power Assets Holdings Ltd.	4,000	33,329
Singamas Container Holdings Ltd.	40,000	9,338
Wheelock & Co. Ltd.	8,000	40,862

Isle of Man—0.2%
Playtech PLC	1,056	12,470

Israel—1.2%
Teva Pharmaceutical Industries Ltd.	2,073	77,284
Italy—1.7%
Gtech Spa	1,468	$44,541
Milano Assicurazioni SpA*	22,936	19,539
Telecom Italia SpA	50,505	49,201

Japan—24.2%
Bridgestone Corp.	900	30,866
Central Japan Railway Co.	400	51,867
Enplas Corp.	300	19,765
Fuji Heavy Industries Ltd.	4,000	109,411
Fuji Machine Manufacturing Co. Ltd.	1,300	11,687
Fuji Oil Co. Ltd.	1,900	34,595
Heiwa Corp.	1,800	30,207
IRISO Electronics Co. Ltd.	300	11,808
ITOCHU Corp.	10,900	131,169
KDDI Corp.	1,900	102,934
Kyowa Exeo Corp.	2,600	30,875
Marubeni Corp.	16,000	125,331
Matsumotokiyoshi Holdings Co. Ltd.	1,100	37,102
Mitsui & Co. Ltd.	8,100	115,722
NEC Networks & System Integration Corp.	500	12,583
Nexon Co. Ltd.	3,700	43,285
Nippon Telegraph & Telephone Corp.	2,300	119,495
SCSK Corp.	2,200	55,715
Shindengen Electric Manufacturing Co. Ltd.	5,000	32,035
SHOWA Corp.	1,400	19,402
Sojitz Corp.	44,000	85,282
Sumitomo Corp.	7,700	100,186
Sumitomo Mitsui Financial Group, Inc.	1,300	62,607
Suzuken Co. Ltd.	600	21,657
Takuma Co. Ltd.	2,000	17,011
Toyo Tire & Rubber Co. Ltd.	3,000	17,548
Toyota Motor Corp.	3,100	201,109

Netherlands—2.4%
Delta Lloyd N.V.	2,973	63,213
Royal Dutch Shell PLC, Class B	2,900	100,226

Norway—0.8%
DNO International ASA*	12,264	34,702
Fred Olsen Energy ASA	497	20,901

Singapore—1.4%
DBS Group Holdings Ltd.	7,000	94,219

Sweden—2.9%
AarhusKarlshamn AB	272	16,069
SAS AB*	9,907	29,714
Skandinaviska Enskilda Banken AB, Class A	9,821	118,619
Svenska Cellulosa AB SCA, Class B	1,087	30,865

Switzerland—3.9%
Credit Suisse Group AG*	401	12,476
Implenia AG*	212	14,264
Roche Holding AG	433	119,646
Swiss Re AG*	1,325	116,109
Total common stocks (cost $5,751,819)		6,304,586

PREFERRED STOCKS—0.2%
Italy—0.2%
Unipol Gruppo Finanziario SpA, 0.17%	3,453	15,495
Total preferred stocks (cost $12,914)		15,495

Value
Total investment portfolio (cost $5,764,733) 93.7% ‡	$6,320,081

Other assets in excess of liabilities 6.3%	428,414

Total net assets 100.0%	$6,748,495

* Non-income producing security
‡ As of October 31, 2013, aggregate cost for federal income tax purposes was $5,766,180. Net unrealized appreciation (depreciation) on a tax-basis was $553,901, including aggregate gross unrealized appreciation and (depreciation) of $613,303 and $(59,402), respectively. The difference between book-basis and tax-basis unrealized appreciation (depreciation) was primarily attributable to deferral of losses from wash sales.

Sector allocation (unaudited)
Sector	Percent of net assets
Financial	28.2%
Consumer, cyclical	24.7%
Consumer, non-cyclical	15.0%
Communications	11.0%
Industrial	8.2%
Energy	3.1%
Technology	2.0%
Basic materials	1.0%
Utilities	0.5%

Industry allocation (unaudited)
Industry	Value	Percent of net assets
Banks	$1,008,462	14.9%
Insurance	855,399	12.7%
Auto manufacturers	560,229	8.3%
Distribution/wholesale	557,690	8.3%
Telecommunications	540,666	8.0%
Pharmaceuticals	502,687	7.5%
Food	194,407	2.9%
Oil & gas	192,030	2.8%
Auto parts & equipment	165,774	2.5%
Biotechnology	150,819	2.2%
Transportation	148,622	2.2%
Packaging & containers	135,865	2.0%
Airlines	124,158	1.8%
Beverages	119,378	1.8%
Home builders	112,275	1.7%
Advertising	96,190	1.4%
Building materials	75,835	1.1%
Entertainment	$74,748	1.1%
Internet	74,582	1.1%
Computers	68,298	1.0%
Aerospace/defense	64,112	1.0%
Engineering & construction	62,150	0.9%
Forest products & paper	51,163	0.8%
Electronics	46,576	0.7%
Real estate	40,862	0.6%
Retail	37,102	0.6%
Media	35,532	0.5%
Electric	33,329	0.5%
Software	33,009	0.5%
Semiconductors	32,035	0.5%
Healthcare services	29,115	0.4%
Home furnishings	25,652	0.4%
Oil & gas services	20,901	0.3%
Iron/steel	16,729	0.2%
Cosmetics/personal care	12,675	0.2%
Machinery-diversified	11,687	0.2%
Miscellaneous manufacturer	9,338	0.1%
Total investment portfolio	$6,320,081	93.7%

EAGLE INVESTMENT GRADE BOND FUND

CORPORATE BONDS—50.1%	Principal amount (in thousands)	Value
Domestic—40.0%
Banks—4.1%
Branch Banking & Trust Co., 2.30%, 10/15/18	$1,000	$1,011,559
Huntington Bancshares, Inc., 2.60%, 08/02/18	1,500	1,513,838
SunTrust Banks, Inc., 2.35%, 11/01/18	1,000	1,005,037

Biotechnology—1.2%
Celgene Corp., 2.30%, 08/15/18	1,000	1,006,640

Computers—1.8%
EMC Corp., 1.88%, 06/01/18	1,500	1,500,149

Diversified financial services—3.6%
General Electric Capital Corp., 1.00%, 12/11/15	1,000	1,005,423
Hyundai Capital America, 144A, 2.88%, 08/09/18 (a)	1,000	1,005,847
IntercontinentalExchange Group, Inc., 2.50%, 10/15/18	1,000	1,019,031

Electric—4.4%
Duke Energy Corp., 2.15%, 11/15/16	750	773,246
NextEra Energy Capital Holdings, Inc., 2.55%, 11/15/13	1,000	1,000,614
The Southern Co., 2.45%, 09/01/18	1,000	1,023,234
Xcel Energy, Inc., 0.75%, 05/09/16	1,000	994,648

Food—0.6%
Wm. Wrigley Jr. Co., 144A, 1.40%, 10/21/16 (a)	500	500,922

Healthcare products—1.2%
Edwards Lifesciences Corp., 2.88%, 10/15/18	$ 1,000	$ 1,005,140

Healthcare services—3.6%
Laboratory Corp. of America Holdings, 2.20%, 08/23/17	1,000	1,004,619
Ventas Realty LP, 1.55%, 09/26/16	1,000	1,006,324
WellPoint, Inc., 2.38%, 02/15/17	1,000	1,023,911

Housewares—1.2%
Newell Rubbermaid, Inc., 2.00%, 06/15/15	1,000	1,012,735

Insurance—6.3%
American International Group, Inc., 3.38%, 08/15/20	1,500	1,523,635
AON Corp., 3.50%, 09/30/15	1,750	1,831,932
Assurant, Inc., 2.50%, 03/15/18	1,000	988,047
Prudential Financial, Inc., 2.30%, 08/15/18	1,000	1,014,844

Media—1.2%
Viacom, Inc., 2.50%, 09/01/18	1,000	1,012,597

Oil & gas—1.2%
Nabors Industries, Inc., 144A, 2.35%, 09/15/16 (a)	1,000	1,014,805

Oil & gas services—1.2%
Halliburton Co., 2.00%, 08/01/18	1,000	1,007,101

Pharmaceuticals—1.8%
AbbVie, Inc., 1.75%, 11/06/17	1,500	1,507,958

Software—3.5%
Autodesk, Inc., 1.95%, 12/15/17	1,000	999,104
Broadridge Financial Solutions, Inc., 3.95%, 09/01/20	1,000	1,025,538
Oracle Corp., 1.20%, 10/15/17	1,000	989,209

Telecommunications—3.1%
AT&T, Inc., 1.40%, 12/01/17	1,000	986,584
Verizon Communications, Inc., 2.50%, 09/15/16	1,000	1,036,844
Verizon Communications, Inc., 8.75%, 11/01/18	500	645,102

Total domestic corporate bonds (cost $33,683,194)		33,996,217

Foreign—10.1%
Household products/wares—1.2%
Reckitt Benckiser Treasury Services PLC, 144A, 2.13%, 09/21/18 (a)	1,000	1,009,372

Internet—1.8%
Baidu, Inc., 3.25%, 08/06/18	1,500	1,532,405

Mining—1.2%
Goldcorp, Inc., 2.13%, 03/15/18	1,000	982,444

Oil & gas—4.7%
Petrobras Global Finance BV, 2.00%, 05/20/16	1,000	991,200
Shell International Finance BV, 1.90%, 08/10/18	1,500	1,517,609
Total Capital, 2.13%, 08/10/18	1,500	1,519,217

CORPORATE BONDS—50.1%	Principal amount (in thousands)	Value
Semiconductors—1.2%
TSMC Global Ltd., 144A, 0.95%, 04/03/16 (a)	1,000	995,375
Total foreign corporate bonds (cost $8,472,899)		8,547,622

Total corporate bonds (cost $42,156,093)		42,543,839

MORTGAGE AND ASSET-BACKED SECURITIES—35.7%
Domestic—32.0%
Asset-Backed Securities—7.8%
AmeriCredit Automobile Receivables Trust, Series 2011-5, Class A3, 1.55%, 07/08/16	1,000	1,003,044
Asset-Backed Securities (cont’d)
CarMax Auto Owner Trust, Series 2013-4, Class B, 1.72%, 07/15/19	$ 1,000	$ 999,925
Ford Credit Auto Owner Trust, Series 2012-C, Class D, 2.43%, 01/15/19	1,000	1,016,388
Ford Credit Floorplan Master Owner Trust, Series 2012-1, Class C, FRN, 1.67%, 01/15/16	2,000	2,002,828
Santander Drive Auto Receivables Trust, Series 2012-1, Class C, 3.78%, 11/15/17	1,000	1,025,509
Sierra Timeshare Receivables Funding LLC, Series 2012-1A, Class B, 144A, 3.58%, 11/20/28 (b)	620	631,400

Federal agency mortgage-backed obligations—24.2%
Fannie Mae Pool,
Series 0957, Class MA, 3.00%, 01/01/22	1,253	1,307,743
Series 1212, Class MA, 2.50%, 10/01/22	1,257	1,290,579
Series 255933, 5.50%, 11/01/35	462	504,570
Fannie Mae, REMIC,
Series 2008-18, Class ND, 4.00%, 05/25/20	363	378,966
Series 2011-45, Class NG, 3.00%, 03/25/25	1,135	1,170,057
Series 2011-53, Class CY, 4.00%, 06/25/41	698	743,985
Series 2012-136, Class PD, 2.50%, 11/25/42	1,401	1,405,563
Series 2012-96, Class VA, 3.50%, 02/25/22	447	469,571
Freddie Mac Gold Pool,
Series 15482, Class J, 4.00%, 05/01/26	975	1,029,974
Series 91366, Class C, 4.50%, 04/01/31	834	899,140
Freddie Mac, REMIC,
Series 2628, Class AB, 4.50%, 06/15/18	70	72,693
Series 2885, Class LC, 4.50%, 04/15/34	146	153,876
Series 3650, Class PA, 5.00%, 01/15/40	357	386,508
Series 4045, Class PA, 2.00%, 12/15/41	2,566	2,544,761
Series 4068, Class MB, 2.00%, 02/15/42	3,096	3,095,243
Series 4097, Class BG, 2.00%, 12/15/41	2,609	2,549,431
Ginnie Mae I Pool, Series 783112, 5.50%, 09/15/22	912	976,518
Ginnie Mae II Pool, Series 5107, 4.00%, 07/20/26	967	1,028,294
Ginnie Mae, REMIC,
Series 2004-86, Class PK, 4.00%, 09/20/34	235	246,269
Series 2010-169, Class CD, 3.00%, 12/16/25	256	268,116

Total domestic mortgage and asset-backed securities (cost $27,478,286)		27,200,951

Foreign—3.7%
Covered bonds — 3.7%
Bank of Montreal, 144A, 2.63%, 01/25/16(a)	1,000	1,044,037
The Bank of Nova Scotia, 144A, 2.15%, 08/03/16 (a)	1,000	1,036,673
The Toronto-Dominion Bank, 144A, 2.20%, 07/29/15 (a)	1,000	1,029,893
Total foreign mortgage and asset-backed securities (cost $2,997,481)		3,110,603
Total mortgage and asset-backed securities (cost $30,475,767)		30,311,554

U.S. TREASURIES—8.2%
U.S. Treasury Notes,
1.00%, 09/30/16	1,500	1,518,750
2.50%, 08/15/23	5,500	5,479,375
Total U.S. Treasuries (cost $6,933,140)		6,998,125

U.S. GOVERNMENT AGENCY SECURITIES—4.5%	Principal amount (in thousands)	Value
Federal Farm Credit Banks, 0.60%, 04/25/17	$ 2,000	$ 1,979,046
Private Export Funding Corp., 2.25%, 12/15/17	1,750	1,810,484
Total U.S. Government agency securities (cost $3,774,420)		3,789,530

SUPRANATIONAL BANKS—1.2%
International Bank for Reconstruction & Development, 2.38%, 05/26/15	1,000	1,031,080
Total supranational banks (cost $996,312)		1,031,080

Total investment portfolio (cost $84,335,732) 99.7% ‡		84,674,128

Other assets in excess of liabilities 0.3%		227,956

Total net assets 100.0%		$84,902,084

(a) Restricted securities deemed to be liquid for purposes of compliance limitations on holdings of illiquid securities. At October 31, 2013, these securities aggregated $7,636,924 or 9.0% of the net assets of the Fund.
(b) Restricted security deemed to be illiquid for purposes of compliance limitations on holdings of illiquid securities. This security was purchased on February 12, 2013 at a cost of $936,872 which was 0.7% of net assets at the time of purchase. At October 31, 2013, this security had an amortized cost of $632,498 and a market value of $631,400 which was 0.7% of the net assets of the Fund.

144A—Securities are purchased under Rule 144A of the Securities Act of 1933 or are private placements and, unless registered under the Securities Act of 1933 or exempted from registration, generally may only be sold to qualified institutional buyers.
FRN—Floating rate notes reset their interest rates on a semiannual or quarterly basis. Rate shown was as of October 31, 2013.
REMIC—Real estate mortgage investment conduit
‡ As of October 31, 2013, aggregate cost for federal income tax purposes was $84,335,732. Net unrealized appreciation (depreciation) on a tax-basis was $338,396, including aggregate gross unrealized appreciation and (depreciation) of $771,426 and $(433,030), respectively.

Standard & Poor’s bond ratings (unaudited)
Bond rating	Percent of net assets
AAA	1.2%
AA	45.2%
A	19.5%
BBB	27.1%
Not rated	6.7%

Moody’s bond ratings (unaudited)
Bond rating	Percent of net assets
Aaa	44.1%
Aa	9.5%
A	11.8%
Baa	33.6%
Not rated	0.7%

EAGLE MID CAP GROWTH FUND COMMON STOCKS—98.9%	Shares	Value
Aerospace/defense—0.5%
Triumph Group, Inc.	44,996	$3,223,963

Airlines—1.3%
Delta Air Lines, Inc.	304,180	8,024,268

Apparel—1.8%
Michael Kors Holdings Ltd.*	138,045	10,622,563

Beverages—3.4%
Constellation Brands, Inc., Class A*	125,870	8,219,311
Monster Beverage Corp.*	206,885	11,840,028

Biotechnology—0.7%
Vertex Pharmaceuticals, Inc.*	59,585	4,250,794

Building materials—2.1%
Eagle Materials, Inc.	82,175	6,163,947
Fortune Brands Home & Security, Inc.	142,017	6,118,092

Chemicals—4.7%
CF Industries Holdings, Inc.	24,195	5,216,442
Huntsman Corp.	356,345	8,274,331
Westlake Chemical Corp.	135,373	14,541,768

Commercial services—2.4%
Gartner, Inc.*	122,735	7,235,228
Sotheby’s	136,400	7,079,160

Computers—3.0%
Cognizant Technology Solutions Corp., Class A*	80,460	6,994,388
IHS, Inc., Class A*	100,068	10,912,415

Distribution/wholesale—1.0%
HD Supply Holdings, Inc.*	283,080	5,715,385

Diversified financial services—5.2%
Ameriprise Financial, Inc.	170,195	17,111,405
TD Ameritrade Holding Corp.	503,161	13,716,169

Electronics—1.0%
Amphenol Corp., Class A	72,520	5,822,631

Engineering & construction—1.7%
Chicago Bridge & Iron Co. N.V.	140,592	10,416,461

Entertainment—3.8%
Bally Technologies, Inc.*	125,434	9,174,243
International Game Technology	704,025	13,235,670

Environmental control—1.7%
Waste Connections, Inc.	241,957	10,341,242

Food—1.1%
The Fresh Market, Inc.*	124,301	6,328,164
Healthcare products—2.9%
Sirona Dental Systems, Inc.*	77,220	5,579,145
The Cooper Companies, Inc.	88,380	11,419,580

Healthcare services—1.5%
Universal Health Services, Inc., Class B	114,345	9,211,633

Home furnishings—2.9%
Harman International Industries, Inc.	209,705	16,990,299

Household products/wares—1.6%
Church & Dwight Co., Inc.	150,510	9,805,726

Insurance—3.2%
Arch Capital Group Ltd.*	133,930	7,762,583
Genworth Financial, Inc., Class A*	763,570	11,094,672

Internet—5.7%
Liberty Interactive Corp.*	561,400	$15,135,344
LinkedIn Corp., Class A*	16,440	3,677,135
TIBCO Software, Inc.*	145,055	3,562,551
TripAdvisor, Inc.*	138,245	11,434,244

Leisure time—2.4%
Norwegian Cruise Line Holdings Ltd.*	102,779	3,290,984
Royal Caribbean Cruises Ltd.	258,855	10,882,264

Lodging—3.5%
Starwood Hotels & Resorts Worldwide, Inc.	156,925	11,552,818
Wynn Resorts Ltd.	55,235	9,182,819

Machinery-diversified—1.1%
Flowserve Corp.	94,845	6,588,882

COMMON STOCKS—98.9%	Shares	Value
Media—3.8%
Discovery Communications, Inc., Class A*	46,640	4,147,229
FactSet Research Systems, Inc.	52,555	5,725,342
Sirius XM Radio, Inc.	3,348,960	12,625,579

Miscellaneous manufacturer—5.2%
Colfax Corp.*	171,206	9,580,688
Hexcel Corp.*	182,655	7,728,133
Pall Corp.	78,785	6,343,768
Pentair Ltd.	106,090	7,117,578

Oil & gas—3.8%
Cabot Oil & Gas Corp.	321,350	11,350,082
Cimarex Energy Co.	74,305	7,828,032
Pioneer Natural Resources Co.	16,595	3,398,324

Oil & gas services—1.4%
Dresser-Rand Group, Inc.*	134,435	8,169,615

Pharmaceuticals—8.0%
AmerisourceBergen Corp.	140,315	9,166,779
BioMarin Pharmaceutical, Inc.*	103,496	6,501,619
Catamaran Corp.*	239,815	11,261,713
Medivation, Inc.*	94,720	5,669,939
Mylan, Inc.*	258,330	9,782,957
Quintiles Transnational Holdings, Inc.*	116,072	4,873,863

Retail—3.9%
AutoZone, Inc.*	14,580	6,337,780
Chipotle Mexican Grill, Inc.*	11,205	5,904,699
Sally Beauty Holdings, Inc.*	412,347	10,852,973

Semiconductors—2.3%
Altera Corp.	183,225	6,156,360
Linear Technology Corp.	93,990	3,866,748
Microchip Technology, Inc.	80,785	3,470,524

Software—5.1%
ANSYS, Inc.*	102,620	8,974,119
Autodesk, Inc.*	190,520	7,603,653
Concur Technologies, Inc.*	70,582	7,382,877
Electronic Arts, Inc.*	231,730	6,082,913

Telecommunications—5.0%
IPG Photonics Corp.	140,719	9,325,448
JDS Uniphase Corp.*	242,855	3,178,972
Juniper Networks, Inc.*	261,105	4,866,997
SBA Communications Corp., Class A*	142,335	12,450,043
Transportation—0.2%
Expeditors International of Washington, Inc.	33,564	$1,520,114
Total common stocks (cost $397,979,334)		586,994,207

Total investment portfolio (cost $397,979,334) 98.9% ‡		586,994,207

Other assets in excess of liabilities 1.1%		6,569,134

Net assets 100.0%		$593,563,341

* Non-income producing security
‡ As of October 31, 2013, aggregate cost for federal income tax purposes was $398,863,401. Net unrealized appreciation (depreciation) on a tax-basis was $188,130,806, including aggregate gross unrealized appreciation and (depreciation) of $190,084,933 and $(1,954,127), respectively. The difference between book-basis and tax-basis unrealized appreciation (depreciation) was primarily attributable to deferral of losses from wash sales.

Sector allocation (unaudited)
Sector	Percent of net assets
Consumer, non-cyclical	21.6%
Consumer, cyclical	20.6%
Communications	14.5%
Industrial	13.5%
Technology	10.4%
Financial	8.4%
Energy	5.2%
Basic materials	4.7%

EAGLE MID CAP STOCK FUND
COMMON STOCKS—96.4%	Shares	Value
Aerospace/defense—1.0%
B/E Aerospace, Inc.*	53,093	$4,309,028

Apparel—1.3%
Hanesbrands, Inc.	87,615	5,968,334

Auto parts & equipment—0.6%
Dana Holding Corp.	129,555	2,539,278

Banks—4.6%
East West Bancorp, Inc.	165,420	5,573,000
First Republic Bank	109,009	5,567,089
Signature Bank*	54,388	5,537,786
Zions Bancorporation	140,810	3,994,780

Biotechnology—1.6%
Bio-Rad Laboratories, Inc., Class A*	33,488	4,136,438
Illumina, Inc.*	31,070	2,905,355

Chemicals—2.6%
Airgas, Inc.	37,560	4,096,669
Rockwood Holdings, Inc.	76,125	4,814,906
Sigma-Aldrich Corp.	34,430	2,975,785
Commercial services—2.9%
HMS Holdings Corp.*	148,469	$3,137,150
Morningstar, Inc.	53,823	4,321,449
Quanta Services, Inc.*	184,420	5,571,328

Computers—3.4%
IHS, Inc., Class A*	26,680	2,909,454
Jack Henry & Associates, Inc.	58,502	3,194,794
MICROS Systems, Inc.*	119,903	6,504,738
Riverbed Technology, Inc.*	189,400	2,806,908

Distribution/wholesale—1.3%
LKQ Corp.*	179,788	5,938,398

Diversified financial services—3.1%
Affiliated Managers Group, Inc.*	29,730	5,869,891
IntercontinentalExchange, Inc.*	20,354	3,922,827
Invesco Ltd.	123,600	4,171,500

Electric—1.9%
ITC Holdings Corp.	54,767	5,509,013
NRG Energy, Inc.	106,465	3,037,446

Electrical components & equipment—1.7%
AMETEK, Inc.	75,005	3,587,489
Energizer Holdings, Inc.	41,635	4,084,810

Electronics—2.4%
FLIR Systems, Inc.	125,170	3,564,842
Mettler-Toledo International, Inc.*	12,005	2,970,757
Trimble Navigation Ltd.*	143,955	4,112,794

Engineering & construction—1.1%
Jacobs Engineering Group, Inc.*	79,800	4,853,436

Entertainment—0.6%
Dolby Laboratories, Inc., Class A	79,805	2,852,231

Environmental control—2.4%
Clean Harbors, Inc.*	69,875	4,314,781
Stericycle, Inc.*	29,730	3,454,626
Waste Connections, Inc.	70,725	3,022,787

Food—2.4%
Flowers Foods, Inc.	256,366	6,496,315
The Hain Celestial Group, Inc.*	52,783	4,393,129

Hand/machine tools—0.7%
Regal-Beloit Corp.	40,315	2,956,299

Healthcare products—8.4%
DENTSPLY International, Inc.	112,860	5,315,706
Edwards Lifesciences Corp.*	56,890	3,708,659
Hologic, Inc.*	195,559	4,378,566
IDEXX Laboratories, Inc.*	52,610	5,674,514
ResMed, Inc.	73,270	3,790,990
Sirona Dental Systems, Inc.*	106,108	7,666,303
Techne Corp.	41,344	3,613,052

COMMON STOCKS—96.4%	Shares	Value
Varian Medical Systems, Inc.*	53,465	3,880,490

Healthcare services—0.9%
MEDNAX, Inc.*	36,045	3,929,626

Household products/wares—2.3%
Church & Dwight Co., Inc.	71,138	4,634,641
Jarden Corp.*	107,950	5,976,112

Insurance—3.0%
Everest Re Group Ltd.	27,509	4,229,234
HCC Insurance Holdings, Inc.	121,585	5,550,355
Insurance (cont’d)
ProAssurance Corp.	79,070	$3,583,452

Internet—0.7%
F5 Networks, Inc.*	36,820	3,001,198

Iron/steel—1.2%
Steel Dynamics, Inc.	297,310	5,342,661

Leisure time—1.2%
Polaris Industries, Inc.	40,950	5,362,403

Lodging—0.9%
Wyndham Worldwide Corp.	62,587	4,155,777

Machinery-construction & mining—0.7%
Joy Global, Inc.	58,730	3,332,927

Machinery-diversified—3.8%
Flowserve Corp.	74,738	5,192,049
IDEX Corp.	76,490	5,289,283
Roper Industries, Inc.	21,770	2,760,654
Wabtec Corp.	62,590	4,080,242

Miscellaneous manufacturer—1.9%
AptarGroup, Inc.	58,920	3,780,307
Donaldson Co., Inc.	116,295	4,606,445

Oil & gas—3.4%
Energy XXI Bermuda Ltd.	121,156	3,520,793
Noble Corp.	129,344	4,876,269
Oasis Petroleum, Inc.*	53,980	2,874,435
SM Energy Co.	46,156	4,089,883

Oil & gas services—4.7%
Core Laboratories N.V.	22,001	4,119,027
Dril-Quip, Inc.*	36,291	4,261,289
Helix Energy Solutions Group, Inc.*	175,013	4,140,808
Oil States International, Inc.*	31,919	3,467,361
Superior Energy Services, Inc.*	192,335	5,160,348

Packaging & containers—0.9%
Berry Plastics Group, Inc.*	211,515	4,247,221

Pharmaceuticals—2.0%
Catamaran Corp.*	133,415	6,265,168
Shire PLC, Sponsored ADR	20,536	2,733,342

Real estate investment trusts (REITs)—1.3%
Alexandria Real Estate Equities, Inc.	37,565	2,471,026
Essex Property Trust, Inc.	22,009	3,543,449

Retail—9.0%
Copart, Inc.*	106,990	3,448,288
Dick’s Sporting Goods, Inc.	92,325	4,912,613
Dollar Tree, Inc.*	73,025	4,264,660
Dunkin’ Brands Group, Inc.	122,035	5,818,629
MSC Industrial Direct Co., Inc., Class A	50,080	3,824,609
Panera Bread Co., Class A*	16,295	2,573,306
PVH Corp.	46,825	5,832,990
Tractor Supply Co.	71,376	5,092,678
Ulta Salon Cosmetics & Fragrance, Inc.*	38,116	4,911,247

Semiconductors—2.3%
Altera Corp.	75,115	2,523,864
Microchip Technology, Inc.	95,455	4,100,747
Semtech Corp.*	117,268	3,648,207

Software—5.2%
ANSYS, Inc.*	45,375	$3,968,044
Informatica Corp.*	111,105	4,288,653
Nuance Communications, Inc.*	194,730	3,029,999

COMMON STOCKS—96.4%	Shares	Value
Open Text Corp.	43,122	3,162,567
Qlik Technologies, Inc.*	179,609	4,551,292
SolarWinds, Inc.*	126,425	4,575,321

Telecommunications—4.1%
NeuStar, Inc., Class A*	119,390	5,482,389
NICE Systems Ltd., Sponsored ADR	149,155	5,843,893
Plantronics, Inc.	77,530	3,329,138
tw telecom inc.*	115,070	3,627,006

Transportation—2.9%
Expeditors International of Washington, Inc.	118,341	5,359,664
Genesee & Wyoming, Inc., Class A*	48,515	4,843,737
J.B. Hunt Transport Services, Inc.	37,492	2,813,025
Total common stocks (cost $342,365,727)		434,410,271

Total investment portfolio (cost $342,365,727) 96.4% ‡		434,410,271

Other assets in excess of liabilities 3.6%		16,172,618

Net assets 100.0%		$450,582,889

* Non-income producing security
‡ As of October 31, 2013, aggregate cost for federal income tax purposes was $344,298,635. Net unrealized appreciation (depreciation) on a tax-basis was $90,111,636, including aggregate gross unrealized appreciation and (depreciation) of $96,605,122 and $(6,493,486), respectively. The difference between book-basis and tax-basis unrealized appreciation (depreciation) was primarily attributable to deferral of losses from wash sales.

ADR—American depository receipt

Sector allocation (unaudited)
Sector	Percent of net assets
Consumer, non-cyclical	20.5%
Industrial	19.5%
Consumer, cyclical	14.9%
Financial	12.0%
Technology	10.9%
Energy	8.1%
Communications	4.8%
Basic materials	3.8%
Utilities	1.9%

EAGLE SMALL CAP GROWTH FUND COMMON STOCKS—98.2%	Shares	Value
Aerospace/defense—1.1%
Triumph Group, Inc.	624,669	$44,757,534

Airlines—1.4%
JetBlue Airways Corp.*	3,518,043	24,942,925
US Airways Group, Inc.*	1,359,640	29,871,291
Apparel—1.7%
Deckers Outdoor Corp.*	148,340	$10,210,242
Steven Madden Ltd.*	1,598,382	58,628,652

Auto parts & equipment—1.4%
Tenneco, Inc.*	185,585	9,848,996
WABCO Holdings, Inc.*	517,358	44,327,233

Banks—0.5%
UMB Financial Corp.	349,443	20,589,182

Biotechnology—5.9%
Acorda Therapeutics, Inc.*	1,132,139	34,654,775
Aegerion Pharmaceuticals, Inc.*	272,998	22,609,694
Cubist Pharmaceuticals, Inc.*	864,347	53,589,514
Seattle Genetics, Inc.*	836,438	32,311,600
United Therapeutics Corp.*	1,026,779	90,890,477

Building materials—2.3%
Louisiana-Pacific Corp.*	1,924,984	32,743,978
Texas Industries, Inc.*	513,141	27,555,671
USG Corp.*	1,112,145	30,372,680

Chemicals—3.0%
Chemtura Corp.*	1,016,903	24,914,124
Huntsman Corp.	2,866,022	66,549,031
Quaker Chemical Corp.	356,953	27,096,302

COMMON STOCKS—98.2%	Shares	Value
Commercial services—5.3%
EVERTEC, Inc.	1,042,620	24,459,865
HMS Holdings Corp.*	1,477,050	31,210,066
LifeLock, Inc.*	2,622,422	42,194,770
Parexel International Corp.*	859,724	39,297,984
Sotheby’s	628,155	32,601,245
Team Health Holdings, Inc.*	965,496	41,941,146

Computers—1.3%
Fortinet, Inc.*	2,562,851	51,538,934

Distribution/wholesale—0.9%
MWI Veterinary Supply, Inc.*	216,760	34,386,806

Diversified financial services—2.1%
Artisan Partners Asset Management, Inc., Class A	875,275	52,402,714
Stifel Financial Corp.*	786,280	32,198,166

Electrical components & equipment—0.6%
Acuity Brands, Inc.	238,454	23,967,011

Electronics—1.3%
Coherent, Inc.	755,045	49,976,429

Engineering & construction—0.5%
Foster Wheeler AG*	779,812	21,047,126

Entertainment—3.1%
Bally Technologies, Inc.*	1,039,389	76,020,911
Pinnacle Entertainment, Inc.*	712,147	16,664,240
SeaWorld Entertainment, Inc.	974,000	29,249,220

Environmental control—1.7%
Waste Connections, Inc.	1,609,001	68,768,703

Food—4.6%
Pinnacle Foods, Inc.	826,952	22,402,130
The Fresh Market, Inc.*	1,237,347	62,993,336
The Hain Celestial Group, Inc.*	472,652	39,338,826
The WhiteWave Foods Co., Class A*	1,115,945	22,330,059
United Natural Foods, Inc.*	509,980	36,438,071

Healthcare products—6.4%
Align Technology, Inc.*	1,192,599	$68,049,699
Cyberonics, Inc.*	759,068	43,843,768
Sirona Dental Systems, Inc.*	883,345	63,821,676
Thoratec Corp.*	1,815,075	78,393,089

Healthcare services—0.5%
Centene Corp.*	250,000	14,040,000
Envision Healthcare Holdings, Inc.*	200,000	5,810,000

Home furnishings—0.7%
Universal Electronics, Inc.*	747,096	29,069,505

Household products/wares—0.5%
Tumi Holdings, Inc.*	979,736	20,917,364

Insurance—1.3%
Enstar Group Ltd.*	185,710	25,243,560
ProAssurance Corp.	542,564	24,589,001

Internet—4.6%
Angie’s List, Inc.*	1,138,590	16,042,733
BroadSoft, Inc.*	939,965	30,755,655
OpenTable, Inc.*	604,495	42,000,313
TIBCO Software, Inc.*	1,107,299	27,195,263
Web.com Group, Inc.*	953,737	25,703,212
Zillow, Inc., Class A*	524,901	41,797,867

Machinery-construction & mining—1.2%
Terex Corp.*	1,346,545	47,061,748

Machinery-diversified—2.2%
Chart Industries, Inc.*	321,442	34,545,372
Cognex Corp.	1,735,116	54,222,375

Metal fabricate/hardware—0.9%
RTI International Metals, Inc.*	1,096,939	37,186,232

Miscellaneous manufacturer—4.0%
Colfax Corp.*	1,351,249	75,615,894
Hexcel Corp.*	1,125,766	47,631,159
Trimas Corp.*	889,832	33,689,040

COMMON STOCKS—98.2%	Shares	Value
Oil & gas—3.8%
Diamondback Energy, Inc.*	275,000	14,203,750
Gulfport Energy Corp.*	1,163,170	68,266,447
Oasis Petroleum, Inc.*	944,096	50,273,112
Pacific Drilling S.A.*	1,497,502	17,026,598

Oil & gas services—2.2%
Geospace Technologies Corp.*	607,748	59,206,810
Thermon Group Holdings, Inc.*	1,235,112	29,037,483

Pharmaceuticals—3.5%
Isis Pharmaceuticals, Inc.*	636,325	21,170,533
Salix Pharmaceuticals Ltd.*	862,499	61,884,303
ViroPharma, Inc.*	1,437,114	55,788,765

Real estate investment trusts (REITs)—2.8%
Glimcher Realty Trust	2,679,077	27,460,539
The Geo Group, Inc.	1,555,930	54,877,651
Two Harbors Investment Corp.	3,030,027	28,270,152

Retail—6.2%
Buffalo Wild Wings, Inc.*	276,474	39,419,663
Cash America International, Inc.	342,961	13,529,811
Del Frisco’s Restaurant Group, Inc.*	273,745	4,954,784
Domino’s Pizza, Inc.	267,378	17,930,369
Genesco, Inc.*	1,186,605	80,819,667
Retail (cont’d)
The Pantry, Inc.*	1,239,285	$16,594,026
Vitamin Shoppe, Inc.*	1,591,890	74,675,560

Semiconductors—3.0%
Cavium, Inc.*	1,199,368	48,346,524
Teradyne, Inc.*	2,243,480	39,238,465
Veeco Instruments, Inc.*	1,072,655	31,332,253

Software—12.0%
ANSYS, Inc.*	400,096	34,988,395
athenahealth, Inc.*	79,430	10,604,699
Concur Technologies, Inc.*	484,282	50,655,897
Cornerstone OnDemand, Inc.*	727,169	34,445,996
MedAssets, Inc.*	2,531,585	58,302,403
Medidata Solutions, Inc.*	1,296,125	142,975,549
Proofpoint, Inc.*	465,862	14,739,874
PTC, Inc.*	1,511,888	41,909,535
Qlik Technologies, Inc.*	1,690,977	42,849,357
RealPage, Inc.*	578,736	14,196,394
The Ultimate Software Group, Inc.*	217,183	33,550,430

Telecommunications—3.0%
Finisar Corp.*	2,601,717	59,865,508
IPG Photonics Corp.	670,452	44,430,854
NICE Systems Ltd., Sponsored ADR	400,605	15,695,704

Transportation—0.7%
Landstar System, Inc.	532,237	29,427,384
Total common stocks (cost $2,689,941,628)		3,908,061,428

Total investment portfolio (cost $2,689,941,628) 98.2% ‡		3,908,061,428

Other assets in excess of liabilities 1.8%		73,232,338

Net assets 100.0%		$3,981,293,766

* Non-income producing security
‡ As of October 31, 2013, aggregate cost for federal income tax purposes was $2,707,848,850. Net unrealized appreciation (depreciation) on a tax-basis was $1,200,212,578, including aggregate gross unrealized appreciation and (depreciation) of $1,237,755,229 and $(37,542,651), respectively. The difference between book-basis and tax-basis unrealized appreciation (depreciation) was primarily attributable to deferral of losses from wash sales.

ADR—American depository receipt

Sector allocation (unaudited)
Sector	Percent of net assets
Consumer, non-cyclical	26.7%
Industrial	16.5%
Technology	16.3%
Consumer, cyclical	15.4%
Communications	7.6%
Financial	6.7%
Energy	6.0%
Basic materials	3.0%

EAGLE SMALL CAP STOCK FUND COMMON STOCKS—92.5%	Shares	Value
Aerospace/defense—2.0%
Esterline Technologies Corp.*	2,740	$19,639
HEICO Corp.	4,823	258,416

Apparel—3.6%
Iconix Brand Group, Inc.*	8,596	310,230
Steven Madden Ltd.*	9,511	348,863
Wolverine World Wide, Inc.	3,654	210,982

Auto parts & equipment—1.2%
Dana Holding Corp.	14,611	286,376

Banks—3.4%
City National Corp.	2,393	172,559
First Midwest Bancorp, Inc.	14,523	241,518
Prosperity Bancshares, Inc.	3,867	241,494
SVB Financial Group*	1,900	181,982

Biotechnology—1.2%
Bio-Rad Laboratories, Inc., Class A*	2,283	281,996

Chemicals—3.2%
Balchem Corp.	5,253	300,787
Rockwood Holdings, Inc.	2,237	141,490
Sensient Technologies Corp.	6,348	330,921

Commercial services—4.2%
Healthcare Services Group, Inc.	7,210	197,482
HMS Holdings Corp.*	6,750	142,627
Monro Muffler Brake, Inc.	4,307	198,122
Morningstar, Inc.	3,065	246,089
Ritchie Bros Auctioneers, Inc.	12,512	247,738

Computers—2.3%
j2 Global, Inc.	3,430	188,582
MICROS Systems, Inc.*	3,869	209,893
Vocera Communications, Inc.*	9,105	153,237

Distribution/wholesale—1.3%
Beacon Roofing Supply, Inc.*	9,350	324,538

Diversified financial services—3.3%
Evercore Partners, Inc., Class A	6,463	326,188
Portfolio Recovery Associates, Inc.*	4,554	270,735
Stifel Financial Corp.*	5,019	205,528

Electric—0.9%
ALLETE, Inc.	4,167	210,558

Electronics—1.7%
II-VI, Inc.*	9,642	164,493
Rofin-Sinar Technologies, Inc.*	9,646	253,207

Engineering & construction—0.8%
Mistras Group, Inc.*	10,682	196,122

Entertainment—0.6%
Penn National Gaming, Inc.*	2,701	158,036

Food—2.3%
The Hain Celestial Group, Inc.*	4,017	334,335
TreeHouse Foods, Inc.*	3,229	236,556

Hand/machine tools—0.7%
Regal-Beloit Corp.	2,308	169,246

Healthcare products—10.4%
Align Technology, Inc.*	2,105	120,111
Cyberonics, Inc.*	4,330	250,101
Globus Medical, Inc., Class A*	13,495	259,104

COMMON STOCKS—92.5%	Shares	Value
Healthcare products (cont’d)
Haemonetics Corp.*	8,743	$54,616
ICU Medical, Inc.*	3,065	189,417
Integra LifeSciences Holdings Corp.*	7,157	327,647
Luminex Corp.*	7,661	149,390
Sirona Dental Systems, Inc.*	2,760	199,410
Techne Corp.	2,589	226,253
Volcano Corp.*	10,823	207,477
West Pharmaceutical Services, Inc.	5,167	249,824

Healthcare services—1.1%
ICON PLC*	6,466	261,485

Household products/wares—1.3%
Tumi Holdings, Inc.*	14,262	304,494

Housewares—0.8%
The Toro Co.	3,320	195,681

Insurance—2.8%
Amtrust Financial Services, Inc.	6,775	259,889
HCC Insurance Holdings, Inc.	3,415	155,895
ProAssurance Corp.	6,095	276,225

Internet—1.4%
Constant Contact, Inc.*	7,051	182,691
ValueClick, Inc.*	8,409	161,537

Iron/steel—1.0%
Steel Dynamics, Inc.	13,533	243,188

Machinery-diversified—1.9%
Cognex Corp.	5,538	173,063
The Middleby Corp.*	1,222	278,188

Metal fabricate/hardware—1.2%
RBC Bearings, Inc.*	4,207	289,400

Miscellaneous manufacturer—2.8%
Actuant Corp., Class A	6,797	255,295
AptarGroup, Inc.	2,866	183,883
CLARCOR, Inc.	4,005	234,212

Oil & gas—2.9%
Carrizo Oil & Gas, Inc.*	6,726	294,868
Emerald Oil, Inc.*	20,350	177,045
Energy XXI Bermuda Ltd.	8,085	234,950

Oil & gas services—3.9%
Dril-Quip, Inc.*	993	116,598
Forum Energy Technologies, Inc.*	8,518	249,237
Helix Energy Solutions Group, Inc.*	9,629	227,822
Key Energy Services, Inc.*	28,418	222,229
Superior Energy Services, Inc.*	4,965	133,211

Packaging & containers—1.1%
Berry Plastics Group, Inc.*	13,518	271,441

Pharmaceuticals—1.1%
Akorn, Inc.*	13,101	267,784

Real estate investment trusts (REITs)—2.4%
BioMed Realty Trust, Inc.	7,208	143,583
Corporate Office Properties Trust	7,969	196,038
Pebblebrook Hotel Trust	8,057	243,321

Retail—7.6%
Buffalo Wild Wings, Inc.*	2,297	327,506
Casey’s General Stores, Inc.	3,866	281,754

Copart, Inc.*	3,521	$13,482
Express, Inc.*	12,729	295,440
MSC Industrial Direct Co., Inc., Class A	1,378	105,238
Pier 1 Imports, Inc.	13,669	285,409
Texas Roadhouse, Inc.	8,208	225,063
Vitamin Shoppe, Inc.*	4,832	226,669

Semiconductors—3.7%
Diodes, Inc.*	7,261	175,861
Power Integrations, Inc.	6,255	359,287
Semtech Corp.*	11,598	360,814

Software—4.2%
Bottomline Technologies de, Inc.*	4,664	146,543
CommVault Systems, Inc.*	1,976	154,286
Progress Software Corp.*	5,386	139,821
Qlik Technologies, Inc.*	11,498	291,359
SolarWinds, Inc.*	8,154	295,093

COMMON STOCKS—92.5%	Shares	Value
Telecommunications—4.4%
NeuStar, Inc., Class A*	7,400	339,808
NICE Systems Ltd., Sponsored ADR	11,113	435,407
Plantronics, Inc.	7,088	304,359

Transportation—3.8%
Heartland Express, Inc.	6,733	96,686
Hub Group, Inc., Class A*	6,691	245,761
Landstar System, Inc.	4,560	252,122
Roadrunner Transportation Systems, Inc.*	12,028	318,742
Total common stocks (cost $20,523,182)		22,503,678

HOLDING COMPANIES—1.1%
Holding companies–diversified—1.1%
National Bank Holdings Corp., Class A	12,781	268,401
Total Holding companies (cost $260,949)		268,401

Total investment portfolio (cost $20,784,131) 93.6% ‡		22,772,079

Other assets in excess of liabilities 6.4%		1,558,573

Net assets 100.0%		24,330,652

* Non-income producing security
‡ As of October 31, 2013, aggregate cost for federal income tax purposes was $20,802,508. Net unrealized appreciation (depreciation) on a tax-basis was $1,969,571, including aggregate gross unrealized appreciation and (depreciation) of $2,378,905 and $(409,334), respectively. The difference between book-basis and tax-basis unrealized appreciation (depreciation) was primarily attributable to deferral of losses from wash sales.

ADR—American depository receipt

Sector allocation (unaudited)
Sector	Percent of net assets
Consumer, non-cyclical	21.6%
Industrial	16.0%
Consumer, cyclical	15.1%
Financial	11.9%
Technology	10.2%
Energy	6.8%
Communications	5.8%
Basic materials	4.2%
Diversified	1.1%
Utilities	0.9%

EAGLE SMALLER COMPANY FUND COMMON STOCKS—96.9%	Shares	Value
Aerospace/defense—2.7%
HEICO Corp., Class A	59,853	$2,331,853
Orbital Sciences Corp.*	81,497	1,880,136

Apparel—0.9%
Carter’s, Inc.	19,323	1,336,185

Banks—8.0%
BankUnited, Inc.	76,335	2,348,828
Cardinal Financial Corp.	57,270	944,955
First Financial Bancorp	33,925	526,516
Fulton Financial Corp.	66,030	806,226
OFG Bancorp	145,007	2,147,554
PrivateBancorp, Inc.	85,441	2,081,343
Signature Bank*	8,276	842,662
Sterling Financial Corp.	62,627	1,813,678
Texas Capital Bancshares, Inc.*	9,671	503,376
The Bancorp, Inc.*	21,267	343,887

Biotechnology—3.0%
Charles River Laboratories International, Inc.*	25,405	1,250,180
Cubist Pharmaceuticals, Inc.*	54,697	3,391,214

Chemicals—2.3%
Albemarle Corp.	23,220	1,536,932
Kraton Performance Polymers, Inc.*	42,180	897,169
Tronox Ltd., Class A	48,570	1,121,481

Coal—0.4%
Alpha Natural Resources, Inc.*	54,077	378,539
Arch Coal, Inc.	54,090	229,342

Commercial services—9.1%
Chemed Corp.	29,433	1,996,146

COMMON STOCKS—96.9%	Shares	Value
Cross Country Healthcare, Inc.*	64,072	380,588
Euronet Worldwide, Inc.*	59,272	2,572,405
FTI Consulting, Inc.*	38,360	1,556,649
Gartner, Inc.*	10,135	597,458
Matthews International Corp., Class A	58,132	2,360,159
On Assignment, Inc.*	85,540	2,890,397
Parexel International Corp.*	37,519	1,714,993

Computers—3.6%
Electronics for Imaging, Inc.*	74,295	2,549,062
NCR Corp.*	81,555	2,980,835

Distribution/wholesale—1.1%
Ingram Micro, Inc., Class A*	73,710	$1,707,861

Diversified financial services—5.6%
AerCap Holdings N.V.*	64,443	1,307,549
Cohen & Steers, Inc.	45,105	1,730,228
Investment Technology Group, Inc.*	79,322	1,270,738
MarketAxess Holdings, Inc.	23,532	1,534,992
Nationstar Mortgage Holdings, Inc.*	16,357	839,441
The NASDAQ OMX Group, Inc.	56,920	2,016,676

Electric—1.7%
ALLETE, Inc.	51,900	2,622,507

Electrical components & equipment—1.4%
Belden, Inc.	32,790	2,205,455

Electronics—2.4%
FLIR Systems, Inc.	55,320	1,575,514
Itron, Inc.*	17,220	734,777
Rogers Corp.*	21,724	1,324,295

Engineering & construction—3.7%
Dycom Industries, Inc.*	106,783	3,166,116
URS Corp.	47,664	2,584,342

Food—0.6%
Hillshire Brands Co.	27,374	898,688

Gas—1.8%
AGL Resources, Inc.	56,785	2,717,730

Healthcare products—1.6%
Merit Medical Systems, Inc.*	157,947	2,525,572

Healthcare services—3.1%
AmSurg Corp.*	67,961	2,914,847
MEDNAX, Inc.*	17,565	1,914,937

Household products/wares—2.1%
Jarden Corp.*	39,715	2,198,622
Prestige Brands Holdings, Inc.*	33,754	1,054,138

Insurance—3.8%
Allied World Assurance Co. Holdings AG	13,885	1,503,607
American Equity Investment Life Holding Co.	100,537	2,095,191
Assured Guaranty Ltd.	40,364	827,462
Platinum Underwriters Holdings Ltd.	17,505	1,088,636
Tower Group International Ltd.	83,686	303,780

Internet—3.3%
1-800-Flowers.com, Inc., Class A*	209,625	1,138,264
Dealertrack Technologies, Inc.*	40,420	1,507,666
Equinix, Inc.*	8,031	1,296,846
Liquidity Services, Inc.*	41,741	1,089,857

Machinery-diversified—3.0%
AGCO Corp.	21,765	1,270,641
Altra Holdings, Inc.	26,199	795,663
IDEX Corp.	36,365	2,514,640

Media—0.8%
John Wiley & Sons, Inc., Class A	25,718	1,293,358

Mining—0.7%
AuRico Gold, Inc.	156,523	643,309
IAMGOLD Corp.	90,810	463,131

Miscellaneous manufacturer—4.7%
AptarGroup, Inc.	24,385	1,564,542
AZZ, Inc.	29,609	1,329,444
Miscellaneous manufacturer (cont’d)
Barnes Group, Inc.	68,519	$2,435,165
Harsco Corp.	69,020	1,924,278

Oil & gas—2.9%
Comstock Resources, Inc.	50,750	868,332

COMMON STOCKS—96.9%	Shares	Value
Range Resources Corp.	18,615	1,409,342
Rosetta Resources, Inc.*	35,675	2,138,360

Oil & gas services—3.9%
Dresser-Rand Group, Inc.*	44,806	2,722,861
Oceaneering International, Inc.	38,297	3,288,946

Packaging & containers—0.4%
Silgan Holdings, Inc.	15,306	689,841

Pharmaceuticals—1.6%
Herbalife Ltd.	38,492	2,495,051

Real estate investment trusts (REITs)—2.0%
Campus Crest Communities, Inc.	87,640	877,276
Government Properties Income Trust	14,273	348,975
QTS Realty Trust, Inc., Class A*	32,495	697,993
Select Income REIT	44,257	1,219,280

Retail—3.7%
AFC Enterprises, Inc.*	49,948	2,226,682
Nu Skin Enterprises, Inc., Class A	24,450	2,858,938
RadioShack Corp.*	107,050	300,811
Stage Stores, Inc.	16,788	346,672

Savings & loans—1.4%
Beneficial Mutual Bancorp, Inc.*	109,116	1,063,881
Berkshire Hills Bancorp, Inc.	40,330	1,023,172

Semiconductors—1.8%
Emulex Corp.*	148,470	1,117,979
Intersil Corp., Class A	85,655	955,910
Rovi Corp.*	46,161	773,658

Software—4.8%
ACI Worldwide, Inc.*	20,149	1,110,613
Aspen Technology, Inc.*	96,862	3,703,034
Bottomline Technologies de, Inc.*	66,101	2,076,894
Digital River, Inc.*	32,860	586,222

Telecommunications—2.1%
Cbeyond, Inc.*	66,978	431,338
DigitalGlobe, Inc.*	26,486	842,785
NeuStar, Inc., Class A*	41,415	1,901,777

Transportation—0.9%
Genesee & Wyoming, Inc., Class A*	14,165	1,414,234
Total common stocks (cost $100,455,406)		149,732,110

HOLDING COMPANIES—1.4%
Holding companies–diversified—1.4%
National Bank Holdings Corp., Class A	103,116	2,165,436
Total Holding companies (cost $1,989,625)		2,165,436

INVESTMENT COMPANIES—0.5%
Solar Capital Ltd.	32,926	755,652
Total investment companies (cost $763,076)		755,652
		Value
Total investment portfolio (cost $103,208,107) 98.8% ‡		$152,653,198

Other assets in excess of liabilities 1.2%		1,869,140

Net assets 100.0%		$154,522,338

* Non-income producing security
‡ As of October 31, 2013, aggregate cost for federal income tax purposes was $103,245,156. Net unrealized appreciation (depreciation) on a tax-basis was $49,408,042, including aggregate gross unrealized appreciation and (depreciation) of $54,614,555 and $(5,206,513), respectively. The difference between book-basis and tax-basis unrealized appreciation (depreciation) was primarily attributable to deferral of losses from wash sales and non-REIT return of capital.

Sector allocation (unaudited)
Sector	Percent of net assets
Financial	21.3%
Consumer, non-cyclical	21.1%
Industrial	19.2%
Technology	10.2%
Energy	7.2%
Communications	6.2%
Consumer, cyclical	5.7%
Utilities	3.5%
Basic materials	3.0%
Diversified	1.4%

Statements of Assets and Liabilities

10.31.2013

	Eagle Capital Appreciation Fund	Eagle Growth & Income Fund	Eagle International Stock Fund	Eagle Investment Grade Bond Fund

Assets
Investments, at value (a)	$322,635,606	$479,273,485	$6,320,081	$84,674,128
Cash	1,994,162	9,514,551	168,858	156,750
Receivable for investments sold	—	7,370,682	—	1,507,930
Receivable for fund shares sold	628,972	3,093,586	256,522	207,719
Receivable for dividends and interest	87,177	572,505	18,480	355,764
Receivable for recoverable foreign withholding taxes	—	100,168	2,293	—
Receivable due from advisor	—	—	—	—
Deferred offering costs	—	—	46,703	—
Prepaid expenses	6,640	7,088	2,336	4,420
Total assets	325,352,557	499,932,065	6,815,273	86,906,711

Liabilities
Payable for investments purchased	—	11,853,258	—	999,925
Payable for fund shares redeemed	579,635	1,122,791	30	874,462
Payable to the custodian	3,165	3,378	12,625	1,491
Accrued investment advisory fees	157,753	194,049	5,819	16,353
Accrued administrative fees	38,254	56,395	786	10,785
Accrued distribution fees	99,250	188,131	2,976	44,130
Accrued transfer agent and shareholder servicing fees	29,542	35,571	613	7,102
Accrued internal audit fees	862	862	—	862
Accrued trustees and officers compensation	10,789	10,789	10,701	10,789
Other accrued expenses	50,445	61,073	33,228	38,728
Total liabilities	969,695	13,526,297	66,778	2,004,627
Net assets	324,382,862	486,405,768	6,748,495	84,902,084

Net assets consists of
Paid-in capital	153,823,144	386,588,296	6,105,773	84,422,278
Undistributed net investment income (loss)	(613,607)	—	49,352	(53,605)
Accumulated net realized gain	34,310,156	8,296,943	37,862	195,015
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	136,863,169	91,520,529	555,508	338,396
Net assets	324,382,862	486,405,768	6,748,495	84,902,084

Net assets
Class A	204,959,933	214,047,726	3,504,570	36,867,952
Class C	67,944,548	170,363,679	2,769,309	41,375,805
Class I	30,237,252	94,417,987	465,956	6,626,799
Class R-3	780,643	4,110,429	2,878	28,714
Class R-5	20,460,486	3,410,855	2,890	2,814
Class R-6	N/A	55,092	2,892	N/A

Net asset value (“NAV”), offering and redemption price per share (b)
Class A	$39.59	$16.68	$16.48	$14.89
Maximum offering price (c)	41.56	17.51	17.30	15.47
Class C	33.93	16.10	16.38	14.86
Class I	40.60	16.65	16.52	14.92
Class R-3	39.05	16.61	16.45	14.89
Class R-5	40.50	16.63	16.52	14.89
Class R-6	N/A	16.67	16.53	N/A

Shares of beneficial interest outstanding
Class A	5,177,356	12,835,059	212,716	2,475,495
Class C	2,002,632	10,584,613	169,058	2,785,073
Class I	744,821	5,670,036	28,208	444,201
Class R-3	19,990	247,423	175	1,928
Class R-5	505,256	205,097	175	189
Class R-6	N/A	3,305	175	N/A

(a) Identified cost	$185,772,437	$387,753,034	$5,764,733	$84,335,732
(b) NAV amounts may not recalculate due to rounding of net assets and/or shares outstanding.
(c) For all funds except the Eagle Investment Grade Bond Fund, the maximum offering price is computed as 100/95.25 of NAV. The maximum offering price for the Eagle Investment Grade Bond Fund is computed as 100/96.25 of NAV.

Eagle Mid Cap Growth Fund	Eagle Mid Cap Stock Fund	Eagle Small Cap Growth Fund	Eagle Small Cap Stock Fund	Eagle Smaller Company Fund

$586,994,207	$434,410,271	$3,908,061,428	$22,772,079	$152,653,198
4,474,924	18,720,451	71,189,718	1,886,133	4,842,241
12,245,083	447,262	18,895,375	—	—
750,582	220,339	7,841,380	547,411	505,533
47,123	58,962	30,999	2,044	39,808
5,305	—	—	—	—
—	—	—	19,142	—
—	—	—	22,548	—
8,177	8,646	36,295	2,405	3,726
604,525,401	453,865,931	4,006,055,195	25,251,762	158,044,506

8,559,396	653,389	13,031,592	755,215	3,168,395
1,752,907	2,042,482	8,529,736	97,780	208,795
3,722	4,467	20,608	14,285	2,931
294,628	231,172	1,744,790	—	48,961
67,407	53,114	392,356	—	14,146
157,732	162,807	428,787	9,860	13,535
49,846	66,568	343,384	822	14,074
862	862	862	—	862
10,789	10,789	10,789	10,789	10,789
64,771	57,392	258,525	32,359	39,680
10,962,060	3,283,042	24,761,429	921,110	3,522,168
593,563,341	450,582,889	3,981,293,766	24,330,652	154,522,338

377,050,808	329,712,609	2,746,144,004	22,008,092	101,771,480
—	—	(14,774,729)	—	(25,685)
27,497,660	28,825,736	31,804,691	334,612	3,331,452
189,014,873	92,044,544	1,218,119,800	1,987,948	49,445,091
593,563,341	450,582,889	3,981,293,766	24,330,652	154,522,338

303,752,664	207,504,449	999,181,418	11,771,509	18,763,776
105,992,381	137,681,372	189,466,602	9,444,714	11,354,564
125,889,013	98,274,048	1,815,298,278	3,104,704	106,485,217
11,615,778	6,058,064	134,203,494	3,230	261,134
38,954,136	664,348	341,124,765	3,246	56,087
7,359,369	400,608	502,019,209	3,249	17,601,560

$41.03	$30.48	$54.33	$18.50	$23.38
43.08	32.00	57.04	19.42	24.55
35.24	25.52	45.11	18.38	22.38
42.31	31.39	55.68	18.57	23.86
40.48	29.92	53.58	18.46	23.12
42.27	31.53	55.83	18.55	23.82
42.36	31.50	55.92	18.57	23.86

7,402,671	6,807,263	18,389,467	636,259	802,554
3,007,727	5,395,355	4,200,083	513,858	507,392
2,975,370	3,130,750	32,603,684	167,148	4,463,588
286,957	202,479	2,504,520	175	11,294
921,494	21,073	6,110,437	175	2,355
173,744	12,718	8,977,187	175	737,723

$397,979,334	$342,365,727	$2,689,941,628	$20,784,131	$103,208,107

Statements of Operations

11.01.2012 to 10.31.2013

	Eagle Capital Appreciation Fund	Eagle Growth & Income Fund	Eagle International Stock Fund †	Eagle Investment Grade Bond Fund

Investment Income
Dividends (a)	$5,041,253	$13,184,062	$96,570	$—
Interest	—	—	—	1,927,927
Total Income	5,041,253	13,184,062	96,570	1,927,927

Expenses
Investment advisory fees	1,890,422	1,986,070	25,363	349,719
Administrative fees
Class A	298,806	289,788	2,343	83,250
Class C	100,212	216,205	2,080	81,686
Class I	22,723	65,664	30	6,584
Class R-3	1,014	5,597	3	44
Class R-5	25,659	1,272	2	3
Class R-6	N/A	18	2	N/A
Distribution and service fees
Class A	498,008	482,978	3,905	138,750
Class C	668,076	1,441,365	13,864	544,573
Class R-3	3,380	18,659	9	146
Transfer agent and shareholder servicing fees
Class A	247,003	188,921	1,613	37,961
Class C	71,155	144,077	2,682	43,917
Class I	20,398	70,903	8	5,591
Class R-3	1,156	6,887	1	44
Class R-5	31,666	307	1	1
Class R-6	N/A	2	1	N/A
Custodian fees	17,603	21,252	71,032	8,971
Professional fees	191,425	102,911	66,769	92,335
State qualification expenses	87,948	113,260	16,193	77,794
Offering costs	—	—	89,815	—
Trustees and officers compensation	46,912	50,572	36,178	50,571
Internal audit fees	9,838	9,838	—	9,838
Other	212,842	142,141	16,627	43,622
Total expenses before adjustments	4,446,246	5,358,687	348,521	1,575,400
Fees and expenses waived	(17,201)	—	(290,449)	(159,651)
Recovered fees previously waived by Manager	—	1	—	1
Expense offsets	(5,390)	(10,946)	(195)	(5,644)
Total expenses after adjustments	4,423,655	5,347,742	57,877	1,410,106

Net investment income (loss)	617,598	7,836,320	38,693	517,821

Realized and unrealized gain (loss) on investments
Net realized gain on investments	49,288,419	11,801,216	37,862	209,233
Net realized loss on foreign currency transactions	—	(198)	(4,858)	—
Net change in unrealized appreciation (depreciation) on investments and translation of assets and liabilities denominated in foreign currencies	28,363,762	68,717,831	555,508	(2,577,458)
Net gain (loss) on investments	77,652,181	80,518,849	588,512	(2,368,225)

Net increase (decrease) in net assets resulting from operations	78,269,779	88,355,169	627,205	(1,850,404)

(a) Net of foreign withholding taxes	$—	$53,829	$10,439	$—
   † For the period February 28, 2013 (commencement of operations) to October 31, 2013.
†† For the period December 31, 2012 (commencement of operations) to October 31, 2013.

Eagle Mid Cap Growth Fund	Eagle Mid Cap Stock Fund	Eagle Small Cap Growth Fund	Eagle Small Cap Stock Fund††	Eagle Smaller Company Fund

$5,696,493	$5,142,926	$25,966,304	$51,892	$1,242,638
—	—	—	—	—
5,696,493	5,142,926	25,966,304	51,892	1,242,638

3,058,910	2,878,398	17,581,292	51,461	617,490

401,547	332,366	1,297,999	6,407	24,359
141,730	204,708	237,277	5,507	13,790
102,284	112,320	1,580,391	627	71,599
15,468	10,286	166,428	4	324
35,206	2,608	283,773	2	11
2,013	257	367,622	2	5,655

669,242	553,941	2,163,323	10,678	40,598
944,864	1,364,716	1,581,847	36,713	91,935
51,559	34,288	554,760	12	1,081

336,392	303,103	1,200,798	3,028	20,096
89,650	161,579	177,836	3,063	10,790
102,344	381,068	2,067,859	362	129,335
17,138	12,611	180,543	1	709
39,621	1,071	302,225	1	3
264	46	53,187	1	637
23,043	15,681	122,509	69,778	18,747
86,233	85,740	86,233	78,014	85,740
91,130	91,496	150,372	18,677	82,284
—	—	—	105,727	—
50,571	50,571	50,571	38,009	50,571
9,838	9,838	9,838	—	9,838
140,792	172,497	999,349	12,058	41,193
6,409,839	6,779,189	31,216,032	440,132	1,316,785
—	(194,382)	—	(300,566)	(161,007)
—	2	—	—	—
(10,168)	(19,172)	(66,274)	(549)	(5,196)
6,399,671	6,565,637	31,149,758	139,017	1,150,582

(703,178)	(1,422,711)	(5,183,454)	(87,125)	92,056

31,895,135	32,546,008	86,131,918	387,727	3,531,728
—	—	—	—	—
119,833,638	98,358,673	852,731,224	1,987,948	26,336,657
151,728,773	130,904,681	938,863,142	2,375,675	29,868,385

151,025,595	129,481,970	933,679,688	2,288,550	29,960,441

$5,076	10,648	$—	763	$6,930

Statements of Changes in Net Assets

	Eagle Capital Appreciation Fund		Eagle Growth & Income Fund		Eagle International Stock Fund	Eagle Investment Grade Bond Fund
	11/1/12 to 10/31/13	11/1/11 to 10/31/12	11/1/12 to 10/31/13	11/1/11 to 10/31/12	02/28/13 (a) to 10/31/13	11/1/12 to 10/31/13	11/1/11 to 10/31/12

Net assets, beginning of period	$313,026,224	$402,173,747	$343,477,294	$228,780,172	$—	$133,837,671	$114,492,263
Increase (decrease) in net assets from operations
Net investment income (loss)	617,598	(153,101)	7,836,320	5,984,786	38,693	517,821	1,003,191
Net realized gain (loss) on investments	49,288,419	45,625,460	11,801,216	6,873,583	37,862	209,233	3,077,067
Net realized loss on foreign currency transactions	—	—	(198)	(2,372)	(4,858)	—	—
Net change in unrealized appreciation (depreciation) on investments and translation of assets and liabilities denominated in foreign currencies	28,363,762	(367,546)	68,717,831	22,325,369	555,508	(2,577,458)	248,865
Net increase (decrease) in net assets resulting from operations	78,269,779	45,104,813	88,355,169	35,181,366	627,205	(1,850,404)	4,329,123
Distributions to shareholders from
Net investment income	(1,078,104)	—	(7,957,450)	(5,588,649)	—	(528,391)	(1,046,193)
Net realized gains	—	—	(6,350,330)	(12,154,993)	—	(3,090,100)	(1,008,116)
Total distributions to shareholders	(1,078,104)	—	(14,307,780)	(17,743,642)	—	(3,618,491)	(2,054,309)
Fund share transactions
Proceeds from shares sold-Class A	17,552,300	21,659,106	60,859,237	51,424,760	3,474,294	12,874,011	25,680,184
Proceeds issued in connection with merger-Class A	N/A	N/A	N/A	7,847,558	N/A	N/A	N/A
Issued as reinvestment of distributions-Class A	716,365	—	6,425,429	8,837,454	—	1,715,233	1,027,730
Cost of shares redeemed-Class A	(65,063,250)	(142,289,923)	(64,254,597)	(35,927,410)	(305,547)	(39,768,491)	(21,213,645)
Proceeds from shares sold-Class C	3,491,041	2,881,103	42,778,376	38,067,525	2,603,474	6,076,970	20,729,068
Proceeds issued in connection with merger-Class C	N/A	N/A	N/A	7,436,436	N/A	N/A	N/A
Issued as reinvestment of distributions-Class C	—	—	3,630,601	4,851,500	—	1,407,991	637,068
Cost of shares redeemed-Class C	(17,285,532)	(12,989,463)	(22,692,491)	(15,586,817)	(117,977)	(26,240,549)	(12,932,756)
Proceeds from shares sold-Class I	19,415,081	3,399,396	57,418,049	30,292,030	459,546	3,564,796	4,618,682
Proceeds issued in connection with merger-Class I	N/A	N/A	N/A	4,853,721	N/A	N/A	N/A
Issued as reinvestment of distributions-Class I	91,496	—	1,276,585	804,292	—	135,324	70,047
Cost of shares redeemed-Class I	(8,841,361)	(9,288,120)	(20,044,792)	(7,822,488)	—	(3,232,876)	(1,521,998)
Proceeds from shares sold-Class R-3	158,334	114,731	1,464,043	2,413,772	2,500	810	1,343
Issued as reinvestment of distributions-Class R-3	215	—	119,916	74,897	—	803	836
Cost of shares redeemed-Class R-3	(251,600)	(283,650)	(1,166,617)	(456,723)	—	(807)	(26,026)
Proceeds from shares sold-Class R-5	4,157,409	6,934,710	3,267,724	157,341	2,500	—	—
Proceeds issued in connection with merger-Class R-5	N/A	N/A	N/A	20,748	N/A	N/A	N/A
Issued as reinvestment of distributions-Class R-5	225,574	—	26,441	2,979	—	93	61
Cost of shares redeemed-Class R-5	(20,201,109)	(4,390,226)	(277,226)	(32,371)	—	—	—
Proceeds from shares sold-Class R-6	N/A	N/A	50,000	—	2,500	N/A	N/A
Issued as reinvestment of distributions-Class R-6	N/A	N/A	407	194	—	N/A	N/A
Cost of shares redeemed-Class R-6	N/A	N/A	—	—	—	N/A	N/A
Net increase (decrease) from fund share transactions	(65,835,037)	(134,252,336)	68,881,085	97,259,398	6,121,290	(43,466,692)	17,070,594
Increase (decrease) in net assets	11,356,638	(89,147,523)	142,928,474	114,697,122	6,748,495	(48,935,587)	19,345,408
Net assets, end of period (b)	324,382,862	313,026,224	486,405,768	343,477,294	6,748,495	84,902,084	133,837,671
(b) Includes undistributed net investment income (accumulated net investment loss) of	$(613,607)	$(153,101)	$—	$395,278	$49,352	$(53,605)	$(42,989)

Shares issued and redeemed
Shares sold-Class A	509,322	717,778	3,952,726	3,838,861	233,253	850,499	1,679,587
Shares issued in connection with merger-Class A	N/A	N/A	N/A	601,815	N/A	N/A	N/A
Issued as reinvestment of distributions-Class A	22,220	—	443,111	695,331	—	113,335	67,612
Shares redeemed-Class A	(1,908,695)	(5,029,602)	(4,201,440)	(2,680,955)	(20,537)	(2,659,364)	(1,386,441)
Shares sold-Class C	119,287	109,997	2,862,804	2,935,224	176,776	399,832	1,355,569
Shares issued in connection with merger-Class C	N/A	N/A	N/A	588,982	N/A	N/A	N/A
Issued as reinvestment of distributions-Class C	—	—	260,498	395,863	—	93,105	42,147

	Eagle Capital Appreciation Fund		Eagle Growth & Income Fund		Eagle International Stock Fund	Eagle Investment Grade Bond Fund
	11/1/12 to 10/31/13	11/1/11 to 10/31/12	11/1/12 to 10/31/13	11/1/11 to 10/31/12	02/28/13 (a) to 10/31/13	11/1/12 to 10/31/13	11/1/11 to 10/31/12
Shares redeemed-Class C	(577,620)	(509,989)	(1,538,601)	(1,195,012)	(7,718)	(1,751,907)	(844,950)
Shares sold-Class I	541,945	110,406	3,712,705	2,266,448	28,208	235,093	301,257
Shares issued in connection with merger-Class I	N/A	N/A	N/A	372,654	N/A	NA/	N/A
Issued as reinvestment of distributions-Class I	2,777	—	86,136	62,333	—	8,933	4,595
Shares redeemed-Class I	(242,105)	(318,659)	(1,324,515)	(576,422)	—	(214,015)	(99,103)
Shares sold-Class R-3	4,568	3,865	95,883	177,013	175	53	88
Issued as reinvestment of distributions-Class R-3	7	—	8,309	5,849	—	53	55
Shares redeemed-Class R-3	(7,629)	(9,184)	(75,228)	(34,855)	—	(54)	(1,699)
Shares sold-Class R-5	120,333	229,922	208,356	11,969	175	—	—
Shares issued in connection with merger-Class R-5	N/A	N/A	N/A	1,595	N/A	N/A	N/A
Issued as reinvestment of distributions-Class R-5	6,863	—	1,702	223	—	6	4
Shares redeemed-Class R-5	(567,077)	(143,294)	(17,111)	(2,424)	—	—	—
Shares sold-Class R-6	N/A	N/A	3,066	—	175	N/A	N/A
Issued as reinvestment of distributions-Class R-6	N/A	N/A	26	15	—	N/A	N/A
Shares redeemed-Class R-6	N/A	N/A	—	—	—	N/A	N/A
Shares issued and redeemed	(1,975,804)	(4,838,760)	4,478,427	7,464,507	410,507	(2,924,431)	1,118,721

(a) Commencement of Operations.

Eagle Mid Cap Growth Fund		Eagle Mid Cap Stock Fund		Eagle Small Cap Growth Fund		Eagle Small Cap Stock Fund	Eagle Smaller Company Fund
11/1/12 to 10/31/13	11/1/11 to 10/31/12	11/1/12 to 10/31/13	11/1/11 to 10/31/12	11/1/12 to 10/31/13	11/1/11 to 10/31/12	12/31/12 (a) to 10/31/13	11/1/12 to 10/31/13	11/1/11 to 10/31/12

$434,303,948	$386,134,823	$543,439,645	$981,152,942	$2,718,670,112	$1,535,886,218	$—	$78,849,585	$79,210,716

(703,178)	(2,766,218)	(1,422,711)	(1,556,751)	(5,183,454)	(9,892,974)	(87,125)	92,056	358,971
31,895,135	18,539,962	32,546,008	153,967,944	86,131,918	(33,512,594)	387,727	3,531,728	5,760,464
—	—	—	—	—	—	—	—	(26)

119,833,638	12,365,462	98,358,673	(80,618,977)	852,731,224	174,682,950	1,987,948	26,336,657	999,291
151,025,595	28,139,206	129,481,970	71,792,216	933,679,688	131,277,382	2,288,550	29,960,441	7,118,700

—	—	—	—	(903,321)	—	—	(553,093)	(29,578)
(15,908,617)	—	(75,993,788)	—	—	—	—	(5,715,716)	(10,468,101)
(15,908,617)	—	(75,993,788)	—	(903,321)	—	—	(6,268,809)	(10,497,679)

64,900,855	112,576,206	11,663,576	19,725,409	412,049,520	371,729,117	11,029,634	4,084,965	2,932,544
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7,801,024	—	33,533,368	—	—	—	—	930,631	1,365,600
(72,502,676)	(130,128,815)	(122,470,173)	(341,290,247)	(341,018,778)	(215,827,492)	(458,449)	(3,245,625)	(2,378,466)
10,992,386	19,944,837	4,779,422	6,325,023	40,769,932	34,854,989	8,699,611	2,703,952	1,548,911
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3,225,017	—	22,414,326	—	—	—	—	536,376	842,720
(13,910,284)	(13,892,879)	(49,141,433)	(78,390,933)	(22,953,739)	(18,935,695)	(194,133)	(1,191,406)	(1,173,634)
34,287,853	44,066,950	29,641,815	48,106,027	727,095,439	875,394,108	3,025,544	42,191,540	9,888,102
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,660,852	—	15,408,290	—	334,383	—	—	4,468,703	7,797,913
(20,119,800)	(26,002,685)	(78,899,645)	(107,463,540)	(668,406,588)	(311,625,421)	(67,605)	(14,329,298)	(18,015,128)
4,303,047	5,828,678	2,537,900	4,065,929	39,537,175	45,740,438	2,500	113,471	211,273
279,183	—	932,905	—	—	—	—	4,966	1,082
(3,381,453)	(2,234,679)	(4,634,618)	(2,743,975)	(19,674,347)	(13,151,500)	—	(123,717)	(3,814)
9,011,085	17,416,695	310,706	4,739,715	140,917,988	138,787,831	2,500	49,871	—
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,077,505	—	486,525	—	49,011	—	—	275	404
(10,545,269)	(8,296,646)	(13,239,409)	(62,578,921)	(120,018,665)	(44,560,198)	—	—	—
7,066,939	769,536	419,189	—	190,792,778	216,805,471	2,500	17,546,017	—
29,351	—	396	—	344,748	—	—	234	341
(1,033,200)	(17,279)	(88,078)	—	(49,971,570)	(27,705,136)	—	(1,759,834)	—
24,142,415	20,029,919	(146,344,938)	(509,505,513)	329,847,287	1,051,506,512	22,042,102	51,981,121	3,017,848
159,259,393	48,169,125	(92,856,756)	(437,713,297)	1,262,623,654	1,182,783,894	24,330,652	75,672,753	(361,131)
593,563,341	434,303,948	450,582,889	543,439,645	3,981,293,766	2,718,670,112	24,330,652	154,522,338	78,849,585

$—	$(2,505,988)	$—	$(1,294,276)	$(14,774,729)	$(9,445,703)	$—	$(25,685)	$324,189

1,791,139	3,756,169	429,069	747,193	8,665,271	9,299,124	662,136	201,526	157,571
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
243,174	—	1,381,111	—	—	—	—	51,444	81,920
(2,013,921)	(4,081,631)	(4,573,476)	(12,872,006)	(7,050,637)	(5,293,320)	(25,877)	(155,564)	(129,304)
359,548	737,445	209,619	271,315	1,019,852	1,022,708	525,260	138,403	86,646
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
116,301	—	1,095,837	—	—	—	—	30,773	52,181
(451,629)	(510,030)	(2,160,093)	(3,358,996)	(579,874)	(559,448)	(11,402)	(61,968)	(65,421)
924,651	1,395,748	1,069,302	1,789,648	15,028,741	21,697,603	170,945	1,901,087	517,460
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
80,656	—	617,814	—	7,764	—	—	242,996	460,870
(547,814)	(825,832)	(2,795,977)	(3,933,132)	(13,657,131)	(7,589,962)	(3,797)	(688,228)	(969,162)
123,416	191,423	97,260	152,417	849,995	1,147,045	175	5,736	11,202
8,799	—	39,050	—	—	—	—	277	65
(91,655)	(71,943)	(171,042)	(102,832)	(415,803)	(332,342)	—	(6,397)	(194)
244,644	552,445	11,210	176,271	2,813,151	3,339,736	175	2,164	—
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32,691	—	19,500	—	1,135	—	—	15	24
(281,644)	(260,178)	(472,297)	(2,263,695)	(2,447,709)	(1,073,911)	—	—	—
176,307	23,665	15,552	—	3,808,524	5,191,879	175	814,318	—
889	—	16	—	7,978	—	—	13	20
(26,672)	(529)	(2,948)	—	(1,010,941)	(666,828)	—	(76,757)	—
688,880	906,752	(5,190,493)	(19,393,817)	7,040,316	26,182,284	1,317,790	2,399,838	203,878

Financial Highlights

			From investment operations			Dividends & distributions				Ratio to average net assets (%)
		Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered (†)		Without expenses waived/ recovered(†)	Net income (loss)	Portfolio turnover rate (%) (a)		Total return (%) (a) (b)	Ending net assets (millions)
Fiscal periods
Beginning	Ending
Eagle Capital Appreciation Fund
Class A*
11/01/12	10/31/13	$30.95	$0.10	$8.66	$8.76	$(0.12)	$—	$(0.12)	$39.59	1.30		1.30	0.30	69	(c)	28.41	205
11/01/11	10/31/12	26.97	0.02	3.96	3.98	—	—	—	30.95	1.24		1.24	0.06	22		14.76	203
11/01/10	10/31/11	26.24	(0.01)	0.74	0.73	—	—	—	26.97	1.22		1.22	(0.03)	37		2.78	293
11/01/09	10/31/10	22.65	(0.04)	3.63	3.59	—	—	—	26.24	1.27		1.27	(0.18)	45		15.85	469
11/01/08	10/31/09	18.58	(0.06)	4.13	4.07	—	—	—	22.65	1.32		1.32	(0.31)	54		21.91	367
Class C*
11/01/12	10/31/13	26.62	(0.13)	7.44	7.31	—	—	—	33.93	2.03		2.03	(0.43)	69	(c)	27.46	68
11/01/11	10/31/12	23.36	(0.16)	3.42	3.26	—	—	—	26.62	1.94		1.94	(0.64)	22		13.96	66
11/01/10	10/31/11	22.88	(0.18)	0.66	0.48	—	—	—	23.36	1.92		1.92	(0.74)	37		2.10	67
11/01/09	10/31/10	19.90	(0.19)	3.17	2.98	—	—	—	22.88	1.99		1.99	(0.91)	45		14.97	81
11/01/08	10/31/09	16.45	(0.18)	3.63	3.45	—	—	—	19.90	2.08		2.08	(1.07)	54		20.97	84
Class I*
11/01/12	10/31/13	31.72	0.19	8.92	9.11	(0.23)	—	(0.23)	40.60	0.95		0.99	0.51	69	(c)	28.87	30
11/01/11	10/31/12	27.55	0.11	4.06	4.17	—	—	—	31.72	0.92		0.92	0.38	22		15.14	14
11/01/10	10/31/11	26.72	0.08	0.75	0.83	—	—	—	27.55	0.90		0.90	0.28	37		3.11	18
11/01/09	10/31/10	22.98	0.04	3.70	3.74	—	—	—	26.72	0.91		0.91	0.17	45		16.28	11
11/01/08	10/31/09	18.78	0.01	4.19	4.20	—	—	—	22.98	0.94		0.94	0.07	54		22.36	14
Class R-3*
11/01/12	10/31/13	30.53	0.01	8.52	8.53	(0.01)	—	(0.01)	39.05	1.60		1.60	0.02	69	(c)	27.94	1
11/01/11	10/31/12	26.68	(0.06)	3.91	3.85	—	—	—	30.53	1.53		1.53	(0.22)	22		14.43	1
11/01/10	10/31/11	26.03	(0.09)	0.74	0.65	—	—	—	26.68	1.51		1.51	(0.33)	37		2.50	1
11/01/09	10/31/10	22.52	(0.10)	3.61	3.51	—	—	—	26.03	1.49		1.49	(0.41)	45		15.59	1
11/01/08	10/31/09	18.51	(0.10)	4.11	4.01	—	—	—	22.52	1.49		1.49	(0.51)	54		21.66	1
Class R-5*
11/01/12	10/31/13	31.66	0.25	8.83	9.08	(0.24)	—	(0.24)	40.50	0.95		0.99	0.73	69	(c)	28.84	20
11/01/11	10/31/12	27.50	0.11	4.05	4.16	—	—	—	31.66	0.92		0.92	0.37	22		15.13	30
11/01/10	10/31/11	26.67	0.07	0.76	0.83	—	—	—	27.50	0.93		0.93	0.25	37		3.11	24
11/01/09	10/31/10	22.94	0.06	3.67	3.73	—	—	—	26.67	0.87		0.87	0.22	45		16.26	24
11/01/08	10/31/09	18.73	0.02	4.19	4.21	—	—	—	22.94	0.87		0.87	0.12	54		22.48	20

Eagle Growth & Income Fund
Class A*
11/01/12	10/31/13	13.87	0.33	3.06	3.39	(0.33)	(0.25)	(0.58)	16.68	1.09		1.09	2.17	28		25.14	214
11/01/11	10/31/12	13.14	0.30	1.36	1.66	(0.27)	(0.66)	(0.93)	13.87	1.12		1.12	2.25	20		13.48	175
11/01/10	10/31/11	12.83	0.27	0.30	0.57	(0.26)	—	(0.26)	13.14	1.21		1.21	2.02	123	(d)	4.46	134
11/01/09	10/31/10	11.57	0.20	1.26	1.46	(0.20)	—	(0.20)	12.83	1.40		1.30	1.61	50		12.65	128
11/01/08	10/31/09	9.71	0.31	1.86	2.17	(0.31)	—	(0.31)	11.57	1.39		1.55	3.12	57		22.88	90
Class C*
11/01/12	10/31/13	13.41	0.21	2.95	3.16	(0.22)	(0.25)	(0.47)	16.10	1.84		1.84	1.39	28		24.23	170
11/01/11	10/31/12	12.74	0.20	1.32	1.52	(0.19)	(0.66)	(0.85)	13.41	1.86		1.86	1.50	20		12.67	121
11/01/10	10/31/11	12.46	0.17	0.29	0.46	(0.18)	—	(0.18)	12.74	1.93		1.93	1.30	123	(d)	3.68	80
11/01/09	10/31/10	11.24	0.11	1.23	1.34	(0.12)	—	(0.12)	12.46	2.12		2.05	0.89	50		11.95	72
11/01/08	10/31/09	9.45	0.23	1.80	2.03	(0.24)	—	(0.24)	11.24	2.19		2.31	2.35	57		21.89	49
Class I*
11/01/12	10/31/13	13.85	0.37	3.06	3.43	(0.38)	(0.25)	(0.63)	16.65	0.80		0.80	2.37	28		25.49	94
11/01/11	10/31/12	13.13	0.34	1.36	1.70	(0.32)	(0.66)	(0.98)	13.85	0.83		0.83	2.49	20		13.79	44
11/01/10	10/31/11	12.82	0.32	0.29	0.61	(0.30)	—	(0.30)	13.13	0.88		0.87	2.39	123	(d)	4.77	14
11/01/09	10/31/10	11.56	0.29	1.22	1.51	(0.25)	—	(0.25)	12.82	0.95		0.97	2.01	50		13.15	9
03/18/09	10/31/09	8.43	0.20	3.20	3.40	(0.27)	—	(0.27)	11.56	0.95	(e)	1.12	3.08 (e)	57		40.72	2
Class R-3*
11/01/12	10/31/13	13.82	0.28	3.04	3.32	(0.28)	(0.25)	(0.53)	16.61	1.43		1.43	1.81	28		24.71	4
11/01/11	10/31/12	13.10	0.26	1.36	1.62	(0.24)	(0.66)	(0.90)	13.82	1.41		1.41	1.95	20		13.13	3
11/01/10	10/31/11	12.81	0.23	0.30	0.53	(0.24)	—	(0.24)	13.10	1.51		1.51	1.71	123	(d)	4.14	1
11/01/09	10/31/10	11.55	0.18	1.26	1.44	(0.18)	—	(0.18)	12.81	1.54		1.54	1.46	50		12.54	0
09/30/09	10/31/09	11.84	0.01	(0.22)	(0.21)	(0.08)	—	(0.08)	11.55	1.65	(e)	1.56	0.94 (e)	57		(1.83	0

			From investment operations			Dividends & distributions				Ratio to average net assets (%)
		Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered (†)		Without expenses waived/ recovered (†)		Net income (loss)		Portfolio turnover rate (%) (a)		Total return (%) (a) (b)	Ending net assets (millions)
Fiscal periods
Beginning	Ending
Eagle Growth & Income Fund (cont’d)
Class R-5*
11/01/12	10/31/13	13.84	0.33	3.10	3.43	(0.39)	(0.25)	(0.64)	16.63	0.72		0.72		2.07		28		25.54	3
11/01/11	10/31/12	13.13	0.32	1.37	1.69	(0.32)	(0.66)	(0.98)	13.84	0.86		0.84		2.37		20		13.69	0
11/01/10	10/31/11	12.83	0.29	0.32	0.61	(0.31)	—	(0.31)	13.13	0.95		0.85		2.17		123	(d)	4.77	0
12/28/09	10/31/10	12.11	0.22	0.69	0.91	(0.19)	—	(0.19)	12.83	0.95	(e)	1.85	(e)	2.11	(e)	50		7.53	0
Class R-6*
11/01/12	10/31/13	13.86	0.34	3.10	3.44	(0.38)	(0.25)	(0.63)	16.67	0.71		0.71		2.09		28		25.59	0
11/01/11	10/31/12	13.13	0.34	1.35	1.69	(0.30)	(0.66)	(0.96)	13.86	0.85		0.86		2.54		20		13.73	0
08/15/11	10/31/11	12.70	0.06	0.44	0.50	(0.07)	—	(0.07)	13.13	0.85	(e)	0.96	(e)	2.17	(e)	123	(d)	4.00	0

Eagle International Stock Fund
Class A*
02/28/13	10/31/13	14.29	0.15	2.04	2.19	—	—	—	16.48	1.55	(e)	11.48	(e)	1.50	(e)	42		15.33	4
Class C*
02/28/13	10/31/13	14.29	0.11	1.98	2.09	—	—	—	16.38	2.39	(e)	12.03	(e)	1.07	(e)	42		14.63	3
Class I*
02/28/13	10/31/13	14.29	0.13	2.10	2.23	—	—	—	16.52	1.15	(e)	4.25	(e)	1.21	(e)	42		15.61	0
Class R-3*
02/28/13	10/31/13	14.29	0.19	1.97	2.16	—	—	—	16.45	1.75	(e)	13.83	(e)	1.84	(e)	42		15.12	0
Class R-5*
02/28/13	10/31/13	14.29	0.25	1.98	2.23	—	—	—	16.52	1.15	(e)	13.27	(e)	2.44	(e)	42		15.61	0
Class R-6*
02/28/13	10/31/13	14.29	0.26	1.98	2.24	—	—	—	16.53	1.05	(e)	13.27	(e)	2.54	(e)	42		15.68	0

Eagle Investment Grade Bond Fund
Class A*
11/01/12	10/31/13	15.51	0.12	(0.27)	(0.15)	(0.11)	(0.36)	(0.47)	14.89	0.85		1.01		0.80		136		(1.00)	37
11/01/11	10/31/12	15.25	0.18	0.39	0.57	(0.18)	(0.13)	(0.31)	15.51	0.85		0.96		1.15		94		3.77	65
11/01/10	10/31/11	15.15	0.20	0.21	0.41	(0.23)	(0.08)	(0.31)	15.25	0.85		1.04		1.34		78		2.75	58
03/01/10	10/31/10	14.44	0.16	0.67	0.83	(0.12)	—	(0.12)	15.15	0.85	(e)	1.48	(e)	1.51	(e)	53		5.78	48
Class C*
11/01/12	10/31/13	15.49	— (f)	(0.26)	(0.26)	(0.01)	(0.36)	(0.37)	14.86	1.65		1.77		0.01		136		(1.75)	41
11/01/11	10/31/12	15.23	0.05	0.40	0.45	(0.06)	(0.13)	(0.19)	15.49	1.65		1.72		0.34		94		2.96	63
11/01/10	10/31/11	15.13	0.08	0.21	0.29	(0.11)	(0.08)	(0.19)	15.23	1.65		1.79		0.55		78		1.95	53
03/01/10	10/31/10	14.44	0.07	0.68	0.75	(0.06)	—	(0.06)	15.13	1.65	(e)	2.23	(e)	0.68	(e)	53		5.23	50
Class I*
11/01/12	10/31/13	15.54	0.16	(0.27)	(0.11)	(0.15)	(0.36)	(0.51)	14.92	0.60		0.72		1.04		136		(0.74)	7
11/01/11	10/31/12	15.27	0.21	0.41	0.62	(0.22)	(0.13)	(0.35)	15.54	0.60		0.67		1.38		94		4.09	6
11/01/10	10/31/11	15.17	0.24	0.20	0.44	(0.26)	(0.08)	(0.34)	15.27	0.60		0.74		1.58		78		2.97	3
03/01/10	10/31/10	14.44	0.16	0.71	0.87	(0.14)	—	(0.14)	15.17	0.60	(e)	2.11	(e)	1.59	(e)	53		6.05	4
Class R-3*
11/01/12	10/31/13	15.51	0.08	(0.27)	(0.19)	(0.07)	(0.36)	(0.43)	14.89	1.15		1.34		0.50		136		(1.28)	0
11/01/11	10/31/12	15.24	0.13	0.40	0.53	(0.13)	(0.13)	(0.26)	15.51	1.15		1.35		0.88		94		3.49	0
11/01/10	10/31/11	15.15	0.16	0.19	0.35	(0.18)	(0.08)	(0.26)	15.24	1.15		1.39		1.04		78		2.38	0
03/01/10	10/31/10	14.44	0.05	0.76	0.81	(0.10)	—	(0.10)	15.15	1.14	(e)	1.95	(e)	0.91	(e)	53		5.63	0
Class R-5*
11/01/12	10/31/13	15.51	0.16	(0.27)	(0.11)	(0.15)	(0.36)	(0.51)	14.89	0.60		0.64		1.04		136		(0.77)	0
11/01/11	10/31/12	15.22	0.22	0.41	0.63	(0.21)	(0.13)	(0.34)	15.51	0.60		0.60		1.41		94		4.20	0
11/01/10	10/31/11	15.13	0.24	0.19	0.43	(0.26)	(0.08)	(0.34)	15.22	0.60		6.01		1.59		78		2.91	0
03/01/10	10/31/10	14.44	0.18	0.65	0.83	(0.14)	—	(0.14)	15.13	0.61	(e)	4.92	(e)	1.77	(e)	53		5.75	0

Eagle Mid Cap Growth Fund
Class A*
11/01/12	10/31/13	31.52	(0.03)	10.68	10.65	—	(1.14)	(1.14)	41.03	1.20		1.20		(0.08)		52		34.81	304
11/01/11	10/31/12	29.96	(0.18)	1.74	1.56	—	—	—	31.52	1.22		1.22		(0.57)		87		5.21	233
11/01/10	10/31/11	28.03	(0.19)	2.12	1.93	—	—	—	29.96	1.23		1.23		(0.60)		91		6.89	231
11/01/09	10/31/10	21.25	(0.09)	6.87	6.78	—	—	—	28.03	1.33		1.33		(0.36)		96		31.91	140
11/01/08	10/31/09	18.63	(0.11)	2.73	2.62	—	—	—	21.25	1.44		1.44		(0.59)		127		14.06	95

			From investment operations			Dividends & distributions				Ratio to average net assets (%)
		Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered (†)		Without expenses waived/ recovered (†)		Net income (loss)		Portfolio turnover rate (%) (a)	Total return (%) (a) (b)	Ending net assets (millions)
Fiscal periods
Beginning	Ending
Eagle Mid Cap Growth Fund (cont’d)
Class C*
11/01/12	10/31/13	27.41	(0.25)	9.22	8.97	—	(1.14)	(1.14)	35.24	1.92		1.92		(0.80)		52	33.87	106
11/01/11	10/31/12	26.24	(0.34)	1.51	1.17	—	—	—	27.41	1.92		1.92		(1.27)		87	4.46	82
11/01/10	10/31/11	24.71	(0.35)	1.88	1.53	—	—	—	26.24	1.94		1.94		(1.30)		91	6.19	72
11/01/09	10/31/10	18.88	(0.24)	6.07	5.83	—	—	—	24.71	2.10		2.10		(1.11)		96	30.88	58
11/01/08	10/31/09	16.68	(0.23)	2.43	2.20	—	—	—	18.88	2.22		2.22		(1.36)		127	13.19	45
Class I*
11/01/12	10/31/13	32.36	0.08	11.01	11.09	—	(1.14)	(1.14)	42.31	0.87		0.87		0.22		52	35.28	126
11/01/11	10/31/12	30.66	(0.07)	1.77	1.70	—	—	—	32.36	0.88		0.88		(0.23)		87	5.54	81
11/01/10	10/31/11	28.58	(0.09)	2.17	2.08	—	—	—	30.66	0.89		0.88		(0.29)		91	7.28	60
11/01/09	10/31/10	21.58	(0.02)	7.02	7.00	—	—	—	28.58	0.95		0.95		(0.07)		96	32.44	15
11/01/08	10/31/09	18.83	(0.02)	2.77	2.75	—	—	—	21.58	0.95		1.05		(0.13)		127	14.60	6
Class R-3*
11/01/12	10/31/13	31.19	(0.14)	10.57	10.43	—	(1.14)	(1.14)	40.48	1.49		1.49		(0.39)		52	34.46	12
11/01/11	10/31/12	29.73	(0.26)	1.72	1.46	—	—	—	31.19	1.49		1.49		(0.84)		87	4.91	8
11/01/10	10/31/11	27.88	(0.27)	2.12	1.85	—	—	—	29.73	1.52		1.52		(0.89)		91	6.64	4
11/01/09	10/31/10	21.19	(0.19)	6.88	6.69	—	—	—	27.88	1.61		1.61		(0.72)		96	31.57	1
01/12/09	10/31/09	16.84	(0.15)	4.50	4.35	—	—	—	21.19	1.74	(e)	1.74	(e)	(0.94	)(e)	127	25.83	0
Class R-5*
11/01/12	10/31/13	32.34	0.09	10.98	11.07	—	(1.14)	(1.14)	42.27	0.89		0.89		0.24		52	35.24	39
11/01/11	10/31/12	30.64	(0.08)	1.78	1.70	—	—	—	32.34	0.90		0.90		(0.25)		87	5.55	30
11/01/10	10/31/11	28.56	(0.11)	2.19	2.08	—	—	—	30.64	0.91		0.91		(0.35)		91	7.28	19
12/28/09	10/31/10	24.70	(0.12)	3.98	3.86	—	—	—	28.56	0.95	(e)	1.15	(e)	(0.44	)(e)	96	15.63	0
Class R-6*
11/01/12	10/31/13	32.37	0.02	11.11	11.13	—	(1.14)	(1.14)	42.36	0.78		0.78		0.05		52	35.40	7
11/01/11	10/31/12	30.76	(0.05)	1.66	1.61	—	—	—	32.37	0.80		0.80		(0.16)		87	5.23	1
08/15/11	10/31/11	29.65	(0.02)	1.13	1.11	—	—	—	30.76	0.85	(e)	0.85	(e)	(0.32	)(e)	91	3.74	0

Eagle Mid Cap Stock Fund
Class A*
11/01/12	10/31/13	27.14	(0.04)	7.40	7.36	—	(4.02)	(4.02)	30.48	1.22		1.22		(0.14)		27	30.90	208
11/01/11	10/31/12	25.07	(0.02)	2.09	2.07	—	—	—	27.14	1.20		1.20		(0.09)		184	8.26	260
11/01/10	10/31/11	25.37	(0.03)	(0.27)	(0.30)	—	—	—	25.07	1.14		1.14		(0.11)		242	(1.18)	544
11/01/09	10/31/10	21.10	(0.07)	4.34	4.27	—	—	—	25.37	1.20		1.20		(0.32)		245	20.24	736
11/01/08	10/31/09	18.34	(0.03)	2.79	2.76	—	—	—	21.10	1.26		1.26		(0.18)		196	15.05	812
Class C*
11/01/12	10/31/13	23.49	(0.21)	6.26	6.05	—	(4.02)	(4.02)	25.52	1.95		1.95		(0.90)		27	30.00	138
11/01/11	10/31/12	21.86	(0.20)	1.83	1.63	—	—	—	23.49	1.92		1.92		(0.85)		184	7.46	147
11/01/10	10/31/11	22.28	(0.19)	(0.23)	(0.42)	—	—	—	21.86	1.85		1.85		(0.83)		242	(1.89)	204
11/01/09	10/31/10	18.67	(0.21)	3.82	3.61	—	—	—	22.28	1.93		1.93		(1.06)		245	19.34	239
11/01/08	10/31/09	16.34	(0.15)	2.48	2.33	—	—	—	18.67	2.00		2.00		(0.93)		196	14.26	232
Class I*
11/01/12	10/31/13	27.76	0.03	7.62	7.65	—	(4.02)	(4.02)	31.39	0.95		1.12		0.11		27	31.31	98
11/01/11	10/31/12	25.58	0.04	2.14	2.18	—	—	—	27.76	0.91		0.91		0.16		184	8.52	118
11/01/10	10/31/11	25.79	0.07	(0.28)	(0.21)	—	—	—	25.58	0.79		0.79		0.24		242	(0.81)	163
11/01/09	10/31/10	21.36	0.01	4.42	4.43	—	—	—	25.79	0.79		0.79		0.06		245	20.74	340
11/01/08	10/31/09	18.49	0.03	2.84	2.87	—	—	—	21.36	0.87		0.87		0.16		196	15.52	254
Class R-3*
11/01/12	10/31/13	26.78	(0.13)	7.29	7.16	—	(4.02)	(4.02)	29.92	1.52		1.52		(0.48)		27	30.53	6
11/01/11	10/31/12	24.80	(0.12)	2.10	1.98	—	—	—	26.78	1.49		1.49		(0.47)		184	7.98	6
11/01/10	10/31/11	25.17	(0.11)	(0.26)	(0.37)	—	—	—	24.80	1.43		1.43		(0.43)		242	(1.47)	5
11/01/09	10/31/10	20.98	(0.13)	4.32	4.19	—	—	—	25.17	1.41		1.41		(0.57)		245	19.97	4
11/01/08	10/31/09	18.26	(0.06)	2.78	2.72	—	—	—	20.98	1.40		1.40		(0.35)		196	14.90	3

			From investment operations			Dividends & distributions				Ratio to average net assets (%)
		Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered (†)		Without expenses waived/ recovered (†)		Net income (loss)		Portfolio turnover rate (%) (a)	Total return (%) (a) (b)	Ending net assets (millions)

Fiscal periods
Beginning	Ending
Eagle Mid Cap Stock Fund (cont’d)
Class R-5*
11/01/12	10/31/13	27.77	0.19	7.59	7.78	—	(4.02)	(4.02)	31.53	0.84		0.84		0.69		27	31.84	1
11/01/11	10/31/12	25.60	0.05	2.12	2.17	—	—	—	27.77	0.94		0.94		0.19		184	8.48	13
11/01/10	10/31/11	25.83	0.05	(0.28)	(0.23)	—	—	—	25.60	0.85		0.85		0.18		242	(0.89)	65
11/01/09	10/31/10	21.39	0.02	4.42	4.44	—	—	—	25.83	0.78		0.78		0.09		245	20.76	72
11/01/08	10/31/09	18.50	0.05	2.84	2.89	—	—	—	21.39	0.79		0.79		0.28		196	15.62	60
Class R-6*
11/01/12	10/31/13	27.81	(0.02)	7.73	7.71	—	(4.02)	(4.02)	31.50	0.79		0.79		(0.08)		27	31.49	0
11/01/11	10/31/12	25.70	0.05	2.06	2.11	—	—	—	27.81	0.85		0.91		0.18		184	8.21	0
08/15/11	10/31/11	25.41	0.01	0.28	0.29	—	—	—	25.70	0.85	(e)	0.85	(e)	0.24	(e)	242	1.14	0

Eagle Small Cap Growth Fund
Class A*
11/01/12	10/31/13	41.13	(0.16)	13.36	13.20	—	—	—	54.33	1.10		1.10		(0.33)		38	32.09	999
11/01/11	10/31/12	38.93	(0.24)	2.44	2.20	—	—	—	41.13	1.11		1.11		(0.61)		44	5.65	690
11/01/10	10/31/11	33.79	(0.27)	5.41	5.14	—	—	—	38.93	1.16		1.16		(0.69)		36	15.21	497
11/01/09	10/31/10	25.10	(0.16)	8.85	8.69	—	—	—	33.79	1.31		1.31		(0.55)		49	34.62	266
11/01/08	10/31/09	22.52	(0.18)	2.76	2.58	—	—	—	25.10	1.37		1.37		(0.83)		110	11.46	200
Class C*
11/01/12	10/31/13	34.40	(0.42)	11.13	10.71	—	—	—	45.11	1.82		1.82		(1.05)		38	31.13	189
11/01/11	10/31/12	32.78	(0.44)	2.06	1.62	—	—	—	34.40	1.83		1.83		(1.32)		44	4.94	129
11/01/10	10/31/11	28.65	(0.46)	4.59	4.13	—	—	—	32.78	1.86		1.86		(1.40)		36	14.42	108
11/01/09	10/31/10	21.44	(0.31)	7.52	7.21	—	—	—	28.65	2.05		2.05		(1.25)		49	33.63	72
11/01/08	10/31/09	19.40	(0.30)	2.34	2.04	—	—	—	21.44	2.17		2.17		(1.63)		110	10.52	60
Class I*
11/01/12	10/31/13	42.04	(0.01)	13.67	13.66	(0.02)	—	(0.02)	55.68	0.79		0.79		(0.01)		38	32.49	1,815
11/01/11	10/31/12	39.65	(0.11)	2.50	2.39	—	—	—	42.04	0.78		0.78		(0.28)		44	6.03	1,313
11/01/10	10/31/11	34.41	(0.14)	5.38	5.24	—	—	—	39.65	0.82		0.83		(0.37)		36	15.23	679
11/01/09	10/31/10	25.44	(0.12)	9.09	8.97	—	—	—	34.41	0.86		0.86		(0.34)		49	35.26	97
11/01/08	10/31/09	22.72	(0.08)	2.80	2.72	—	—	—	25.44	0.87		0.87		(0.37)		110	11.97	20
Class R-3*
11/01/12	10/31/13	40.68	(0.29)	13.19	12.90	—	—	—	53.58	1.37		1.37		(0.62)		38	31.71	134
11/01/11	10/31/12	38.58	(0.35)	2.45	2.10	—	—	—	40.68	1.38		1.38		(0.88)		44	5.44	84
11/01/10	10/31/11	33.52	(0.34)	5.40	5.06	—	—	—	38.58	1.37		1.37		(0.90)		36	15.10	48
11/01/09	10/31/10	24.96	(0.19)	8.75	8.56	—	—	—	33.52	1.55		1.55		(0.66)		49	34.29	2
11/01/08	10/31/09	22.44	(0.18)	2.70	2.52	—	—	—	24.96	1.54		1.54		(1.01)		110	11.23	2
Class R-5*
11/01/12	10/31/13	42.14	0.01	13.69	13.70	(0.01)	—	(0.01)	55.83	0.77		0.77		0.02		38	32.51	341
11/01/11	10/31/12	39.74	(0.12)	2.52	2.40	—	—	—	42.14	0.80		0.80		(0.29)		44	6.04	242
11/01/10	10/31/11	34.39	(0.16)	5.51	5.35	—	—	—	39.74	0.85		0.85		(0.39)		36	15.56	138
11/01/09	10/31/10	25.43	(0.04)	9.00	8.96	—	—	—	34.39	0.88		0.88		(0.14)		49	35.23	49
11/01/08	10/31/09	22.72	(0.09)	2.80	2.71	—	—	—	25.43	0.90		0.90		(0.40)		110	11.93	30
Class R-6*
11/01/12	10/31/13	42.20	0.03	13.74	13.77	(0.05)	—	(0.05)	55.92	0.68		0.68		0.07		38	32.68	502
11/01/11	10/31/12	39.76	(0.09)	2.53	2.44	—	—	—	42.20	0.69		0.69		(0.22)		44	6.14	260
08/15/11	10/31/11	37.85	(0.06)	1.97	1.91	—	—	—	39.76	0.85	(e)	0.85	(e)	(0.75	)(e)	36	5.05	65

Eagle Small Cap Stock Fund
Class A*
12/31/12	10/31/13	14.29	(0.10)	4.31	4.21	—	—	—	18.50	1.32	(e)	4.78	(e)	(0.73	)(e)	42	29.46	12
Class C*
12/31/12	10/31/13	14.29	(0.21)	4.30	4.09	—	—	—	18.38	2.08	(e)	5.54	(e)	(1.47	)(e)	42	28.62	9
Class I*
12/31/12	10/31/13	14.29	(0.05)	4.33	4.28	—	—	—	18.57	0.95	(e)	4.89	(e)	(0.35	)(e)	42	29.95	3
Class R-3*
12/31/12	10/31/13	14.29	(0.12)	4.29	4.17	—	—	—	18.46	1.52	(e)	11.76	(e)	(0.90	)(e)	42	29.18	0

			From investment operations			Dividends & distributions				Ratio to average net assets (%)
		Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered (†)		Without expenses waived/ recovered (†)		Net income (loss)		Portfolio turnover rate (%) (a)	Total return (%) (a) (b)	Ending net assets (millions)

Fiscal periods
Beginning	Ending
Eagle Small Cap Stock Fund (cont’d)
Class R-5*
12/31/12	10/31/13	14.29	(0.05)	4.31	4.26	—	—	—	18.55	0.95	(e)	11.20	(e)	(0.33	)(e)	42	29.81	0
Class R-6*
12/31/12	10/31/13	14.29	(0.03)	4.31	4.28	—	—	—	18.57	0.85	(e)	11.19	(e)	(0.23	)(e)	42	29.95	0

Eagle Smaller Company Fund
Class A*
11/01/12	10/31/13	18.93	(0.03)	5.96	5.93	(0.09)	(1.39)	(1.48)	23.38	1.37		1.40		(0.13)		14	33.60	19
11/01/11	10/31/12	20.05	0.04	1.47	1.51	—	(2.63)	(2.63)	18.93	1.35		1.42		0.23		13	9.31	13
11/01/10	10/31/11	19.63	(0.05)	2.23	2.18	—	(1.76)	(1.76)	20.05	1.40		1.44		(0.25)		36	11.35	12
11/01/09	10/31/10	16.54	(0.09)	3.75	3.66	—	(0.57)	(0.57)	19.63	1.50		1.67		(0.46)		22	22.63	10
11/03/08	10/31/09	14.29	(0.07)	2.32	2.25	—	—	—	16.54	1.48	(e)	4.53	(e)	(0.45	)(e)	23	15.75	6
Class C*
11/01/12	10/31/13	18.22	(0.18)	5.73	5.55	—	(1.39)	(1.39)	22.38	2.12		2.14		(0.88)		14	32.62	11
11/01/11	10/31/12	19.52	(0.10)	1.43	1.33	—	(2.63)	(2.63)	18.22	2.11		2.19		(0.54)		13	8.54	7
11/01/10	10/31/11	19.32	(0.22)	2.18	1.96	—	(1.76)	(1.76)	19.52	2.28		2.21		(1.13)		36	10.31	6
11/01/09	10/31/10	16.41	(0.23)	3.71	3.48	—	(0.57)	(0.57)	19.32	2.30		2.49		(1.25)		22	21.69	5
11/03/08	10/31/09	14.29	(0.19)	2.31	2.12	—	—	—	16.41	2.28	(e)	5.37	(e)	(1.27	)(e)	23	14.84	3
Class I*
11/01/12	10/31/13	19.28	0.06	6.07	6.13	(0.16)	(1.39)	(1.55)	23.86	0.95		1.16		0.27		14	34.20	106
11/01/11	10/31/12	20.31	0.12	1.49	1.61	(0.01)	(2.63)	(2.64)	19.28	0.95		1.17		0.61		13	9.74	58
11/01/10	10/31/11	19.80	0.04	2.24	2.28	(0.01)	(1.76)	(1.77)	20.31	0.95		1.19		0.20		36	11.81	61
11/01/09	10/31/10	16.59	0.02	3.77	3.79	(0.01)	(0.57)	(0.58)	19.80	0.95		1.56		0.11		22	23.39	56
03/09/09	10/31/09	9.65	(0.01)	6.95	6.94	—	—	—	16.59	0.95	(e)	1.80	(e)	(0.04	)(e)	23	71.92	49
Class R-3*
11/01/12	10/31/13	18.77	(0.08)	5.89	5.81	(0.07)	(1.39)	(1.46)	23.12	1.70		1.85		(0.40)		14	33.17	0
11/01/11	10/31/12	19.96	— (f)	1.44	1.44	—	(2.63)	(2.63)	18.77	1.70		1.80		0.02		13	8.95	0
11/01/10	10/31/11	19.60	(0.11)	2.23	2.12	—	(1.76)	(1.76)	19.96	1.70		1.67		(0.55)		36	11.03	0
12/28/09	10/31/10	17.86	(0.11)	1.85	1.74	—	—	—	19.60	1.71	(e)	2.68	(e)	(0.69	)(e)	22	9.74	0
Class R-5*
11/01/12	10/31/13	19.25	(0.02)	6.15	6.13	(0.17)	(1.39)	(1.56)	23.82	0.95		1.00		(0.11)		14	34.25	0
11/01/11	10/31/12	20.30	0.12	1.48	1.60	(0.02)	(2.63)	(2.65)	19.25	0.95		1.28		0.62		13	9.72	0
11/01/10	10/31/11	19.79	0.04	2.25	2.29	(0.02)	(1.76)	(1.78)	20.30	0.95		1.13		0.21		36	11.83	0
12/28/09	10/31/10	17.92	0.01	1.86	1.87	—	—	—	19.79	0.97	(e)	1.96	(e)	0.05	(e)	22	10.44	0
Class R-6*
11/01/12	10/31/13	19.28	0.01	6.14	6.15	(0.18)	(1.39)	(1.57)	23.86	0.85		0.96		0.04		14	34.33	18
11/01/11	10/31/12	20.30	0.14	1.49	1.63	(0.02)	(2.63)	(2.65)	19.28	0.85		1.15		0.72		13	9.85	0
08/15/11	10/31/11	19.44	0.01	0.85	0.86	—	—	—	20.30	0.85	(e)	1.24	(e)	0.17	(e)	36	4.42	0
(†) The ratio of expenses to average net assets includes the effects of expense offsets. If the expense offsets were excluded, the ratio would be equal to the ratio presented.
*   Per share amounts have been calculated using the daily average share method.
(a) Not annualized for periods less than one year.
(b) Total returns are calculated without the imposition of either front-end or contingent deferred sales charges.
(c) The Eagle Capital Appreciation Fund changed its subadvisor effective June 28, 2013.
(d) The Eagle Growth & Income Fund changed its subadvisor effective June 1, 2011.
(e) Annualized.
(f) Per share amount is less than $0.005.

Notes to Financial Statements

10.31.2013

NOTE 1  |  Organization and investment objective  |  The Eagle Capital Appreciation Fund, Eagle Growth & Income Fund and Eagle Series Trust (each a “Trust” and collectively the “Trusts” or the “Eagle Family of Funds”) are organized as separate Massachusetts business trusts, and are registered under the Investment Company Act of 1940, as amended, as diversified, open-end management investment companies. Members of the Board of Trustees (“Board”) for the Trusts may serve as Trustees for one or more of the Trusts. Each Trust offers shares in the following series (each a “Fund” and collectively the “Funds”) and are advised by Eagle Asset Management, Inc. (“Eagle” or “Manager”).
•	The Eagle Capital Appreciation Fund (“Capital Appreciation Fund”) seeks long-term capital appreciation.
•	The Eagle Growth & Income Fund (“Growth & Income Fund”) primarily seeks long-term capital appreciation and, secondarily, seeks current income.
The Eagle Series Trust currently offers shares in seven series:
•	The Eagle International Stock Fund (“International Stock Fund”) (commenced operations on February 28, 2013) seeks capital appreciation,
•	The Eagle Investment Grade Bond Fund (“Investment Grade Bond Fund”) seeks current income and preservation of capital,
•	The Eagle Mid Cap Growth Fund (“Mid Cap Growth Fund”) seeks long-term capital appreciation,
•	The Eagle Mid Cap Stock Fund (“Mid Cap Stock Fund”) seeks long-term capital appreciation,
•	The Eagle Small Cap Growth Fund (“Small Cap Growth Fund”) seeks long-term capital appreciation,
•	The Eagle Small Cap Stock Fund (“Small Cap Stock Fund”) (commenced operations on December 31, 2012) seeks capital appreciation, and
•	The Eagle Smaller Company Fund (“Smaller Company Fund”) seeks capital growth.
The Eagle Series Trust also includes the Eagle Tax-Exempt Bond Fund which is not currently offered for sale.
Class offerings  |  Each Fund is authorized and currently offers Class A, Class C, Class I, Class R-3 and Class R-5 shares to qualified buyers. The Growth & Income Fund, the International Stock Fund, the Mid Cap Growth Fund, the Mid Cap Stock Fund, the Small Cap Growth Fund, the Small Cap Stock Fund and the Smaller Company Fund are authorized and currently offer Class R-6 shares to qualified buyers.
•	For all Funds except the Investment Grade Bond Fund, Class A shares are sold at a maximum front-end sales charge of 4.75%. For the Investment Grade Bond Fund, Class A shares are sold at a maximum front-end sales charge of 3.75%. Class A share investments greater than $1 million, which are not sold subject to a sales charge, may be subject to a contingent deferred sales charge (“CDSC”) of up to 1% of the lower of net asset value (“NAV”) or purchase price if redeemed within 18 months of purchase.
•	Class C shares are sold subject to a CDSC of 1% of the lower of NAV or purchase price if redeemed within one year of purchase.
•	Class I, Class R-3, Class R-5 and Class R-6 shares are each sold without a front-end sales charge or a CDSC to qualified buyers.
NOTE 2  |  Significant accounting policies
Use of estimates  |  The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates and those differences could be material.
Valuation of securities  |  The price of each Fund’s shares is based on the NAV per share of each class of a Fund. The Funds determine the NAV of their shares on each day the New York Stock Exchange (“NYSE”) is open for business, as of the close of the regular trading session (typically 4:00 p.m. Eastern Time) (“NYSE Close”), or earlier NYSE closing time that day. If the NYSE or other securities exchange modifies the published closing price of securities traded on that exchange after the NAV is calculated, the Manager is not required to recalculate the NAV.
Generally, the Funds value portfolio securities for which market quotations are readily available at market value; however, a Fund may adjust the market quotation price of securities traded in foreign markets to reflect events that occur between the close of those markets and the time of the Fund’s determination of the NAV.

A market quotation may be considered unreliable or unavailable for various reasons, such as:
•	The quotation may be stale;
•	The quotation is not actively traded;
•	Trading on the security halted before the close of the trading market;
•	Security is newly issued;
•	Issuer-specific events occurred after the security halted trading; or
•	Because of the passage of time between the close of the market on which the security trades and the close of the NYSE.
Issuer-specific events may cause the last market quotation to be unreliable. Such events may include:
•	A merger or insolvency;
•	Events which affect a geographical area or an industry segment, such as political events or natural disasters; or
•	Market events, such as a significant movement in the U.S. markets.
For most securities, both the latest transaction prices and adjustments for securities traded in foreign markets are furnished by Board approved independent pricing services. The Funds value all other securities and assets for which market quotations are unavailable or unreliable at their fair value in good faith using Pricing and Valuation Procedures (“Procedures”) approved by the Board. A Fund may fair value small-cap securities, for example, that are thinly traded or illiquid. Fair value requires consideration of appropriate factors, including indications of fair value available from pricing services. A fair value price is an estimated price and may vary from the prices used by other mutual funds to calculate their NAV.
Pursuant to the Procedures, the Board has delegated the day-to-day responsibility for applying and administering the Procedures to a valuation committee comprised of certain officers of the Trusts and other employees of the Manager (“Valuation Committee”). The composition of this Valuation Committee may change from time to time. The Valuation Committee follows fair valuation guidelines as set forth in the Procedures to make fair value determinations on all securities and assets for which market quotations are unavailable or unreliable. For portfolio securities fair valued by the Valuation Committee, Eagle checks fair value prices by comparing the fair value of the security with values that are available from other sources (if any). Eagle compares the fair value of the security to the next-day opening price or next actual sale price, when applicable. Eagle documents and reports to the Valuation Committee such comparisons when they are made. The Valuation Committee reports such comparisons to the Board at their regularly scheduled meetings. The Board retains the responsibility for periodic review and consideration of the appropriateness of any fair value pricing methodology established or implemented for a Fund. Fair value pricing methods, the Procedures and pricing services can change from time to time as approved by the Board, and may occur as a result of lookback testing results or changes in industry best practices.
There can be no assurance, however, that a fair value price used by a Fund on any given day will more accurately reflect the market value of a security than the market price of such security on that day, as fair valuation determinations may involve subjective judgments made by the Valuation Committee. Fair value pricing may deter shareholders from trading a Fund’s shares on a frequent basis in an attempt to take advantage of arbitrage opportunities resulting from potentially stale prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading. Specific types of securities are valued as follows:
•	Domestic exchange-traded equity securities | Market quotations are generally available and reliable for domestic exchange-traded equity securities. If the prices provided by the pricing service and independent quoted prices are unavailable or unreliable, the Valuation Committee will fair value the security using the Procedures.
•	Foreign equity securities | If market quotations are available and reliable for foreign exchange-traded equity securities, the securities will be valued at the market quotations. Because trading hours for certain foreign securities end before the NYSE Close, closing market quotations may become unreliable. Consequently, fair valuation of portfolio securities may occur on a daily basis. A Fund may fair value a security if certain events occur between the time trading ends in a foreign market on a particular security and the Fund’s NAV calculation. A Fund may also fair value a particular security if the events are significant and make the closing price unavailable or unreliable. If an issuer-specific event has occurred that a Fund or Eagle determines, in its judgment, is likely to have affected the closing price of a foreign security, the affected Fund will price the security at fair value. The Fund also utilizes a screening process from a pricing vendor to indicate the degree of certainty, based on historical data, that the closing price in the principal market where a foreign security trades is not the current market value as of the NYSE Close.

Securities and other assets quoted in foreign currencies are valued in U.S. dollars based on exchange rates provided by a pricing service. The pricing vendor, pricing methodology or degree of certainty may change from time to time. Securities primarily traded on foreign markets may trade on days that are not business days of the Funds. Because the NAV of a Fund’s shares is determined only on business days of the Fund, the value of the portfolio securities of a Fund that invests in foreign securities may change on days when shareholders would not be able to purchase or redeem shares of the Fund.
•	Fixed income securities | Government bonds, corporate bonds, asset-backed bonds, municipal bonds and convertible securities, including high yield or junk bonds, normally are valued on the basis of prices provided by independent pricing services. Prices provided by the pricing services may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to special securities, dividend rate, maturity and other market data. If the prices provided by the pricing service and independent quoted prices are unavailable or unreliable, the Valuation Committee will fair value the security using the Procedures.
•	Short-term securities | The amortized cost method of security valuation is used by the Funds (as set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended) for short-term investments (investments that have a maturity date of 60 days or less). The amortized cost of an instrument is determined by valuing it at cost as of the time of purchase and thereafter accreting/ amortizing any purchase discount/premium at a constant rate until maturity. Amortized cost approximates fair value.
•	Futures and Options | Futures and options are valued on the basis of market quotations, if available and reliable. If the prices provided by the pricing service and independent quoted prices are unreliable, the Valuation Committee will fair value the security using the Procedures. During the fiscal year ended October 31, 2013, none of the Funds held futures or options.
•	Investment companies and Exchange traded funds (ETFs) | Investments in other investment companies are valued at their reported NAV. In addition, investments in ETFs are valued on the basis of market quotations, if available. If the prices provided by the pricing service and independent quoted prices are unavailable or unreliable, the Valuation Committee will fair value the security using the Procedures.
Fair value measurements  |  Each Fund utilizes a three-level hierarchy of inputs to establish a classification of fair value measurements. The three levels are defined below:
Level 1—Valuations based on unadjusted quoted prices for identical securities in active markets;
Level 2—Valuations based on inputs other than quoted prices that are observable, either directly or indirectly, including inputs in markets that are not considered active; and
Level 3—Valuations based on inputs that are unobservable and significant to the fair value measurement, and may include the Valuation Committee’s own assumptions on determining fair value of investments.
Inputs that are used in determining fair value of an investment may include price information, credit data, volatility statistics, and other factors. These inputs can be either observable or unobservable. The availability of observable inputs can vary between investments, and is affected by various factors such as the type of investment, and the volume and/or level of activity for that investment or similar investments in the marketplace. The inputs will be considered by the Valuation Committee, along with any other relevant factors in the calculation of an investment’s fair value. A Fund uses prices and inputs that are current as of the valuation date, which may include periods of market dislocations. During these periods, the availability of prices and inputs may be reduced for many investments. This condition could cause an investment to be reclassified between the various levels within the hierarchy.
Investments falling into the Level 3 category may be classified as Level 3 investments due to lack of market transparency and corroboration to support these quoted prices. Additionally, valuation models may be used as the pricing source for any remaining investments classified as Level 3. These models may rely on one or more significant unobservable inputs and/or significant assumptions by the Valuation Committee. Inputs used in valuations may include, but are not limited to, financial statement analysis, capital account balances, discount rates and estimated cash flows, and comparable company data.

The following is a summary of the inputs used to value each Fund’s investments as of October 31, 2013.

Quoted prices in active markets for identical assets (Level 1)		Significant other observable inputs (Level 2)	Total
Capital Appreciation Fund
Domestic common stocks (a)	$322,635,606	$—	$322,635,606
Total investment portfolio	$322,635,606	$—	$322,635,606
Growth & Income Fund
Domestic common stocks (a)	$479,273,485	$—	$479,273,485
Total investment portfolio	$479,273,485	$—	$479,273,485
International Stock Fund
Foreign common stocks
Advertising	$—	$96,190	$96,190
Aerospace/defense	—	64,112	64,112
Airlines	—	124,158	124,158
Auto manufacturers	—	560,229	560,229
Auto parts & equipment	—	165,774	165,774
Banks	—	1,008,462	1,008,462
Beverages	—	119,378	119,378
Biotechnology	—	150,819	150,819
Building materials	—	75,835	75,835
Computers	—	68,298	68,298
Cosmetics/personal care	—	12,675	12,675
Distribution/wholesale	—	557,690	557,690
Electric	—	33,329	33,329
Electronics	—	46,576	46,576
Engineering & construction	—	62,150	62,150
Entertainment	—	74,748	74,748
Food	—	194,407	194,407
Forest products & paper	—	51,163	51,163
Healthcare services	—	29,115	29,115
Home builders	—	112,275	112,275
Home furnishings	—	25,652	25,652
Insurance	—	839,904	839,904
Internet	—	74,582	74,582
Iron/steel	—	16,729	16,729
Machinery-diversified	—	11,687	11,687
Media	—	35,532	35,532
Miscellaneous manufacturer	—	9,338	9,338
Oil & gas	—	192,030	192,030
Oil & gas services	—	20,901	20,901
International Stock Fund (cont’d)
Packaging & containers	$—	$135,865	$135,865
Pharmaceuticals	—	502,687	502,687
Real estate	—	40,862	40,862
Retail	—	37,102	37,102
Semiconductors	—	32,035	32,035
Software	—	33,009	33,009
Telecommunications	—	540,666	540,666
Transportation	—	148,622	148,622
Foreign preferred stocks
Insurance	—	15,495	15,495
Total investment portfolio	$—	$6,320,081	$6,320,081
Investment Grade Bond Fund
Domestic corporate bonds (a)	$—	$33,996,217	$33,996,217
Foreign corporate bonds (a)	—	8,547,622	8,547,622
Mortgage and asset-backed securities (a)	—	30,311,554	30,311,554
U.S. Treasuries	—	6,998,125	6,998,125
U.S. Government agency securities	—	3,789,530	3,789,530
Supranational banks	—	1,031,080	1,031,080
Total investment portfolio	$—	$84,674,128	$84,674,128
Mid Cap Growth Fund
Domestic common stocks (a)	$586,994,207	$—	$586,994,207
Total investment portfolio	$586,994,207	$—	$586,994,207
Mid Cap Stock Fund
Domestic common stocks (a)	$434,410,271	$—	$434,410,271
Total investment portfolio	$434,410,271	$—	$434,410,271
Small Cap Growth Fund
Domestic common stocks (a)	$3,908,061,428	$—	$3,908,061,428
Total investment portfolio	$3,908,061,428	$—	$3,908,061,428
Small Cap Stock Fund
Domestic common stocks (a)	$22,503,678	$—	$22,503,678
Holding companies	268,401	—	268,401
Total investment portfolio	$22,772,079	$—	$22,772,079

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Total
Smaller Company Fund
Domestic common stocks (a)	$149,732,110	$—	$149,732,110
Holding companies	2,165,436	—	2,165,436
Investment companies	755,652	—	755,652
Total investment portfolio	$152,653,198	$—	$152,653,198
(a) Please see the investment portfolio for detail by industry.

During the fiscal year ended October 31, 2013, none of the Funds had any investments classified as Level 3 and there were no transfers in or out of levels 1, 2 or 3.
Foreign currency transactions  |  The books and records of each Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis: (i) market value of investment securities, other assets and other liabilities at the daily rates of exchange, and (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions. The Funds do not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investment transactions. Net realized gain (loss) from foreign currency transactions and the net change in unrealized appreciation (depreciation) on translation of assets and liabilities denominated in foreign currencies include gains and losses between trade and settlement date on securities transactions, gains and losses arising from the purchase and sale of forward foreign currency exchange contracts and gains and losses between the ex and payment dates on dividends, interest and foreign withholding taxes.
Forward foreign currency exchange contracts  |  Each of the Funds except the Small Cap Growth Fund is authorized to enter into forward foreign currency contracts which are used primarily to hedge against foreign currency exchange rate risk on its non-U.S. dollar denominated investment securities. Forward foreign currency exchange contracts are translated to U.S. dollars using forward exchange rates provided by a pricing service as of the close of the NYSE each valuation day and the unrealized gain or loss is included in the Statements of Assets and Liabilities. When the contracts are closed, the gain or loss is realized. Realized and unrealized gains and losses are included in the Statements of Operations. Risks may arise from unanticipated movements in the currency’s value relative to the U.S. dollar and from the possible inability of counter-parties to meet the terms of their contracts. During the fiscal year ended October 31, 2013, none of the Funds held forward foreign currency exchange contracts.
Real estate investment trusts (“REIT(s)”)  |  There are certain additional risks involved in investing in REITs. These include, but are not limited to, economic conditions, changes in zoning laws, real estate values, property taxes and interest rates. Dividend income is recorded at the Manager’s estimate of the income included in distributions from the REITs. Distributions received in excess of the estimated amount are recorded as a reduction of the cost of the investments. The actual amounts of income, return of capital and capital gains are only determined by each REIT after the fiscal year-end and may differ from the estimated amounts.
Repurchase agreements  |  Each Fund may enter into repurchase agreements whereby a Fund, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be in an amount of at least 100% of the resale price. Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, the Fund will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred. At October 31, 2013, none of the Funds held a repurchase agreement.
Revenue recognition  |  Investment security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis.
Foreign taxes  |  The Funds may be subject to taxes imposed by countries in which they invest, with respect to their investments in issuers existing or operating in such countries. The Funds may also be subject to foreign taxes on income, gains on investments or currency repatriation, a portion of which may be recoverable. The Funds accrue such taxes and recoveries as applicable, when the related income or capital gains are earned and based upon the current interpretation of tax rules and regulations that exist in the markets in which the Fund invests. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales earned by foreign investors.

Expenses  |  Each Fund is charged for certain expenses that are directly attributable to it, and certain other expenses are allocated proportionately among the Eagle Family of Funds based upon methods approved by the Board. Expenses that are directly attributable to a specific class of shares, such as distribution fees, shareholder servicing fees and administrative fees, are charged directly to that class. Other expenses of each Fund are allocated to each class of shares based upon its relative percentage of net assets. The Funds have entered into an arrangement with the custodian whereby each Fund receives credits on uninvested cash balances which are used to offset a portion of each Fund’s expenses. These custodian credits are shown as “Expense offsets” in the Statements of Operations.
Class allocations  |  Each class of shares has equal rights to earnings and assets except that each class may bear different expenses for administration, distribution and/or shareholder services. Income, expenses (other than expenses attributable to a specific class), and realized and unrealized gains or losses on investments are allocated to each class of shares based on its relative net assets.
Distribution of income and gains  |  Each Fund except the Investment Grade Bond Fund and the Growth & Income Fund distributes net investment income annually. Distributions of net investment income in the Investment Grade Bond Fund and the Growth & Income Fund are made monthly and quarterly, respectively. Net realized gains from investment transactions during any particular fiscal year in excess of available capital loss carryforwards, which, if not distributed, would be taxable to each Fund, will be distributed to shareholders annually in the following fiscal year. Each Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.
All dividends paid by the Funds from net investment income are deemed to be ordinary income for federal income tax purposes. Dividends paid to shareholders from net investment income were as follows:

Distributions from net investment income	11/1/12 to 10/31/13	11/1/11 to 10/31/12
Capital Appreciation Fund
Class A	$755,281	$—
Class C	—	—
Class I	97,034	—
Class R-3	215	—
Class R-5	225,574	—
Growth & Income Fund
Class A	4,158,689	3,227,251
Class C	2,158,530	1,520,090
Class I	1,547,741	808,093
Class R-3	68,821	30,718
Class R-5	23,317	2,434
Class R-6	352	63
Investment Grade Bond Fund
Class A	$431,685	$746,484
Class C	31,799	227,963
Class I	64,746	71,307
Class R-3	133	400
Class R-5	28	39
Small Cap Growth Fund
Class A	—	—
Class C	—	—
Class I	509,544	—
Class R-3	—	—
Class R-5	49,029	—
Class R-6	344,748	—
Smaller Company Fund
Class A	62,795	—
Class C	—	—
Class I	489,714	29,572
Class R-3	527	—
Class R-5	30	4
Class R-6	27	2

Distributions paid to shareholders from net realized gains were as follows:

Distributions from net realized gains	11/1/12 to 10/31/13	11/1/11 to 10/31/12
Growth & Income Fund
Class A	$3,223,192	$6,921,356
Class C	2,285,085	4,328,785
Class I	780,909	858,710
Class R-3	57,965	45,466
Class R-5	3,124	545
Class R-6	55	131
Investment Grade Bond Fund
Class A	1,509,825	503,904
Class C	1,440,673	469,581
Class I	138,866	34,172
Class R-3	671	436
Class R-5	65	23

Mid Cap Growth Fund
Class A	$8,276,297	$—
Class C	3,374,447	—
Class I	2,852,287	—
Class R-3	298,730	—
Class R-5	1,077,505	—
Class R-6	29,351	—
Mid Cap Stock Fund
Class A	35,266,770	—
Class C	23,055,849	—
Class I	16,236,433	—
Class R-3	947,815	—
Class R-5	486,525	—
Class R-6	396	—
Smaller Company Fund
Class A	975,450	1,561,809
Class C	562,596	878,269
Class I	4,166,354	8,026,202
Class R-3	10,864	1,082
Class R-5	245	400
Class R-6	207	339
Offering costs  |  Offering costs of $136,518 and $128,275 associated with the formation of the International Stock Fund and the Small Cap Stock Fund, respectively, were accounted for as a deferred charge and are amortized on a straight line basis over 12 months from the date of commencement of operations. For the fiscal period ended October 31, 2013, the International Stock Fund and the Small Cap Stock Fund amortized expenses of $89,815 and $105,727, respectively, and as of October 31, 2013, $46,703 and $22,548, respectively, of offering costs remain deferred.
Other  |  In the normal course of business the Funds enter into contracts that contain a variety of representations and warranties, which provide general indemnifications. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds and/or their affiliates that have not yet occurred. However, based on experience, the risk of loss to each Fund is expected to be remote.
NOTE 3  |  Purchases and sales of securities  |  For the fiscal year ended October 31, 2013, purchases and sales of investment securities (excluding short-term obligations) were as follows:

	Purchases	Sales
Capital Appreciation Fund	$214,061,910	$273,811,485
Growth & Income Fund	172,915,850	111,279,748
International Stock Fund	7,443,691	1,709,945
Investment Grade Bond Fund
Long-Term Debt Securities	113,543,975	137,032,381
Long-Term U.S. Treasury Securities	39,053,279	55,295,938
Mid Cap Growth Fund	290,039,282	263,018,373
Mid Cap Stock Fund	126,251,243	342,510,836
Small Cap Growth Fund	1,557,767,603	1,258,627,543
Small Cap Stock Fund	24,455,609	4,055,672
Smaller Company Fund	61,750,863	14,208,714

NOTE 4  |  Investment advisory fees and other transactions with affiliates  |  Each Fund has agreed to pay to the Manager an investment advisory and an administrative fee equal to an annualized rate based on a percentage of each Fund’s average daily net assets, computed daily and payable monthly. For advisory services provided by the Manager, the investment advisory rate for each Fund is as follows:

Investment advisory fee rate schedule	Breakpoint	Investment advisory fee
Capital Appreciation Fund	First $1 billion Over $1 billion	0.60 0.55	% %
Growth & Income Fund	First $100 million $100 million to $500 million Over $500 million	0.60 0.45 0.40	% % %
International Stock Fund	All assets	0.85%
Investment Grade Bond Fund	All assets	0.30%
Mid Cap Growth Fund, Mid Cap Stock Fund, Small Cap Growth Fund, Smaller Company Fund	First $500 million $500 million to $1 billion Over $1 billion	0.60 0.55 0.50	% % %
Small Cap Stock Fund	All assets	0.60%
For administrative services provided by the Manager, each Fund agreed to pay an administrative rate of 0.15% of the average daily net assets of Class A, Class C and Class R-3 shares and 0.10% of the average daily net assets of Class I, Class R-5 and Class R-6 shares.
Subadvisory fees  |  The Manager has entered into subadvisory agreements with certain parties to provide investment advice, portfolio management services (including the placement of brokerage orders), certain compliance and other services to the Funds.

The Manager has entered into a subadvisory agreement with ClariVest Asset Management LLC (“ClariVest”), an affiliate of Eagle, to serve as subadvisor for the Capital Appreciation Fund and the International Stock Fund. Under this agreement, Eagle pays ClariVest an annualized rate of 0.55% and 0.85% on all assets as a percentage of the Fund’s average daily net assets, computed daily and payable monthly for the Capital Appreciation Fund and the International Stock Fund, respectively.
The Manager has entered into a subadvisory agreement with Eagle Boston Investment Management, Inc. (“EBIM”), an affiliate of Eagle, to serve as subadviser for the Smaller Company Fund. Under this agreement, Eagle pays EBIM an annualized rate of 0.375% on the first $500 million of total assets, 0.35% on assets between $500 million and $1 billion, and 0.325% on all assets over $1 billion as a percentage of the Fund’s average daily net assets, computed daily and payable monthly.
Distribution and service fees  |  Pursuant to the Class A, Class C and Class R-3 Distribution plans and in accordance with Rule 12b-1 of the Investment Company Act of 1940, as amended (“Rule 12b-1 Plans”), the Funds are authorized to pay Eagle Fund Distributors, Inc. (“Distributor”), an affiliate of the Manager, a fee based on the average daily net assets for each class of shares, accrued daily and payable monthly. Each Fund of the Series Trust is authorized to pay the Distributor distribution and service fees of up to 0.35% of that fund’s average daily net assets attributable to Class A shares of that fund. The Capital Appreciation Fund and the Growth & Income Fund are authorized to pay the Distributor distribution and service fees of up to 0.50% of those Funds’ average daily net assets attributable to Class A shares of those Funds. Currently, the distribution and service fee is 0.25% for Class A shares. Each Fund is authorized to pay the Distributor distribution and services fees of 1% for Class C shares, and 0.50% for Class R-3 shares. The Funds do not incur any direct distribution expenses related to Class I, Class R-5 or Class R-6 shares. However, Eagle or any third party may make payments for the sale and distribution of Class I, Class R-5 or Class R-6 shares from its own resources.

Sales charges  |  For the fiscal year ended October 31, 2013, total front-end sales charges and CDSCs paid to the Distributor were as follows:

	Front-end sales charge	Contingent deferred sales charges
	Class A	Class A	Class C
Capital Appreciation Fund	$69,119	$—	$1,032
Growth & Income Fund	540,164	659	3,030
International Stock Fund	27,710	—	69
Investment Grade Bond Fund	23,112	—	1,794
Mid Cap Growth Fund	107,835	—	2,669
Mid Cap Stock Fund	101,310	20	6,005
Small Cap Growth Fund	547,604	8,564	7,313
Small Cap Stock Fund	111,824	—	200
Smaller Company Fund	16,780	—	369
The Distributor paid commissions to salespersons from these fees and incurred other distribution costs.
Agency commissions  |  For the fiscal year ended October 31, 2013, total agency brokerage commissions paid by the Funds and agency brokerage commissions paid directly to Raymond James & Associates, Inc. (“RJA”), an affiliate of the Manager, were as follows:

	Total agency brokerage commissions	Paid to Raymond James & Associates, Inc.
Capital Appreciation Fund	$223,113	$—
Growth & Income Fund	63,685	1,874
International Stock Fund	4,573	—
Investment Grade Bond Fund	—	—
Mid Cap Growth Fund	385,585	8,745
Mid Cap Stock Fund	147,015	28,536
Small Cap Growth Fund	1,740,831	56,058
Small Cap Stock Fund	10,367	40
Smaller Company Fund	35,223	701
Internal audit fees  |  RJA provides internal audit services to the Funds. Each Fund pays RJA a fixed and/or hourly fee for these services.
Shareholder servicing fees  |  Eagle Fund Services, Inc. (“EFS”), an affiliate of the Manager, is the shareholder servicing agent for each of the Funds. EFS’ actual cost of providing such services is reimbursed by the Funds on a pro-rata basis of each Fund’s relative total net assets. The amount of shareholder servicing fees charged to the Funds were as follows:

Shareholder servicing fees	11/1/2012 to 10/31/2013
Capital Appreciation Fund Class A	$11,471
Capital Appreciation Fund Class C	3,855
Capital Appreciation Fund Class I	1,250
Capital Appreciation Fund Class R-3	39
Capital Appreciation Fund Class R-5	1,544
Capital Appreciation Fund Class R-6	N/A
Growth & Income Fund Class A	11,188
Growth & Income Fund Class C	8,260
Growth & Income Fund Class I	3,673
Growth & Income Fund Class R-3	214
Growth & Income Fund Class R-5	62
Growth & Income Fund Class R-6	—
International Stock Fund Class A (a)	84
International Stock Fund Class C (a)	77
International Stock Fund Class I (a)	3
International Stock Fund Class R-3 (a)	—
International Stock Fund Class R-5 (a)	—
International Stock Fund Class R-6 (a)	—
Investment Grade Bond Fund Class A	3,243
Investment Grade Bond Fund Class C	3,154
Investment Grade Bond Fund Class I	379
Investment Grade Bond Fund Class R-3	2
Investment Grade Bond Fund Class R-5	—

Shareholder servicing fees	11/1/2012 to 10/31/2013
Investment Grade Bond Fund Class R-6	N/A
Mid Cap Growth Fund Class A	15,406
Mid Cap Growth Fund Class C	5,442
Mid Cap Growth Fund Class I	5,880
Mid Cap Growth Fund Class R-3	590
Mid Cap Growth Fund Class R-5	2,030
Mid Cap Growth Fund Class R-6	—
Mid Cap Stock Fund Class A	12,768
Mid Cap Stock Fund Class C	7,859
Mid Cap Stock Fund Class I	6,481
Mid Cap Stock Fund Class R-3	402
Mid Cap Stock Fund Class R-5	143
Mid Cap Stock Fund Class R-6	—
Small Cap Growth Fund Class A	49,552
Small Cap Growth Fund Class C	9,092
Small Cap Growth Fund Class I	91,005
Small Cap Growth Fund Class R-3	6,380
Small Cap Growth Fund Class R-5	$16,337
Small Cap Growth Fund Class R-6	—
Small Cap Stock Fund Class A (b)	238
Small Cap Stock Fund Class C (b)	207
Small Cap Stock Fund Class I (b)	41
Small Cap Stock Fund Class R-3 (b)	—
Small Cap Stock Fund Class R-5 (b)	—
Small Cap Stock Fund Class R-6 (b)	—
Smaller Company Fund Class A	932
Smaller Company Fund Class C	528
Smaller Company Fund Class I	4,155
Smaller Company Fund Class R-3	12
Smaller Company Fund Class R-5	1
Smaller Company Fund Class R-6	—
(a) For the period February 28, 2013 (commencement of operations) to October 31, 2013. (b) For the period December 31, 2012 (commencement of operations) to October 31, 2013.
Expense limitations  |  Eagle has contractually agreed to reduce its fees and/or reimburse expenses to each class to the extent that the annual operating expense rate for each class of shares exceeds the following annualized rates as a percentage of average daily net assets of each class of shares.

Expense limitations rate schedule	Class A	Class C	Class I
Capital Appreciation Fund	1.40%	2.20%	0.95%
Growth & Income Fund	1.40%	2.20%	0.95%
International Stock Fund	1.75%	2.55%	1.15%
Investment Grade Bond Fund	0.85%	1.65%	0.60%
Mid Cap Growth Fund	1.50%	2.30%	0.95%
Mid Cap Stock Fund	1.50%	2.30%	0.95%
Small Cap Growth Fund	1.50%	2.30%	0.95%
Small Cap Stock Fund	1.50%	2.30%	0.95%
Smaller Company Fund	1.50%	2.30%	0.95%

Expense limitations rate schedule (cont’d)	Class R-3	Class R-5	Class R-6
Capital Appreciation Fund	1.65%	0.95%	N/A
Growth & Income Fund	1.65%	0.95%	0.85%
International Stock Fund	1.75%	1.15%	1.05%
Investment Grade Bond Fund	1.15%	0.60%	N/A
Mid Cap Growth Fund	1.70%	0.95%	0.85%
Mid Cap Stock Fund	1.70%	0.95%	0.85%
Small Cap Growth Fund	1.70%	0.95%	0.85%
Small Cap Stock Fund	1.70%	0.95%	0.85%
Smaller Company Fund	1.70%	0.95%	0.85%

Fees and expenses waived and/or reimbursed based on the expense rate limitation schedule were as follows:

Expenses waived and/or reimbursed	11/1/2012 to 10/31/2013
Capital Appreciation Fund Class I	$7,958
Capital Appreciation Fund Class R-5	9,243
International Stock Fund (a)	290,423
International Stock Fund Class C (a)	15
International Stock Fund Class I (a)	7
International Stock Fund Class R-5 (a)	1
International Stock Fund Class R-6 (a)	3
Investment Grade Bond Fund Class A	86,579
Investment Grade Bond Fund Class C	64,789
Investment Grade Bond Fund Class I	8,227
Investment Grade Bond Fund Class R-3	55
Investment Grade Bond Fund Class R-5	1
Mid Cap Stock Fund Class I	194,382
Small Cap Stock Fund (b)	300,190
Small Cap Stock Fund Class A (b)	7
Small Cap Stock Fund Class I (b)	365
Small Cap Stock Fund Class R-5 (b)	1
Small Cap Stock Fund Class R-6 (b)	3
Smaller Company Fund	25,764
Smaller Company Fund Class A	—
Smaller Company Fund Class I	128,961
Smaller Company Fund Class R-3	277
Smaller Company Fund Class R-5	3
Smaller Company Fund Class R-6	6,002
(a) For the period February 28, 2013 (commencement of operations) to October 31, 2013. (b) For the period December 31, 2012 (commencement of operations) to October 31, 2013.
A portion or all of a Fund’s fees and expenses reduced and/or reimbursed by the Manager in prior fiscal years may be recoverable by Eagle prior to their expiration date. Eagle must recover from the same class of shares any previously reduced and/or reimbursed fees and expenses within two years from the Fund’s fiscal year-end during which the fees and expenses were originally reduced and/or reimbursed. Previously reduced and/or reimbursed fees and expenses are recovered by Eagle when expenses in the current fiscal year fall below the expense rate limitation then in effect. The following table shows the amounts that Eagle may be allowed to recover by class of shares and the date in which these amounts will expire:

Recoverable expenses	10/31/2015	10/31/2014
Capital Appreciation Fund Class I	$7,958	$—
Capital Appreciation Fund Class R-5	9,243	—
International Stock Fund	290,423	—
International Stock Fund Class C	15	—
International Stock Fund Class I	7	—
International Stock Fund Class R-5	1	—
International Stock Fund Class R-6	3	—
Investment Grade Bond Fund Class A	86,579	124,126
Investment Grade Bond Fund Class C	64,789	94,101
Investment Grade Bond Fund Class I	8,227	8,350
Investment Grade Bond Fund R-3	55	131
Investment Grade Bond Fund R-5	1	3
Mid Cap Stock Fund Class I	194,382	—
Small Cap Stock Fund	300,190	—
Small Cap Stock Fund Class A	7	—
Small Cap Stock Fund Class I	365	—
Small Cap Stock Fund Class R-5	1	—
Small Cap Stock Fund Class R-6	3	—
Smaller Company Fund	25,764	57,411
Smaller Company Fund Class I	128,961	86,779
Smaller Company Fund Class R-3	277	—
Smaller Company Fund Class R-5	3	8
Smaller Company Fund Class R-6	6,002	7

The Manager recovered previously waived expenses as follows:

Recovered fees previously waived	11/1/2012 to 10/31/2013
Growth & Income Fund Class R-6	$1
Investment Grade Bond Fund	1
Mid Cap Stock Fund Class R-6	2
Trustees and officers compensation  |   Each Trustee of the Eagle Family of Funds who is not an employee of the Manager receives an annual retainer along with meeting fees for those Eagle Family of Funds’ regular or special meetings attended in person and 25% of such fees are received for telephonic meetings. All reasonable out-of-pocket expenses are also reimbursed. Except when directly attributable to a Fund, Trustees’ fees and expenses are allocated on a pro rata basis among each Fund in the Eagle Family of Funds. The pro rata allocation is for each Fund for which the Trustee is elected to serve. Certain officers of the Eagle Family of Funds may also be officers and/or directors of Eagle. Such officers receive no compensation from the Funds except for the Funds’ Chief Compliance Officer. A portion of the Chief Compliance Officer’s total compensation is paid equally by each Fund in the Eagle Family of Funds.
NOTE 5  |  Federal income taxes and distributions  |  Each Fund is treated as a single corporate taxpayer as provided for in the Tax Reform Act of 1986, as amended. Accordingly, no provision for federal income taxes is required since each of the Funds intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and distribute to shareholders all of its taxable income and gains. The Manager has analyzed the Funds’ tax positions taken or expected to be taken on federal income tax returns for all open tax years (tax years ended October 31, 2010 to October 31, 2013) and has concluded that no provision for federal income tax is required in the Funds’ financial statements.
Federal income tax regulations differ from accounting principles generally accepted in the United States of America; therefore, distributions determined in accordance with tax regulations may differ significantly in amount or character from net investment income and realized gains for financial reporting purposes. These differences primarily relate to deferral of losses from wash sales and non-REIT return of capital.
For income tax purposes, distributions paid during the fiscal years indicated were as follows:

	Ordinary income		Long-term Capital gains
	10/31/13	10/31/12	10/31/13	10/31/12
Capital Appreciation Fund	$1,078,104	$—	$—	$—
Growth & Income Fund	10,026,061	5,588,649	4,281,719	12,154,993
International Stock Fund	—	N/A	—	N/A
Investment Grade Bond Fund	1,727,155	1,347,477	1,891,336	706,832
Mid Cap Growth Fund	—	—	15,908,617	—
Mid Cap Stock Fund	—	—	75,993,788	—
Small Cap Growth Fund	704,202	—	199,119	—
Small Cap Stock Fund	—	N/A	—	N/A
Smaller Company Fund	646,602	482,166	5,622,207	10,015,513
Financial reporting records are adjusted for permanent book/tax differences to reflect tax character; these adjustments have no effect on net assets or NAV per share. Financial reporting records are not adjusted for temporary differences. The reclassifications arise from permanent book/tax differences primarily attributable to net operating losses not utilized, foreign currency transactions, capital loss carryforwards expired, return of capital distributions from REITs, adjustments for partnership distributions and income and merger adjustments. The reclassifications were as follows:

	Undistributed net investment income (loss)	Accumulated net realized gain (loss)	Paid-in capital
Capital Appreciation Fund	$—	$—	$—
Growth & Income Fund	(274,148)	274,149	(1)
International Stock Fund	10,659	4,858	(15,517)
Investment Grade Bond Fund	(46)	46	—
Mid Cap Growth Fund	3,209,166	(3,209,165)	(1)
Mid Cap Stock Fund	2,716,987	(2,716,405)	(582)
Small Cap Growth Fund	757,749	(757,749)	—
Small Cap Stock Fund	87,125	(53,115)	(34,010)
Smaller Company Fund	111,163	(111,163)	—

At October 31, 2013, the Funds had capital loss carryforwards available to offset future realized gains through the years listed below as follows:

	10/31/16	10/31/17	Total
Capital Appreciation Fund	$—	$—	$—
Growth & Income Fund*	1,385,254	1,477,645	2,862,899
International Stock Fund	—	—	—
Investment Grade Bond Fund	—	—	—
Mid Cap Growth Fund	—	—	—
Mid Cap Stock Fund	—	—	—
Small Cap Growth Fund	—	—	—
Small Cap Stock Fund	—	—	—
Smaller Company Fund	—	—	—

Capital loss carryforwards utilized during the year fiscal ended October 31, 2013
Capital Appreciation Fund	$12,395,950
Growth & Income Fund*	715,725
International Stock Fund	—
Investment Grade Bond Fund	—
Mid Cap Growth Fund	—
Mid Cap Stock Fund	—
Small Cap Growth Fund	31,713,065
Small Cap Stock Fund	—
Smaller Company Fund	—

* Capital loss carryforwards reflected above are a result of the merger with Large Cap Core Fund on January 20, 2012. These losses are subject to an annual limitation of $715,725.

The Funds did not have any capital loss carryforwards that expired during the fiscal year ended October 31, 2013.
As of October 31, 2013, the components of distributable earnings on a tax basis were as follows:

Fund	Undistributed Ordinary Income	Undistributed Long-term gain	Capital Loss carry forwards	Late Year Loss Deferral	Net unrealized app/dep
Capital Appreciation Fund	$—	$35,009,174	$—	$(613,607)	$136,164,151
Growth & Income Fund	—	10,915,665	(2,862,899)	—	91,764,707	†
International Stock Fund	88,660	—	—	—	554,062	††
Investment Grade Bond Fund	37,868	195,015	—	—	338,396
Mid Cap Growth Fund	5,011,874	23,369,853	—	—	188,130,806
Mid Cap Stock Fund	19,279,057	11,479,587	—	—	90,111,636
Small Cap Growth Fund	—	49,711,913	—	(14,774,729)	1,200,212,578
Small Cap Stock Fund	352,949	40	—	—	1,969,571
Smaller Company Fund	170,710	3,197,791	—	—	49,408,042
† Includes currency gain/loss of $79.
†† Includes currency gain/loss of $161.

NOTE 6  |  Fund Reorganization  |  After the close of business on January 20, 2012, the Growth & Income Fund acquired the net assets of the Eagle Large Cap Core Fund (“Large Cap Core Fund”) pursuant to a Plan of Reorganization and Termination as approved by the Board of Trustees of Eagle Series Trust on August 16, 2011. The purpose of this merger was to combine funds managed by Eagle with substantially similar investment objectives, although they employed different investment policies and strategies to reach those objectives. For accounting purposes, this transaction is treated as a merger. The reorganization was accomplished by a tax-free exchange resulting in the Growth & Income Fund issuing 601,815 Class A shares, 588,982 Class C shares, 372,654 Class I shares and 1,595 Class R-5 shares (valued at $7,847,558, $7,436,436, $4,853,721 and $20,748, respectively) in exchange for 560,928 Class A shares, 539,815 Class C shares, 342,710 Class I shares and 1,455 Class R-5 shares of the Large Cap Core Fund. The securities held by the Large Cap Core Fund, with a fair value of $20,270,102 and identified cost of $19,073,144 at January 20, 2012, were the principal assets acquired by the Growth & Income Fund. For financial reporting purposes, assets received and shares issued by the Growth & Income Fund were recorded at fair value; however, the cost basis of the investments from the Large Cap Core Fund was carried forward to align ongoing reporting of the Growth & Income Fund’s realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. The Large Cap Core Fund’s net assets at the merger date of $20,158,463, including $1,196,958 of unrealized appreciation, were combined with those of the Growth & Income Fund. Assuming the acquisition had been completed on November 1, 2011, the beginning of the annual reporting period of the Growth & Income Fund, pro forma results of operations for the fiscal year ended October 31, 2012 would include net investment income of $6,172,310, and net realized and unrealized gain on investments of $29,708,120, resulting in an increase in net assets from operations of $35,880,430. Because the combined investment portfolios have been managed as a single integrated portfolio since acquisition date, it is not practicable to separate the amounts of revenue and earnings of the Large Cap Core Fund that have been included in the Growth & Income Fund‘s statement of operations since the merger date, January, 20, 2012. Prior to the combination, the net assets of the Growth & Income Fund totaled $255,648,243. Immediately after the combination, the net assets of the Growth & Income Fund totaled $275,806,706.
NOTE 7  |  Subsequent events  |  The Manager has evaluated subsequent events through December 19, 2013, the date these Investment Portfolios were issued, and determined that no material events or transactions would require recognition or disclosure in the Funds’ Investment Portfolios.

Report of Independent Registered Certified Public Accounting Firm
To the Board of Trustees and Shareholders of Eagle Capital Appreciation Fund, Eagle Growth & Income Fund, Eagle International Stock Fund, Eagle Investment Grade Bond Fund, Eagle Mid Cap Growth Fund, Eagle Mid Cap Stock Fund, Eagle Small Cap Growth Fund, Eagle Small Cap Stock Fund and Eagle Smaller Company Fund:
In our opinion, the accompanying statements of assets and liabilities, including the investment portfolios, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Eagle Capital Appreciation Fund, Eagle Growth & Income Fund, Eagle International Stock Fund, Eagle Investment Grade Bond Fund, Eagle Mid Cap Growth Fund, Eagle Mid Cap Stock Fund, Eagle Small Cap Growth Fund, Eagle Small Cap Stock Fund and Eagle Smaller Company Fund (the “Funds”) at October 31, 2013, the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2013 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

December 19, 2013
Tampa, Florida

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Understanding Your Ongoing Costs

UNAUDITED)	( 10.31.2013

As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges on purchases, contingent deferred sales charges, or redemption fees; and (2) ongoing costs, including investment advisory fees, distribution (12b-1) fees, and other Fund expenses. The following sections are intended to help you understand your ongoing costs (in dollars) of investing in each Fund and to compare these costs with the ongoing costs of investing in other mutual funds. Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect one-time transaction expenses, such as sales charges or redemption fees. Therefore, if these transactional costs were included, your costs would have been higher. For more information, see your Fund’s prospectus or contact your financial advisor.
Actual expenses  |  The table below shows the actual expenses you would have paid on a $1,000 investment in each Fund on May 1, 2013, and held through October 31, 2013. It also shows how much a $1,000 investment would be worth at the close of the fiscal year, assuming actual returns after ongoing expenses. This table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the line under the heading entitled “Expenses paid during period” to estimate the expenses you paid on your account during this period.

Actual	Beginning Account Value May 1, 2013	Ending Account Value October 31, 2013	Expenses paid during period (a)	Annualized expense ratio (%)

Capital Appreciation Fund
Class A	$1,000.00	$1,123.80	$7.23	1.35
Class C	1,000.00	1,119.40	11.16	2.09
Class I	1,000.00	1,125.90	5.20	0.97
Class R-3	1,000.00	1,122.10	8.56	1.60
Class R-5	1,000.00	1,125.90	5.14	0.96
Growth & Income Fund
Class A	1,000.00	1,078.10	5.71	1.09
Class C	1,000.00	1,074.50	9.62	1.84
Class I	1,000.00	1,079.30	4.14	0.79
Class R-3	1,000.00	1,075.90	7.59	1.45
Class R-5	1,000.00	1,079.80	3.77	0.72
Class R-6	1,000.00	1,080.50	3.67	0.70
International Stock Fund
Class A	1,000.00	1,095.70	8.29	1.57
Class C	1,000.00	1,090.50	12.80	2.43
Class I	1,000.00	1,097.70	6.08	1.15
Class R-3	1,000.00	1,094.50	9.24	1.75
Class R-5	1,000.00	1,097.70	6.08	1.15
Class R-6	1,000.00	1,098.30	5.55	1.05
Investment Grade Bond Fund
Class A	1,000.00	983.10	4.25	0.85
Class C	1,000.00	979.60	8.23	1.65
Class I	1,000.00	984.40	3.00	0.60
Class R-3	1,000.00	981.70	5.74	1.15
Class R-5	1,000.00	984.20	3.00	0.60
Mid Cap Growth Fund
Class A	1,000.00	1,146.70	6.44	1.19
Class C	1,000.00	1,142.70	10.32	1.91
Class I	1,000.00	1,148.80	4.71	0.87
Class R-3	1,000.00	1,145.10	8.00	1.48
Class R-5	1,000.00	1,148.60	4.71	0.87
Class R-6	1,000.00	1,149.20	4.17	0.77
Mid Cap Stock Fund
Class A	1,000.00	1,133.50	6.35	1.18
Class C	1,000.00	1,129.20	10.25	1.91
Class I	1,000.00	1,134.90	5.11	0.95
Class R-3	1,000.00	1,131.60	8.11	1.51
Class R-5	1,000.00	1,139.90	1.46	0.27
Class R-6	1,000.00	1,136.00	4.20	0.78

Actual	Beginning Account Value May 1, 2013	Ending Account Value October 31, 2013	Expenses paid during period (a)	Annualized expense ratio (%)
Small Cap Growth Fund
Class A	$1,000.00	1,150.80	5.96	1.10
Class C	1,000.00	1,146.70	9.85	1.82
Class I	1,000.00	1,152.80	4.23	0.78
Class R-3	1,000.00	1,149.30	7.42	1.37
Class R-5	1,000.00	1,153.00	4.07	0.75
Class R-6	1,000.00	1,153.50	3.64	0.67
Small Cap Stock Fund
Class A	1,000.00	1,165.00	7.09	1.30
Class C	1,000.00	1,161.10	11.11	2.04
Class I	1,000.00	1,167.20	5.19	0.95
Class R-3	1,000.00	1,163.90	7.74	1.42
Class R-5	1,000.00	1,167.40	5.19	0.95
Class R-6	1,000.00	1,167.90	4.64	0.85
Smaller Company Fund
Class A	1,000.00	1,173.70	7.62	1.39
Class C	1,000.00	1,169.30	11.59	2.12
Class I	1,000.00	1,176.50	5.21	0.95
Class R-3	1,000.00	1,171.80	9.42	1.72
Class R-5	1,000.00	1,176.90	5.21	0.95
Class R-6	1,000.00	1,177.10	4.66	0.85
(a) Expenses are calculated using each Fund’s annualized expense ratios for each class of shares, multiplied by the average account value for the period, then multiplying the result by the actual number of days in the period (184), and then dividing that result by the actual number of days in the fiscal year (365).

Hypothetical example for comparison purposes  |  All mutual funds now follow guidelines to assist shareholders in comparing expenses between different funds. Per these guidelines, the table below shows each Fund’s expenses based on a $1,000 investment held from May 1, 2013 through October 31, 2013 and assuming for this period a hypothetical 5% annualized rate of return before ongoing expenses, which is not the Fund’s actual return. Please note that you should not use this information to estimate your actual ending account balance and expenses paid during the period. You can use this information to compare the ongoing expenses (but not transaction expenses or total costs) of investing in the Funds with those of other funds. All mutual fund shareholder reports will provide this information to help you make this comparison.

Hypothetical	Beginning Account Value May 1, 2013	Ending Account Value October 31, 2013	Expenses paid during period (a)	Annualized expense ratio (%)
Capital Appreciation Fund
Class A	$1,000.00	$1,018.40	$6.87	1.35
Class C	1,000.00	1,014.67	10.61	2.09
Class I	1,000.00	1,020.32	4.94	0.97
Class R-3	1,000.00	1,017.14	8.13	1.60
Class R-5	1,000.00	1,020.37	4.89	0.96
Growth & Income Fund
Class A	1,000.00	1,019.71	5.55	1.09
Class C	1,000.00	1,015.93	9.35	1.84
Class I	1,000.00	1,021.22	4.02	0.79
Class R-3	1,000.00	1,017.90	7.38	1.45
Class R-5	1,000.00	1,021.58	3.67	0.72
Class R-6	1,000.00	1,021.68	3.57	0.70
International Stock Fund
Class A	1,000.00	1,017.29	7.98	1.57
Class C	1,000.00	1,012.96	12.33	2.43
Class I	1,000.00	1,019.41	5.85	1.15
Class R-3	1,000.00	1,016.38	8.89	1.75
Class R-5	1,000.00	1,019.41	5.85	1.15
Class R-6	1,000.00	1,019.91	5.35	1.05
Investment Grade Bond Fund
Class A	1,000.00	1,020.92	4.33	0.85
Class C	1,000.00	1,016.89	8.39	1.65
Class I	1,000.00	1,022.18	3.06	0.60
Class R-3	1,000.00	1,019.41	5.85	1.15
Class R-5	1,000.00	1,022.18	3.06	0.60

Hypothetical	Beginning Account Value May 1, 2013	Ending Account Value October 31, 2013	Expenses paid during period (a)	Annualized expense ratio (%)
Mid Cap Growth Fund
Class A	1,000.00	1,019.21	6.06	1.19
Class C	1,000.00	1,015.58	9.70	1.91
Class I	1,000.00	1,020.82	4.43	0.87
Class R-3	1,000.00	1,017.74	7.53	1.48
Class R-5	1,000.00	1,020.82	4.43	0.87
Class R-6	1,000.00	1,021.32	3.92	0.77
Mid Cap Stock Fund
Class A	1,000.00	1,019.26	6.01	1.18
Class C	1,000.00	1,015.58	9.70	1.91
Class I	1,000.00	1,020.42	4.84	0.95
Class R-3	1,000.00	1,017.59	7.68	1.51
Class R-5	1,000.00	1,023.84	1.38	0.27
Class R-6	1,000.00	1,021.27	3.97	0.78

Small Cap Growth Fund
Class A	1,000.00	1,019.66	5.60	1.10
Class C	1,000.00	1,016.03	9.25	1.82
Class I	1,000.00	1,021.27	3.97	0.78
Class R-3	1,000.00	1,018.30	6.97	1.37
Class R-5	1,000.00	1,021.42	3.82	0.75
Class R-6	1,000.00	1,021.83	3.41	0.67
Small Cap Stock Fund
Class A	1,000.00	1,018.65	6.61	1.30
Class C	1,000.00	1,014.92	10.36	2.04
Class I	1,000.00	1,020.42	4.84	0.95
Class R-3	1,000.00	1,018.05	7.22	1.42
Class R-5	1,000.00	1,020.42	4.84	0.95
Class R-6	1,000.00	1,020.92	4.33	0.85
Smaller Company Fund
Class A	1,000.00	1,018.20	7.07	1.39
Class C	1,000.00	1,014.52	10.76	2.12
Class I	1,000.00	1,020.42	4.84	0.95
Class R-3	1,000.00	1,016.53	8.74	1.72
Class R-5	1,000.00	1,020.42	4.84	0.95
Class R-6	1,000.00	1,020.92	4.33	0.85
(a) Expenses are calculated using each Fund’s annualized expense ratios for each class of shares, multiplied by the average account value for the period, then multiplying the result by the actual number of days in the period (184), and then dividing that result by the actual number of days in the fiscal year (365).
Additional Information

(UNAUDITED)	10.31.2013

Special Shareholder Meeting | A Special Meeting of shareholders (“Special Meeting”) of the Eagle Capital Appreciation Fund (“Fund”) scheduled for June 3, 2013, was adjourned and held on June 28, 2013. At the Special Meeting, shareholders were asked to: (1) approve a subadvisory agreement between Eagle and ClariVest with respect to the Fund; and (2) elect Lincoln Kinnicutt, an Independent Trustee, to the Fund’s Board of Trustees. Voting results for each proposal are set forth below:

Proposals	Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
Proposal 1: Election of Lincoln Kinnicutt to the Board of Trustees	4,797,550.248	619,317.930	0.000	0.000
Proposal 2: Approval of a Subadvisory Agreement between Eagle and ClariVest	3,667,504.369	103,279,540	133,818.668	1,512,265.601
The term of office of each of the other members of the Fund’s Board of Trustees continued after the Special Meeting. The other Trustees are: James L. Pappas, J. Cooper Abbott, Keith B. Jarrett, William J. Meurer and Deborah L. Talbot.

Renewal of Investment Advisory and Subadvisory Agreements

(UNAUDITED)	10.31.2013

Overview  |  At a meeting held on August 16, 2013, the Boards of Trustees for the Eagle Capital Appreciation Fund, Eagle Growth & Income Fund and Eagle Series Trust, including their independent members (together, the “Board”), approved the renewal of the investment advisory agreement between Eagle Asset Management, Inc. (“Eagle”) and: (1) Eagle Capital Appreciation Fund; (2) Eagle Growth & Income Fund; and (3) Eagle Series Trust, on behalf of the Eagle Investment Grade Bond Fund, Eagle Mid Cap Growth Fund, Eagle Mid Cap Stock Fund, Eagle Smaller Company Fund and Eagle Small Cap Growth Fund. Each of the Funds mentioned is referred to as a “Fund” and collectively, the “Funds.”
The Board also approved the renewal of the investment subadvisory agreement with Eagle Boston Investment Management, Inc. (“EBIM”) as subadviser to the Eagle Smaller Company Fund. The investment advisory and subadvisory agreements are referred to herein as an “Agreement” and collectively, the “Agreements.”
In renewing the Agreements, the Board took into consideration information furnished for the Board’s review and consideration throughout the year at regular Board meetings, as well as information specifically prepared in connection with the annual renewal process. The Board, acting directly or through its committees, has been provided with information and reports relevant to the annual renewal of the Agreements, including: reports regarding the services and support provided to the Funds and their shareholders by Eagle, EBIM, J.P. Morgan Chase Bank, N.A. and its affiliates (collectively, “J.P. Morgan”), a third party that provides sub-administration, transfer agent, fund accounting and custody services to the Funds, and U.S. Bancorp Fund Services, LLC (“USBFS”), which provides certain sub-transfer agent services to the Funds; information on the Funds’ performance and commentary on the reasons for the performance; presentations by Fund portfolio managers addressing, as applicable, Eagle’s and EBIM’s investment philosophy, investment strategy, personnel and operations; compliance and audit reports concerning the Funds, Eagle, EBIM, J.P. Morgan and USBFS, including responses to issues raised therein; and information on relevant developments in the mutual fund industry and how the Eagle Funds and/or Eagle are responding to them.
As part of the renewal process, the Board, with the assistance of independent legal counsel, requested and received additional reports containing substantial and detailed information regarding the Funds, Eagle and EBIM. Among other matters, these reports included information on: (1) the nature and extent of the advisory and other services provided by Eagle and EBIM; (2) the personnel of Eagle and EBIM; (3) the financial condition of Eagle and EBIM; (4) the compliance programs and records of Eagle and EBIM; (5) the performance of the Funds as compared to their peer groups and appropriate benchmarks; (6) the Funds’ expenses, including the advisory fee rates, the overall expense structures of the Funds, both in absolute terms and relative to funds within the same Morningstar population category (“Morningstar Category”) and peer funds within that Morningstar Category, and any applicable contractual expense limitations; (7) the anticipated effect of growth and size on the Funds’ performance and expenses, where applicable; (8) benefits to be realized by Eagle, EBIM and their respective affiliates; and (9) the estimated profitability of Eagle and EBIM under the Agreements, when available. The Board posed questions to various management personnel of Eagle regarding certain key aspects of the materials submitted in support of the renewal.
With respect to the renewal of the Agreements, the Board considered various factors, including: (1) the nature, extent and quality of services provided to the Funds; (2) the investment performance of the Funds; (3) the costs of the services provided to the Funds and the profits realized by Eagle, EBIM and their respective affiliates from their relationship with the Funds; (4) the extent to which economies of scale have been realized as the Funds grow; (5) whether the level of fees reflects those economies of scale for the benefit of the Funds’ investors; (6) comparisons of services and fees with contracts entered into by Eagle and EBIM with other clients (such as pension funds and other institutional investors); and (7) any other benefits derived by Eagle or EBIM from their relationships with the Funds.
Provided below is a discussion of the factors the Board considered at its August meeting to form the basis of its renewal of the Agreements. The Board did not identify any particular information that was most relevant to its consideration to renew the Agreements and each Trustee may have accorded different weight to the various factors.
Nature, Extent and Quality of Services. The Board considered that Eagle and EBIM are experienced in serving as investment advisers for the Funds and have provided a continuous investment program, including investment selection, credit review and market analysis among other matters, for the Funds. The Board noted that Eagle oversees and monitors the performance and services provided by EBIM, J.P. Morgan and USBFS, and is responsible for the selection of Fund subadvisers. The Board also considered that Eagle and its affiliate, Eagle Fund Services, Inc., provide certain administration, transfer agent and fund accounting services to the Funds. In addition, the Board noted that Eagle is responsible for oversight of compliance with the Funds’ policies and objectives, review of brokerage matters, oversight of the Funds’ compliance with applicable law, and implementation of Board directives as they relate to the Funds. The Board noted that shareholders in the Funds have a broad range of investment choices available to them, including a wide choice among mutual funds offered by competitors to Eagle, and that the Funds’ shareholders, with the opportunity to review and weigh the disclosure provided by the Funds in their prospectuses and other public disclosures, have chosen to invest in the Funds.
The Board noted that EBIM is responsible for making investment decisions on behalf of the Eagle Smaller Company Fund and placing all orders for the purchase and sale of investments for the Fund with brokers or dealers. The Board considered information regarding: (1) the background and experience of Eagle and EBIM personnel who provide services to the Funds; (2) material compliance matters during the last year, if any, and certifications as to the adequacy of the compliance programs of Eagle and EBIM; (3) the financial information regarding Eagle and EBIM, as provided; and (4) Eagle’s recommendation to continue to retain EBIM to manage the Eagle Smaller Company Fund.
Investment Performance. The Board considered comparisons of each Fund’s Class A performance, including, if applicable, a Fund’s year to date, one-, three-, five- and ten-year annualized total returns for the period ended June 30, 2013, relative to the average performance of its peer group funds and benchmark indices. The Board also considered the performance of Eagle relative to the composite performance of comparable accounts managed by Eagle, as well as the performance of EBIM relative to other accounts managed by EBIM, to the extent such information was available.
With respect to the Eagle Capital Appreciation Fund, the Board noted the following specific factors regarding performance: (1) the Fund outperformed its benchmark index for the one-year period, but underperformed for the year to date, three-, five- and ten-year periods; (2) the Fund outperformed the average performance of its Morningstar Category for the one- and ten-year periods, but underperformed for the three- and five-year periods; (3) the Fund outperformed the average performance of its peer group funds for the one- and ten-year periods, but underperformed for the three- and five-year periods; (4) the Fund underperformed an institutional composite managed by ClariVest Asset Management LLC for all relevant periods; and (5) the Fund’s overall 2-star Morningstar rating.
With respect to the Eagle Growth & Income Fund, the Board noted the following specific factors regarding performance: (1) the Fund outperformed its benchmark index for the one-, five- and ten-year periods, but underperformed for the year to date and three-year periods; (2) the Fund outperformed the average performance of its Morningstar Category for the five- and ten-year periods, but underperformed for the one- and three-year periods; (3) the Fund outperformed the average performance of its peer group funds for the five- and ten-year periods, but underperformed for the one- and three-year periods; (4) the Fund outperformed the composite performance of comparable institutional accounts managed by Eagle for all relevant time periods with the exception of the three-year period, during which the Fund underperformed; and (5) the Fund’s overall 4-star Morningstar rating.
With respect to the Eagle Investment Grade Bond Fund, the Board noted the following specific factors regarding performance: (1) the Fund underperformed its benchmark index for all relevant periods; (2) the Fund underperformed the average performance of its Morningstar Category for all relevant periods; (3) the Fund underperformed the average performance of its peer group funds for all relevant periods; (4) the Fund outperformed the composite performance of comparable institutional accounts managed by Eagle for all relevant periods; and (5) the Fund’s overall 1-star Morningstar rating.
With respect to the Eagle Mid Cap Growth Fund, the Board noted the following specific factors regarding performance: (1) the Fund outperformed its benchmark index for the year to date and one-year periods, but underperformed for all other relevant time periods; (2) the Fund outperformed the average performance of its Morningstar Category for all relevant time periods; (3) the Fund outperformed the average performance of its peer group funds for all relevant time periods; (4) the Fund outperformed the composite performance of comparable institutional accounts managed by Eagle for the five- and ten-year periods, but underperformed for the one- and three-year periods; and (5) the Fund’s 3-star Morningstar rating.
With respect to the Eagle Mid Cap Stock Fund, the Board noted the following specific factors regarding performance: (1) the Fund underperformed its benchmark index for all relevant time periods; (2) the Fund outperformed the average performance of its Morningstar Category for the ten-year period, but underperformed for all other relevant time periods; (3) the Fund outperformed the average performance of its peer group funds for the one-year period, but underperformed for all other relevant time periods; (4) the Fund outperformed the composite performance of comparable institutional accounts managed by Eagle for the ten-year period, equaled the performance for the three- and five-year periods, and underperformed for the one-year period; and (5) the Fund’s 3-star Morningstar rating. In this regard, the Board considered a proposal by Eagle to change the portfolio management team for the Fund in order to address the underperformance of the Fund.

With respect to the Eagle Small Cap Growth Fund, the Board noted the following specific factors regarding performance: (1) the Fund outperformed its benchmark index for the five- and ten-year periods, but underperformed for the year to date, one- and three-year periods; (2) the Fund outperformed the average performance of its Morningstar Category for all relevant time periods; (3) the Fund outperformed the average performance of its peer group funds for the ten-year period, but underperformed for all other relevant time periods; (4) the Fund outperformed the composite performance of comparable institutional accounts managed by Eagle for the five-year period, but underperformed for all other relevant time periods; and (5) the Fund’s 3-star Morningstar rating.
With respect to the Eagle Smaller Company Fund, the Board noted the following specific factors regarding performance: (1) the Fund underperformed its primary and secondary benchmark indices for all relevant time periods; (2) the Fund underperformed the average performance of its Morningstar Category for all relevant time periods; (3) the Fund outperformed the average performance of its peer group funds for all relevant time periods; (4) the Fund underperformed comparable institutional accounts managed by EBIM for all relevant time periods; and (5) the Fund’s 2-star Morningstar rating.
Fees and Expenses. The Board considered the advisory fee rate payable by each Fund to Eagle under the Agreements, the subadvisory fee rate payable to EBIM, each Fund’s total expense ratio and its Rule 12b-1 fees. The Board also considered comparisons of a Fund’s expense ratio (with and without Rule 12b-1 fees) to the average expense ratio of its Morningstar Category and peer group within that Morningstar Category based on data ended June 30, 2013. In addition, the Board noted that Eagle had undertaken contractual and/or voluntary expense limitations with respect to the Funds for its 2013 fiscal year, which will continue for the 2014 fiscal year.

With respect to the Eagle Capital Appreciation Fund, the Board noted that the Fund’s expense ratio was higher than the average expense ratio of its Morningstar Category and lower than the overall expense ratio of its peer group.
With respect to Eagle Growth & Income Fund, the Board noted that the Fund’s expense ratio was lower than the average expense ratio of its Morningstar Category and peer group. The Board also noted that Eagle’s fee rate is higher than that charged to comparable institutional accounts.
With respect to the Eagle Investment Grade Bond Fund, the Board noted that the Fund’s expense ratio (including the contractual fee cap) was lower than the average expense ratio of its Morningstar Category and peer group. The Board also noted that Eagle’s fee rate is higher than that charged to comparable institutional accounts.
With respect to the Eagle Mid Cap Growth Fund, the Board noted that the Fund’s expense ratio was lower than the average expense ratio of its Morningstar Category and peer group. The Board also noted that Eagle’s fee rate is higher than that charged to an investment company subadvisory client and lower than the fee rate charged for a standard institutional equity account.
With respect to the Eagle Mid Cap Stock Fund, the Board noted that the Fund’s expense ratio was lower than the average expense ratio of its Morningstar Category and peer group.
With respect to the Eagle Small Cap Growth Fund, the Board noted that the Fund’s expense ratio was lower than the average expense ratio of its Morningstar Category and peer group. The Board also noted that Eagle’s fee rate is higher than that charged to an investment company subadvisory client but is lower than the fee charged to institutional clients of a similar size.
With respect to the Eagle Smaller Company Fund, the Board noted that the Fund’s expense ratio (including the contractual cap) was lower than the average expense ratio of its Morningstar Category and peer group. With respect to EBIM’s subadvisory fee rate, EBIM represented that it does not manage any other mutual fund and that certain of its clients with performance incentive fees may pay a lower base fee than the Fund.
Costs, Profitability and Economies of Scale. The Board evaluated Eagle’s and, to the extent available, EBIM’s costs and profitability in providing services to a Fund. The Board noted that EBIM’s costs and profitability generally are less significant to the Board’s evaluation of the fee rates and expenses paid by a Fund than Eagle’s advisory fee rate and profitability and the Fund’s overall expense ratios. The Board noted that Eagle’s profits on the services it provided to the Funds are reasonable in light of Eagle’s costs in providing services to each Fund and that Eagle manages each Fund’s assets and provides a comprehensive compliance program for each Fund.

The Board considered that the Funds’ management fee rate structures provide for breakpoints, which is a reduction of the applicable fee rate as assets increase. The Board also considered that each Fund may benefit from economies of scale, and shareholders may realize such economies of scale, through (1) reduced advisory fees achieved when a Fund’s asset size reaches breakpoints in the fee schedules instituted by Eagle; (2) increased services to a Fund; or (3) allocation of fixed fund expenses over a large asset size.
Benefits. In evaluating compensation, the Board considered other benefits that may be realized by Eagle, EBIM and their respective affiliates from their relationship with the Funds. In this connection, the Board noted, among other things, that Eagle is responsible for serving as administrator for the Funds and oversight of the Funds’ service providers and subadvisers, and receives compensation for acting in these capacities. The Board noted that Eagle and its affiliates have entered into revenue sharing and services agreements with third parties for promotion and/or shareholder services.
The Board also recognized that Eagle Fund Distributors, Inc. (“Distributor”), a subsidiary of Eagle, serves as the principal underwriter and distributor for the Funds, and as such, receives Rule 12b-1 payments from the Funds to compensate it for providing services and distribution activities. These activities could lead to growth in the Funds’ assets and the corresponding benefits of that growth, including economies of scale and greater diversification. In addition, other affiliates of Eagle have entered into agreements with the Distributor to sell Fund shares and receive compensation from the Distributor.
EBIM also may engage in soft dollar transactions in connection with transactions on behalf of the Eagle Smaller Company Fund. In this regard, the Board considered EBIM’s process for selecting broker-dealers and for engaging in soft dollar transactions, but noted that EBIM does not currently engage in proprietary or third-party soft dollar transactions on behalf of the Eagle Smaller Company Fund.
Conclusions. Based on these considerations, the Board concluded with respect to the Funds that: (1) each Fund was reasonably likely to benefit from the nature, quality and extent of Eagle’s and EBIM’s services, as applicable to the Funds; (2) each Fund’s performance was satisfactory in light of all the factors considered by the Board; (3) the fees payable under the Agreements and profits earned by Eagle or EBIM were reasonable in the context of all the factors considered by the Board; and (4) the current advisory fee rate structure provides each Fund’s shareholders with reasonable benefits associated with economies of scale. Based on these conclusions and other factors, the Board determined in its business judgment to renew the Agreements and to approve the Agreements between each Fund and Eagle, and Eagle and EBIM.

Principal Risks

(UNAUDITED)

Additional Information About Risk Factors
The greatest risk of investing in a mutual fund is that its returns will fluctuate and you could lose money. Turbulence in financial markets and reduced liquidity in equity, credit and fixed income markets may negatively affect many issuers worldwide, which could have an adverse effect on the Funds. Additionally, while the portfolio managers seek to take advantage of investment opportunities that will maximize a fund’s investment returns, there is no guarantee that such opportunities will ultimately benefit the fund. There is no assurance that the portfolio managers’ investment strategy will enable a fund to achieve its investment objective. The following table identifies the risk factors of each fund in light of their respective principal investment strategies. These risk factors are explained following the table.

Risk	Capital Appreciation Fund	Growth & Income Fund	International Stock Fund	Investment Grade Bond Fund	Mid Cap Growth Fund	Mid Cap Stock Fund	Small Cap Growth Fund	Small Cap Stock Fund	Smaller Company Fund
Call				X
Credit				X
Focused holdings	X
Foreign securities		X	X	X
Government sponsored enterprises				X
Growth stocks	X	X	X		X	X	X	X	X
High-yield securities				X
Inflation				X
Interest rates				X
Issuer and market				X
Liquidity			X	X
Market timing			X				X	X	X
Mid-cap companies	X	X			X	X	X	X	X
Mortgage- and asset-backed securities				X
Municipal securities				X
Other investments companies and ETFs			X					X	X
Portfolio turnover				X	X	X
Sectors	X
Small -cap companies					X	X	X	X	X
Stock market	X	X	X		X	X	X	X	X
Value stocks		X				X		X	X
 Call  |  Call risk is the possibility that, as interest rates decline to a level that is significantly lower than the rate assigned to the fixed income security, the security may be called (redeemed) prior to maturity. A fund would lose the benefit of holding a fixed income security that is paying a rate above the current market rate and would likely have to reinvest the proceeds in other fixed income securities that have lower yields.
Credit  |  A fund could lose money if the issuer of a fixed income security is unable to meet its financial obligations or goes bankrupt. Credit risk usually applies to most fixed income securities, but generally is not a factor for U.S. government obligations.
Focused holdings  |  For funds that normally hold a core portfolio of stocks of fewer companies than other more diversified funds, the increase or decrease of the value of a single stock may have a greater impact on the fund’s net asset value (“NAV”) and total return.
Foreign securities  |  Investments in foreign securities involve greater risks than investing in domestic securities. As a result, a fund’s return and NAV may be affected by fluctuations in currency exchange rates or political or economic conditions and regulatory requirements in a particular country. Foreign markets, as well as foreign economies and political systems, may be less stable than U.S. markets, and changes in the exchange rates of foreign currencies can affect the value of a fund’s foreign assets. Foreign laws and accounting standards typically are not as strict as they are in the U.S., and there may be less public information available about foreign companies. Custodial and/or settlement systems in foreign markets may not be fully developed and the laws of certain countries may limit the ability to recover assets if a foreign bank or depository or their agents goes bankrupt. Foreign security risk may also apply to ADRs, GDRs and EDRs. The risks associated with investments in governmental or quasi-governmental entities of a foreign country are heightened by the potential for unexpected governmental change, which may lead to default or expropriation, and inadequate government oversight and accounting.

Government sponsored enterprises  |  Investments in government sponsored enterprises are debt obligations issued by agencies and instrumentalities of the U.S. government. These obligations vary in the level of support they receive from the U.S. government. They may be: (1) supported by the full faith and credit of the U.S. Treasury, such as those of the Government National Mortgage Association; (2) supported by the right of the issuer to borrow from the U.S. Treasury, such as those of the Federal National Mortgage Association; (3) supported by the discretionary authority of the U.S. government to purchase the issuer’s obligations, such as those of the Student Loan Marketing Association; or (4) supported only by the credit of the issuer, such as those of the Federal Farm Credit Bureau. The U.S. government may choose not to provide financial support to U.S. government sponsored agencies or instrumentalities if it is not legally obligated to do so in which case, if the issuer defaulted, the fund holding securities of such issuer might not be able to recover its investment from the U.S. government.
Growth stocks  |  Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.
High-yield securities  |  Investments in securities rated below investment grade, or “junk bonds,” generally involve significantly greater risks of loss of your money than an investment in investment grade bonds. Compared with issuers of investment grade bonds, junk bonds are more likely to encounter financial difficulties and to be materially affected by these difficulties. Rising interest rates may compound these difficulties and reduce an issuer’s ability to repay principal and interest obligations. Issuers of lower-rated securities also have a greater risk of default or bankruptcy. Additionally, due to the greater number of considerations involved in the selection of a fund’s securities, the achievement of a fund’s objective depends more on the skills of the portfolio manager than investing only in higher-rated securities. Therefore, your investment may experience greater volatility in price and yield. High-yield securities may be less liquid than higher quality investments. A security whose credit rating has been lowered may be particularly difficult to sell.
Inflation  |  Inflation risk is the risk that the market value of securities will decrease as higher inflation shrinks the purchasing power of any affected currencies.
Interest rates  |  Investments in investment grade and non-investment grade fixed income securities are subject to interest rate risk. The value of a fund’s fixed income investments typically will fall when interest rates rise. A fund is particularly sensitive to changes in interest rates because it may invest in debt securities with intermediate and long terms to maturity. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. Yields of debt securities will fluctuate over time.
Issuer and market  |  Issuer and market risk is the risk that the prices of, and the income generated by, securities held by the fund may decline in response to certain events, such as general economic and market conditions, regional or global economic instability, interest rate fluctuations, and those events directly involving the issuers.
Liquidity  |  Liquidity risk is the possibility that the fund might be unable to sell a security promptly and at an acceptable price, which could have the effect of decreasing the overall level of the fund’s liquidity. Market developments may cause the fund’s investments to become less liquid and subject to erratic price movements. The fund could lose money if it cannot sell a security at the time and price that would be most beneficial to the fund.
Market timing  |  Because of specific securities a fund may invest in, it could be subject to the risk of market timing activities by fund shareholders. Some examples of these types of securities are high-yield, small-cap and foreign securities. Typically, foreign securities offer the most opportunity for these market timing activities. A fund generally prices these foreign securities using their closing prices from the foreign markets in which they trade, typically prior to a fund’s calculation of its NAV. These prices may be affected by events that occur after the close of a foreign market but before a fund prices its shares. In such instances, a fund may fair value foreign securities. However, some investors may engage in frequent short-term trading in a fund to take advantage of any price differentials that may be reflected in the NAV of a fund’s shares. There is no assurance that fair valuation of securities can reduce or eliminate market timing. While the manager and transfer agent of the Funds monitor trading in each fund, there is no guarantee that they can detect all market timing activities.
Mid-cap companies  |  Investments in mid-cap companies generally involve greater risks than investing in large-capitalization companies. Mid-cap companies often have narrower markets and limited managerial and financial resources compared to larger, more established companies. The performance of mid-cap companies can be more volatile compared to larger, more established companies, which could increase the volatility of a fund’s portfolio and performance. Shareholders of a fund that invests in mid-cap companies should expect that the value of the fund’s shares will be more volatile than a fund that invests exclusively in large-cap companies. Generally, the smaller the company size, the greater these risks.

Mortgage- and asset-backed securities  |  Mortgage- and asset-backed security risk, which is possible in an unstable or depressed housing market, arises from the potential for mortgage failure or premature repayment of principal. The reduced value of the fund’s securities and the potential loss of principal as a result of a mortgagee’s failure to repay would have a negative impact on the fund. Premature repayment of principal would make it difficult for the fund to reinvest the prepaid principal at a time when interest rates on new mortgages are declining, thereby reducing the fund’s income.
Municipal securities  |  A municipal security’s value, interest payments or repayment of principal could be affected by economic, legislative or political changes. Municipal securities are also subject to potential volatility in the municipal market and the fund’s share price, yield and total return may fluctuate in response to municipal bond market movements. Municipal securities with principal and interest payments that are made from the revenues of a specific project or facility, as opposed to general tax revenues, may have increased risks. Changes in a municipality’s financial health may affect its ability to make interest and principal payments when due.
Other investment companies and ETFs  |  Investments in the securities of other investment companies and exchange-traded funds (“ETFs”), (which may, in turn invest in equities, bonds, and other financial vehicles) may involve duplication of advisory fees and certain other expenses. By investing in another investment company or ETF, a fund becomes a shareholder of that investment company or ETF. As a result, fund shareholders indirectly bear the fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company or ETF, in addition to the fees and expenses fund shareholders directly bear in connection with the fund’s own operations.
As a shareholder, the fund must rely on the investment company or ETF to achieve its investment objective. If the investment company or ETF fails to achieve its investment objective, the value of the fund’s investment will decline, adversely affecting the fund’s performance. In addition, because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, ETF shares may potentially trade at a discount or a premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to a fund. Finally, because the value of ETF shares depends on the demand in the market, the portfolio manager may not be able to liquidate a fund’s holdings at the most optimal time, adversely affecting the fund’s performance.
Portfolio turnover  |  A fund may engage in more active and frequent trading of portfolio securities to a greater extent than certain other mutual funds with similar investment objectives. A fund’s turnover rate may vary greatly from year to year or during periods within a year. A high rate of portfolio turnover may lead to greater transaction costs, result in adverse tax consequences to investors and adversely affect performance.
Sectors  |  Companies that are in similar businesses may be similarly affected by particular economic or market events, which may, in certain circumstances, cause the value of securities of all companies in a particular sector of the market to change. To the extent a fund has substantial holdings within a particular sector, the risks associated with that sector increase.
Small-cap companies  |  Investments in small-cap companies generally involve greater risks than investing in large-capitalization companies. Companies with smaller market capitalizations generally have lower volume of shares traded daily, less liquid stock and more volatile stock prices. Companies with smaller market capitalizations also tend to have a limited product or service base and limited access to capital. Newer companies with unproven business strategies also tend to be smaller companies. The above factors increase risks and make these companies more likely to fail than companies with larger market capitalizations, and could increase the volatility of a fund’s portfolio and performance. Shareholders of a fund that invests in small-cap companies should expect that the value of the fund’s shares will be more volatile than a fund that invests exclusively in mid-cap or large-cap companies. Generally, the smaller the company size, the greater these risks.
Stock market  |  The value of a fund’s stock holdings may decline in price because of changes in prices of its holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.
Value stocks  |  Investments in value stocks are subject to the risk that their true worth may not be fully realized by the market. This may result in the value stocks’ prices remaining undervalued for extended periods of time. A fund’s performance also may be affected adversely if value stocks remain unpopular with or lose favor among investors.

2013 Federal Income Tax Notice

(UNAUDITED)

For the fiscal year ended October 31, 2013 certain dividends paid by the funds may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act of 2003, and as extended by the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010. For each applicable fund, the table designates amounts characterized as long-term capital gains which are also subject to the 15% tax rate. The information and distributions reported herein may differ from the information and distributions taxable to the shareholders for the calendar year ending December 31, 2012. All dividends paid by the Funds from net investment income are deemed to be ordinary income for federal income tax purposes. Complete information will be computed and reported in conjunction with your 2013 Form 1099-DIV.

	Qualified dividend income	Dividends Received Deduction	Long-term capital gains
Capital Appreciation Fund	$1,078,104	100.00%	$—
Growth & Income Fund	10,026,061	98.78	4,281,719
International Stock Fund	—	—	—
Investment Grade Bond Fund	—	—	1,891,336
Mid Cap Growth Fund	—	—	15,908,617
Mid Cap Stock Fund	—	—	75,993,788
Small Cap Growth Fund	704,202	100.00	199,119
Small Cap Stock Fund	—	—	—
Smaller Company Fund	646,602	100.00	5,622,207

Trustees and Officers

Name, birth year, position, term of office (a) and length of time served	Principal occupation(s) during past five years	Number of funds overseen in fund complex	Directorships of other public companies
Interested Trustee (b)

J. Cooper Abbott (1969) Trustee since 2012	Executive Vice President, Investments and Co-Chief Operating Officer of Eagle since 2009; Director of ClariVest Asset Management LLC since December 2012; Senior Vice President, Institutional Sales of Eagle 2007-2009; Director, Asset Management Services since 2005	10	N/A
Independent Trustees

Keith B. Jarrett, PhD (1948) Trustee since 2005	Founder, Rockport Funding, LLC (private equity), and Ajax Partners (investment partnership) since 2003	10	Safeguard Scientific, Inc.

Lincoln Kinnicutt (1944) Trustee since 2006	Retired since 2002; Managing Director, Goldman Sachs 1997-2002	10	N/A

William J. Meurer (1943) Trustee since 2003	Private investor and financial consultant since 2000	10	Sykes Enterprises, Inc. (c); Walter Investment Mgmt. Corp.; LifeLink Foundation

James L. Pappas (1943) Trustee since 1989; Lead Independent Trustee 2003 – 2012; Chariman of the Board of Trustees since 2012	Private investor; Lykes Professor of Banking and Finance at University of South Florida 1986-2006; President, Graduate School of Banking, University of Wisconsin 1995-2005	10	Walter Investment Mgmt. Corp.

Deborah L. Talbot, PhD (1950) Trustee since 2002	Independent Consultant; Director, ethiKids, Inc. (child development) since 2009-2010; Founder and Board Member, Creative Tampa Bay (community networking) since 2003; Deans’ Advisory Board, College of Arts and Sciences, University of Memphis since 2002	10	N/A
Officers (d)

Richard J. Rossi (1956) President since March 2010
President and Co-Chief Operating Officer of Eagle since 2009 and 2007, respectively; Director of ClariVest Asset Management LLC since December 2012; Executive Vice President Eagle 2000-2009; President and Director of EFD 2005-2011; Chief Executive Officer and Director of EFD since 2011

Susan L. Walzer (1967) Principal Executive Officer since May 2011	Vice President of Fund Administration since May 2011; Chief Compliance Officer of Eagle Family of Funds and Eagle Fund Services (‘EFS”) (e) 2007-2011; Director of Compliance for Eagle 2005-2007

Carolyn K. Gill (1978) Principal Financial Officer and Treasurer since May 2011	Manager of Fund Accounting and Fund Reporting for Eagle since 2005 and 2010, respectively

Daniel R. Dzibinski (1974) Chief Compliance Officer and Secretary since May 2011	Manager of Fund Compliance for Eagle since May 2011; Director of Compliance for Eagle 2007-2011
The principal address for each Trustee and Officer is P.O. Box 33022, St. Petersburg, Florida, 33733-8022.
Additional information about the Funds’ Board Members can be found in the Statement of Additional Information, which is available, without charge, upon request, by calling the Eagle Family of Funds toll free at 1-800-421-4184 or by accessing our website at eagleasset.com.
(a) Trustees serve for life or until they are removed, resign or retire. The Board has adopted a Board Governance Policy that requires Independent Trustees to retire no later than at the end of the meeting which occurs immediately after his or her 75th birthday. (b) Mr. Abbott is an “interested” person of the Trust as that term is defined by the 1940 Act. Mr. Abbott is affiliated with ClariVest, EFD, Eagle and RJF. (c) Sykes Enterprises, Inc. is a technical support company. (d) Officers each serve one year terms. (e) Prior to September 13, 2010, EFS served as the Funds’ transfer agent.

Rev. 10-31-2013

FACTS	WHAT DOES EAGLE FAMILY OF FUNDS DO WITH YOUR PERSONAL INFORMATION?

Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
■ Social security number
■ Birth date

How?
All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Eagle Family of Funds chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Eagle Family of Funds share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	No
For joint marketing with other financial companies	No	No
For our affiliates’ everyday business purposes – information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes – information about your creditworthiness	No	No
For our affiliates to market to you	No	No
For non-affiliates to market to you	No	No

To limit our sharing
■  Call 800-421-4184 – our menu will prompt you through your choice(s) or
■  Visit us online: eagleasset.com
   Please note:
If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice.
However, you can contact us at any time to limit our sharing.

Questions?	Call 800-421-4184 or go to eagleasset.com

Who we are
Who is providing this notice?	Eagle Asset Management, Inc., Eagle Fund Services, Inc. and Eagle Family of Funds (collectively, “Eagle Family of Funds”)

What we do
How does Eagle Family of Funds protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Eagle Fund Services collect my personal information?	We collect your personal information, for example, when you open an account or deposit money
We also collect your personal information from others, such as affiliates, or other companies.
Why can’t I limit all sharing?
Federal law gives you the right to limit only

■  sharing for affiliates’ everyday business purposes – information about your creditworthiness
■  affiliates from using your information to market to you
■  sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account – unless you tell us otherwise.

Definitions
Affiliates
Companies related by common ownership or control. They can be financial and non-financial companies.
■  Raymond James & Associates, Inc., Raymond James Financial Services, Inc., Eagle Asset Management, Inc., Eagle Fund Distributors, Inc., Eagle Fund Services, Inc., Eagle Boston Investment Management, Inc. and ClariVest Asset Management LLC.

Non-affiliates	Companies not related by common ownership or control. They can be financial and non-financial companies. ■ Broker-dealers for business related matters.
Joint Marketing	A formal agreement between non-affiliated financial companies that together market financial products or services to you. ■ N/A

eDelivery is the most convenient, economical and
 environmentally-conscious way to receive information about your fund.
To enroll, please visit
eagleasset.com/eDelivery

Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Eagle at 800.421.4184 or your financial advisor for a prospectus, which contains this and other important information about the Funds. Read the prospectus carefully before you invest or send money.
This report is for the information of shareholders of the Eagle mutual funds. If you wish to review additional information on the portfolio holdings of a fund, a complete schedule has been filed with the Securities and Exchange Commission (“Commission”) for the first and third quarters of each fund’s fiscal year end on Form N-Q. These filings are available on the Commission’s website at www.sec.gov and may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Information on the operations of the Public Reference Room may be obtained by calling 800.SEC.0330. A description of each fund’s proxy voting policies, procedures and information regarding how each fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2013, is available without charge, upon request, by calling the Eagle Family of Funds, toll-free at the number above, by accessing our website at eagleasset. com or by accessing the Commission’s website at www.sec.gov.
727.567.8143   I   800.421.4184
Eagle Fund Distributors, Inc., Member FINRA   |   Not FDIC Insured   |   May Lose Value   |   No Bank Guarantee